As filed with the U.S. Securities and Exchange Commission on February 16, 2022.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Silver Sustainable Solutions Corp.

(Exact name of registrant as specified in its charter)

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Delaware	6770	87-1204962
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1055 Thomas Jefferson St. NW, Suite #650
Washington, D.C. 20007
Telephone: (202) 643-9162
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Jonathan M. Silver
c/o Silver Sustainable Solutions Corp.
1055 Thomas Jefferson St. NW, Suite #650
Washington, D.C. 20007
Telephone: (202) 643-9162
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

_________________

Copies to:

Stuart Bressman, Esq. Joel L. Rubinstein, Esq. White & Case LLP 1221 Avenue of the Americas New York, NY 10020 Tel: (212) 819-8200 Fax: (212) 354-8113	Alexander D. Lynch, Esq. Merritt S. Johnson, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Tel: (212) 310-8000 Fax: (212) 310-8007

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Registration Statement contains a prospectus relating to the initial public offering of units of Silver Sustainable Solutions Corp. for $10.00 per unit, each unit consisting of one share of common stock, one-half of one redeemable warrant, and one right to receive one-tenth of a share of Class A common stock upon the consummation of an initial business combination, as described in more detail in the prospectus contained herein. This Registration Statement also contains a prospectus relating to the offer and sales of units of Silver Sustainable Solutions Corp. in connection with certain market making transactions that may be effected by Guggenheim Securities, LLC in the secondary market for 30 days following the date of this prospectus. The complete prospectus relating to the initial public offering of our units (the “IPO Prospectus”) follows immediately after this Explanatory Note. Following the IPO Prospectus are certain pages of the prospectus relating solely to such market making transactions (together with the remainder of the prospectus as modified as indicated below, the “Market Making Prospectus”), including an alternate front cover page, an alternate table of contents and alternate sections entitled “Summary—The Offering,” “Use of Proceeds” and “Plan of Distribution.” Each of such alternate pages has been marked “Alternate Page for Market Making Prospectus.” The Market Making Prospectus will not include the information in the sections of the IPO Prospectus entitled “Risk Factors—The nominal purchase price paid by certain members of our initial stockholders for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination,” “Risk Factors—The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company,” “Dilution,” “Capitalization,” and “Underwriting (Conflicts of Interest).” All other sections of the IPO Prospectus are to be used in the Market Making Prospectus.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 16, 2022
PRELIMINARY PROSPECTUS
$250,000,000
Silver Sustainable Solutions Corp.
25,000,000 Units

Silver Sustainable Solutions Corp. is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one share of our Class A common stock, one-half of one redeemable warrant, and one right to receive one-tenth of a share of Class A common stock upon the consummation of an initial business combination, as described in more detail in the prospectus contained herein. Each whole warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus. We will not issue fractional shares. As a result (i) only whole warrants are exercisable and (ii) you must hold rights in multiples of 10 in order to receive shares of common stock for all of your rights upon closing of our initial business combination. The warrants will become exercisable 30 days after the completion of our initial business combination (the “warrant exercise date”) and will expire five years after the completion of our initial business combination or earlier upon redemption or liquidation (the “warrant expiration date”), as described in this prospectus. Subject to the terms and conditions described in this prospectus, we may redeem the warrants for cash once the warrants become exercisable. We have also granted the underwriters a 45-day option to purchase up to an additional 3,750,000 units to cover over-allotments, if any.

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of our Class A common stock upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. If we are unable to complete our initial business combination within 18 months (or up to 24 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering, we will redeem 100% of the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and certain conditions as further described herein.

Metric Finance Holdings III, LLC (“Metric”) and SSSC Warrant Holdings, LLC (“Warrant LLC”, and together with Metric, the “Warrant Entities”) have subscribed to purchase an aggregate of 5,900,000 warrants (or 6,125,000 warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.00 per warrant ($5,900,000 in the aggregate, or $6,125,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering (the “private placement”). Each private placement warrant entitles the holder thereof to purchase one share of our Class A common stock at $11.50 per share, subject to adjustment as described in this prospectus.

Our initial stockholders, which include our initial founders (as defined below) currently hold an aggregate of 7,187,500 shares of our Class B common stock (up to an aggregate of 937,500 shares of which are subject to forfeiture by our initial founders depending on the extent to which the underwriters’ over-allotment option is exercised). We refer to these shares of Class B common stock as the “founder shares” throughout this prospectus. The shares of our Class B common stock will automatically convert into shares of our Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment as described in this prospectus.

We have entered into a forward purchase agreement with Avenue Sustainable Solutions Fund, L.P., a Delaware limited partnership, which we refer to as “Avenue” throughout this prospectus, pursuant to which Avenue may purchase, in its sole discretion, up to 5,000,000 shares of our Class A common stock plus up to 2,500,000 forward purchase warrants, exercisable to purchase one share of our Class A common stock at $11.50 per share, for an aggregate purchase price of up to $50,000,000, or $10.00 for one share of our Class A common stock and one-half of one warrant, in a private placement to occur substantially concurrently with the closing of our initial business combination subject to certain conditions as described in this prospectus. We refer to this forward purchase agreement as the “forward purchase agreement” throughout this prospectus. The warrants to be issued as part of the forward purchase agreement will be identical to the private placement warrants.

Prior to this offering, there has been no public market for our units, Class A common stock, warrants or rights. We have applied to list our units on The Nasdaq Global Market (“Nasdaq”), under the symbol “SSSCU” on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on Nasdaq. The Class A common stock, warrants and rights constituting the units will begin separate trading on the 52nd day following the date of this prospectus, subject to certain conditions. Once the securities constituting the units begin separate trading, we expect that the Class A common stock, warrants and rights will be listed on Nasdaq under the symbols “SSSC”, “SSSCW”, and “SSSCR”, respectively.

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. Please see “Risk Factors” on page 37. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Price to Public	$10.00	$250,000,000
Underwriting Discounts and Commissions(1)	$0.41	$10,250,000
Proceeds, before expenses, to us	$9.59	$239,750,000

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(1)        Includes $0.06 per unit, or $1,500,000 in the aggregate ($1,725,000 if the underwriters’ option to purchase additional units is exercised in full), payable to the underwriters upon the closing of this offering. Includes $0.35 per unit, or $8,750,000 (or up to $10,062,500 if the underwriters’ over-allotment option is exercised in full) in the aggregate, payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described in this prospectus. The deferred commissions will be released to the underwriters only on completion of an initial business combination, in an amount equal to $0.35 multiplied by the number of shares of Class A common stock sold as part of the units in this offering, as described in this prospectus. Does not include certain fees and expenses payable to the underwriters in connection with this offering. See also “Underwriting” for a description of compensation and other items of value payable to the underwriters.

Of the proceeds we receive from this offering and the sale of the private placement warrants described in this prospectus, $250,000,000, or $287,500,000 if the underwriters’ option to purchase additional units is exercised in full ($10.00 per unit in either case), will be deposited into a U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee and $4,400,000 will be available to pay fees and expenses in connection with the closing of this offering and for working capital following the closing of this offering. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, including franchise and income tax obligations, the proceeds from this offering and the sale of the private placement warrants held in the trust account will not be released from the trust account until the earliest to occur of: (a) the consummation of our initial business combination (including the release of funds to pay any amounts due to any public stockholders who properly exercise their redemption rights in connection therewith), (b) the redemption of any public shares properly tendered in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation that would modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within 18 months (or up to 24 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering or any other provisions relating to stockholders’ rights, and (c) the redemption of our public shares if we are unable to complete our business combination within 18 months (or up to 24 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.

The underwriters are offering the units for sale on a firm commitment basis. The underwriters expect to deliver the units to the purchasers on or about             , 2022.

__________________

Sole Book-Running Manager

Guggenheim Securities

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The date of this prospectus is            , 2022.

We are responsible for the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone (including any dealer or salesperson) to provide any information or to make any representations other than those contained in this prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus. We are not, and the underwriters are not, making an offer to sell or a solicitation of any offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Trademarks

This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

•        “advisors” or our “advisory board” are to Mike Garland, Katherine Hamilton, Sarah Kearney, Matt Maloney, and Nancy Pfund;

•        “amended and restated certificate of incorporation” are to our certificate of incorporation to be in effect upon the completion of this offering;

•        “common stock” are to our Class A common stock and our Class B common stock;

•        “completion window” is the period following the completion of this offering at the end of which, if we have not completed our initial business combination, we will redeem 100% of the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and certain conditions and as further described in this prospectus. The completion window ends 18 months (or up to 24 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering;

•        “directors” are to Jonathan Silver, our Chairman, Michael Allman and Arun Majumdar, our directors, and Ron Gonen, John Larkin, Paula Rosput Reynolds, Ray Rothrock and M. Rhem Wooten Jr., our director nominees;

•        “equity-linked securities” are to any debt or equity securities that are convertible, exercisable or exchangeable for shares of our Class A common stock issued in a financing transaction in connection with our initial business combination, including but not limited to a private placement of such securities;

•        “founder shares” are to shares of our Class B common stock initially purchased by our initial stockholders in private placements prior to this offering and the shares of our Class A common stock issued upon the automatic conversion of the shares of our Class B common stock at the time of our initial business combination as provided herein;

•        “forward purchase agreement” are to the agreement providing for the sale of shares of our Class A common stock and warrants to Avenue in a private placement to occur substantially concurrently with the closing of our initial business combination;

•        “forward purchase securities” are to the forward purchase shares and forward purchase warrants;

•        “forward purchase shares” are to the shares of our Class A common stock to be issued to Avenue pursuant to the forward purchase agreement;

•        “forward purchase warrants” are to warrants to purchase shares of our Class A common stock to be issued to Avenue pursuant to the forward purchase agreement;

•        “Guggenheim Securities” is to Guggenheim Securities, LLC;

•        “initial founders” are to Metric, Michael W. Allman and Arun Majumdar;

•        “forward transferee” are to any third party to which Avenue transfers any portion of its obligation to purchase the forward purchase securities under the forward purchase agreement;

•        “initial stockholders” are to the holders of our founder shares immediately prior to this offering;

•        “management” or our “management team” are to our officers and directors;

•        “Metric” are to Metric Finance Holdings III, LLC, a Delaware limited liability company;

•        “private placement” are to a subscription for 5,900,000 warrants (or 6,125,000 warrants in the aggregate if the underwriters’ over-allotment option is exercised in full) at a price of $1.00 per warrant ($5,900,000 in the aggregate, or $6,125,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) by the Warrant Entities in a private placement that will close simultaneously with the closing of this offering;

•        “private placement warrants” are to the warrants issued to the Warrant Entities in the private placement;

•        “public shares” are to shares of our Class A common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•        “public stockholders” are to the holders of our public shares, including our initial stockholders and initial founders to the extent such persons purchase public shares; provided that each of their status as a “public stockholder” shall only exist with respect to such public shares;

•        “public warrants” are to the warrants included as part of the units in this offering (whether they are acquired in this offering or thereafter in the open market);

•        “rights” are to the rights to receive one-tenth of a public share upon the consummation of an initial business combination sold as part of the units in this offering (whether they are subscribed for in this offering or purchased in the open market);

•        “underwriters’ option to purchase additional units” are to the underwriters’ 45-day option to purchase up to an additional 3,750,000 units to cover over-allotments, if any;

•        “warrants” are to our warrants sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market) and the private placement warrants;

•        “warrant exercise date” are to the date on which the warrants will become exercisable, which is 30 days after the completion of our initial business combination;

•        “warrant expiration date” are to the date on which the warrants expire, which is five years after the completion of our initial business combination or earlier upon redemption or liquidation;

•        “Warrant Entities” are to Metric and Warrant LLC (as defined below);

•        “Warrant LLC” are to SSSC Warrant Holdings, LLC, a Delaware limited liability company; and

•        “we,” “us,” “company” or “our company” are to Silver Sustainable Solutions Corp., a Delaware corporation.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their option to purchase additional units and the forfeiture by our initial founders of an aggregate of 937,500 founder shares.

General

Our Company

We are a blank check company whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target, and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us. We may pursue an initial business combination in any business or industry but intend to focus our search for an initial business combination on companies that develop, use or sell clean economy technologies.

Business Objective

Climate change is the defining issue of our time. Rising global temperatures are accelerating environmental degradation, increasing the severity of natural disasters, heightening food and water insecurity, disrupting global supply chains and exacerbating geopolitical conflicts. The Intergovernmental Panel on Climate Change analysis indicates that limiting global temperature rise to 1.5°C above pre-industrial levels would avoid the worst effects of climate change but doing so will require the development and deployment of significant new technologies and some fundamental change in how governments, industries and societies function. The transition represents a significant opportunity for entrepreneurs and capital providers, with estimated investments tripling from current levels to over $4 trillion a year by 2030 through 2050 required to achieve the 1.5°C threshold.

The effort to decarbonize will affect virtually every sector of the global economy. Transportation, electricity, industry, the built environment and agriculture account for over 90% of greenhouse gas emissions globally, and the way business is done will change in all of these areas. As a result, there are significant investment opportunities across all these sectors, through the use of new technology and the redesign and reorientation of more traditional business models.

Our company is uniquely qualified to identify businesses with the highest growth potential in the sectors undergoing the greatest sustainability-related change. We will leverage our management team’s deep industry knowledge, technological, operational and transactional expertise to merge with a target with a highly scalable business model and the potential to generate outsized returns anchored in fundamental technological advantage.

Key Members of Management and the Board

Management Team

Our management team includes some of the most respected and experienced investors, business executives and scientists in the clean economy. These individuals have been active in the sector since long before sustainability became a popular investment thesis. Each has a deep understanding of the market landscape and a differentiated ability to quickly identify and assess the likelihood of success for a company, product, technology or service in the sector. Our executives have related, but different and highly specialized, skills that together create a well-balanced team that can lead our company to success. These skills include, but are not limited to, meaningful experience running large, successful public energy companies, extensive and successful investing experience in a wide array of clean economy technologies and the scientific and technical expertise to assess emerging technologies quickly and effectively. In addition, the management team has a broad network of relationships with scientists, technologists, entrepreneurs, executives, investors, bankers and service providers who work in the clean economy, cultivated through years of relevant work experience.

Jonathan M. Silver (Co-Founder, Chief Executive Officer and Chairman)

Mr. Silver is one of the nation’s best-known clean economy investors and advisors. He led the Loan Program Office at the U.S. Department of Energy, the federal government’s $40 billion clean energy investment fund, during the Obama administration. That fund, which underwrote and invested in a wide range of technologies, including, solar, wind, geothermal, biofuels and nuclear power and advanced automotive technology, was, and remains today, the largest fund of its kind in the world. Many of these investments were first-of-a-kind transactions. As an example, the fund provided the first debt capital to Tesla. Several transactions were named Deal of the Year by leading trade publications, and one was named Deal of the Decade.

Mr. Silver is currently a Senior Advisor at Guggenheim Securities, where he has worked with a number of clean economy companies. Mr. Silver is a member of the boards of National Grid (NYSE: NGG), one the world’s largest publicly owned utilities, and Plug Power (NASDAQ: PLUG), one of the country’s leading hydrogen fuel cell manufacturers. He also sits on several private clean-tech company boards in water management and sustainable packaging. He has served as a senior advisor to numerous clean-tech and clean energy companies, including NextEra, one of the largest U.S. energy companies, and ICF, a leading energy technology-consulting firm.

Previously, Mr. Silver served as senior policy advisor to the U.S. Secretaries of Commerce and Interior during the Clinton administration. Earlier in his career, Mr. Silver was Managing Partner of Core Capital Partners, a top-tier venture capital firm, and was a Managing Director, and the Chief Operating Officer, of Tiger Management, then one of the largest hedge funds in the world. He began his business career in the financial institutions practice at McKinsey & Company.

Mr. Silver is, or has been, on numerous non-profit boards, including several industry-relevant organizations, including Resources for the Future, the Federation of American Scientists and American Forests, the nation’s oldest forest conservation organization, where he served as Chairman. For several years, Mr. Silver taught the second-year MBA course on entrepreneurship at the business school at Georgetown University.

Mr. Silver is a graduate of Harvard University and did graduate work at the Institute for Political Studies in Paris and the Graduate Institute of International Affairs in Geneva, while on Rotary and Fulbright Fellowships, respectively.

Michael W. Allman (Co-Founder, Chief Financial Officer and Director)

Mr. Allman is our Chief Financial Officer. Mr. Allman has over 20 years of experience in the energy, sustainability, and technology industries in the United States and internationally.

Mr. Allman spent 14 years as an executive with Sempra Energy in a number of senior management roles, including chief strategy and development officer, head of mergers and acquisitions, Chief Audit Executive and Chief Financial Officer of Sempra Energy’s global business operations.

As the President and Chief Executive Officer of Sempra Generation, Mr. Allman developed and executed a business plan focusing on renewable power and created a multi-billion dollar renewable energy business in less than four years. He pioneered the utility-scale solar market by developing and building the first large utility-connected solar photovoltaic power plants in the world, helping launch an industry that has since attracted substantial interest and investments. Sempra Generation also developed the first major installation of battery storage connected to renewable power production, thereby allowing for increased renewable energy penetration in local power markets.

In 2010, Mr. Allman became Chairman, President, and Chief Executive Officer of the Southern California Gas Company, the largest natural gas distribution company in the country that serves over 20 million consumers. As Chief Executive Officer, he achieved record profits, improved safety performance and launched initiatives to integrate biogas and other renewable gas into the natural gas grid.

In 2012, Mr. Allman became an investor and entrepreneur in the energy and technology sectors. He was an early investor and advisor to Stem, Inc., a battery storage and artificial intelligence software company acquired by Star Peak Energy in April 2021. In 2015, Mr. Allman became the President of Bit Stew Systems, a start-up company building a software platform for data analysis and analytics for large industrial systems in support of the “Industrial Internet of Things.” Mr. Allman led the sale of Bit Stew to GE in November 2016 in what the Canadian Venture Capital & Private Equity Association named the venture capital “Deal of the Year”.

Mr. Allman currently serves as the Chairman of H2scan, a leading provider of hydrogen detection and measurement solutions to support the burgeoning hydrogen economy. He also serves on other corporate boards in the software, artificial intelligence, and asset management industries, with a focus on the intersection of technology with clean-tech and energy.

For nearly a decade before joining Sempra Energy, Mr. Allman was a management consultant with LEK Consulting, working globally in Chicago, Johannesburg, London, and Los Angeles. Mr. Allman received an MBA with a Finance specialization from The University of Chicago Booth School of Business, and a Bachelor of Science in Engineering from Michigan State University.

Dr. Arun Majumdar, PhD (Co-Founder, Chief Technology Officer and Director)

Dr. Arun Majumdar has served as our Chief Technology Officer, Secretary and Director since July 2021. Recognized as one of the most influential leaders in energy innovation, Dr. Majumdar has been the Jay Precourt Provostial Chair Professor at Stanford University since August 2014 and a Senior Fellow, and the former Director of the Stanford Precourt Institute for Energy since September 2015. Since December 2019, he has been a member of the advisory committee helping Stanford University launch a new School of Climate and Sustainability and Dr. Majumdar currently serves as the Chair of the Advisory Board (SEAB) for Secretary of Energy, Jennifer Granholm.

In October 2009, Dr. Majumdar was nominated by President Obama and confirmed by the United States Senate as the Founding Director of the Advanced Research Projects Agency-Energy (“ARPA-E”), where he served until June 2012. Under Dr. Majumdar’s leadership, ARPA-E became one of the largest investors in clean energy technologies. During his tenure, the agency made early investments in such technologies as renewable power, zero-carbon fuels, storage, grid management, biotechnology in energy and agriculture, and energy efficiency.

In 2010, Dr. Majumdar created and launched the U.S. Department of Energy’s Sunshot initiative, with the goal of reducing the nation’s cost of solar electricity below that of electricity from natural gas by 2020, a milestone that was met in 2017. Between March 2011 and June 2012, Dr. Majumdar also served as the Acting Undersecretary of Energy and a Senior Advisor to the Secretary of Energy, Dr. Steven Chu. There, Dr. Majumdar’s work focused on the innovation value chain, from research and development to deployment and involved markets, policy and finance. Between 2012 and 2014, Dr. Majumdar was the Vice President—Energy at Google Inc., where he led multiple projects focused on the nation’s grid system. From June 2014 to January 2017, Dr. Majumdar also served as the Vice Chair of the Advisory Board for Secretary of Energy, Dr. Ernest Moniz, advising him on numerous efforts within the U.S. Department of Energy and on the global energy landscape.

Dr. Majumdar is, or has been, on the advisory boards of numerous companies and clean energy focused investment firms, including Breakthrough Energy Ventures and Lime Rock New Energy, as well as the advisory boards or boards of non-profit organizations, including the Bezos Earth Fund and the Electric Power Research Institute (“EPRI”).

Prior to joining the U.S. Department of Energy in October 2009, Dr. Majumdar was the Almy & Agnes Maynard Chair Professor of Mechanical Engineering and Materials Science & Engineering at the University of California—Berkeley from 1997 to 2009 and the Associate Laboratory Director for energy and environment at Lawrence Berkeley National Laboratory from 2007 to 2009. He also spent the early part of his professional career from 1989 to 1996 at Arizona State University and University of California, Santa Barbara. Dr. Majumdar received his bachelor’s degree in Mechanical Engineering at the Indian Institute of Technology, Bombay in 1985 and his Ph.D. from the University of California, Berkeley in 1989. He is also an elected member of the U.S. National Academy of Sciences, the U.S. National Academy of Engineering, and the American Academy of Arts and Sciences.

Independent Directors

Ron Gonen

Mr. Gonen is the Founder and Chief Executive Officer of Closed Loop Partners, a New York-based investment firm founded in January 2014, which manages venture capital, growth equity, private equity, project finance funds and an innovation center all focused on building the circular economy. From 2012 to 2014, Mr. Gonen was the Deputy Commissioner of Sanitation, Recycling and Sustainability for New York City. He oversaw the collection and processing of NYC’s paper, metal, glass, plastic, textile waste, electronic waste, organics, and hazardous waste and played an important role in creating policy around recycling. In 2013, the National Resources Defense Council (“NRDC”) and Earth Day New York named Mr. Gonen the Public Official of the Year in New York City. Previously, from 2004 to 2010, Mr. Gonen was the CEO of Recycle Bank, an early mover in sustainable business. The company was named Public/Private Partnership of the Year by the U.S. conference of Mayors, a Technology Pioneer by the World Economic Forum and the Wall Street Journal’s #1 Venture Backed Cleantech Company of The Year.

During his career, Mr. Gonen has been recognized with a number of business and environmental awards, including recognition as a “Champion of the Earth” by the United Nations Environment Program, the highest distinction for environmental protection given by the United Nations. In 2021, Mr. Gonen published The Waste Free World: How the Circular Economy Will Take Less, Make More, and Save the Planet, (Penguin Random House), highlighting how companies that utilize circular economy business models will generate the most value and lead their industries. Mr. Gonen received his MBA from Columbia Business School and served as an Adjunct Professor there from 2010 to 2018.

John Larkin

Mr. Larkin currently serves as the Head of Impact Investments at Avenue Capital Group, where he is responsible for the direction of the Avenue Sustainable Solutions Strategy, serving on its investment committee as well as sourcing key relationships and advising on investment opportunities. He also currently holds a seat on Avenue Capital Group’s Management Committee. Prior to the creation of the Avenue Sustainable Solutions Strategy in 2017, Mr. Larkin served Avenue Capital Group as a Senior Managing Director in various roles, beginning in 2010. From 2005 to 2009, Mr. Larkin was Head of Alternative Investments—Americas at Deutsche Bank where he managed the private asset platform that included private equity, hedge funds and real estate investments. While at Deutsche Bank, he served as a board member to various investment funds with fiduciary oversight and as a speaker on the topic of climate change. Previously, Mr. Larkin held leadership roles with HFR Asset Management, Citigroup and Merrill Lynch, where he was Head of the Private Investments Group from 2000 to 2002. Mr. Larkin has also served on the boards of Cogent Energy Systems, North American Biofuels Co. and has served as senior advisor to Amelio Solar. These firms focused on innovative technology in the cleantech sector, where he has been an avid personal investor and spokesman for the past 18 years. Mr. Larkin is a retired Navy Commander/Aviator and holds a B.S. in Mechanical Engineering from the New Jersey Institute of Technology (1984).

Paula Rosput Reynolds

Ms. Reynolds is an experienced board member and seasoned senior executive. Ms. Reynolds is currently Chairman of the Board of National Grid Group plc, where she has served since January 2021, and a board member of BP plc since 2015 and General Electric Co. since 2018. From 2006 to 2008, Ms. Reynolds served as the Chairman, President and Chief Executive Officer of Safeco Corporation, a Fortune 500 insurer that was acquired by Liberty Mutual Insurance Group in 2008. Upon the sale of Safeco, Ms. Reynolds served as Vice-Chairman and Chief Restructuring Officer at American International Group (“AIG”) from 2008 to 2009. Ms. Reynolds also served as Chairman, President and Chief Executive Officer of AGL Resources, a Fortune 1000 energy services holding company that was later acquired by Southern Company. Earlier in her career, Ms. Reynolds was an executive at Duke Energy Corporation and PG&E Corp. Ms. Reynolds has also served as a director of CBRE, Inc., Delta Airlines, Inc., TransCanada Corporation, Anadarko Petroleum Corporation, Coca-Cola Enterprises, Inc. and Air Products and Chemicals Inc. Ms. Reynolds is a recipient of the National Lifetime Achievement Award from the National Association of Corporate Directors. Ms. Reynolds graduated from Wellesley College.

Ray Rothrock

Mr. Rothrock is the founder of FiftySix Investments LLC, a seed stage investment fund founded in June 2020 that focuses on cyber, energy and sustainability. Mr. Rothrock also currently serves on the boards of Roku, Inc. (NASDAQ: ROKU) and Check Point Software Technology (NASDAQ: CHKP), as well as several other private companies, including Team8, Titaniam Labs, and TAE Technologies, a clean fusion energy company. Mr. Rothrock is also Executive Chairman of RedSeal, Inc. an enterprise cyber security company.

Prior to founding FiftySix Investments LLC, Mr. Rothrock served from 2016 to 2020 as a member of Glilot Capital Partners’ Board of Experts, a venture capital firm focused on scaling enterprise software startups. From 1988 to 2013, Mr. Rothrock was a senior partner at Venrock, an early-stage tech investment partnership founded by the Rockefeller family. During his 25-year career at Venrock, Mr. Rothrock invested in over 50 early-stage technology companies, led the firm’s Internet and energy investment programs and was a member of the management committee. From 2012 to 2013, Mr. Rothrock also served as Chairman of the National Venture Capital Association. Earlier, Mr. Rothrock served on the Board of Trustees of the Texas A&M Foundation and chaired its Investment Committee. Mr. Rothrock has a Bachelor of Science degree from Texas A&M University, a Master of Science in Nuclear Engineering from Massachusetts Institute of Technology, and an MBA from Harvard Business School.

M. Rhem Wooten Jr.

Mr. Wooten has been a Partner and the Chair of the Sustainability Committee at SER Capital Partners, a middle market private investment firm dedicated to North American industrial sustainability, since October 2019. From October 2010 to April 2018, Mr. Wooten worked for Hannon Armstrong Sustainable Infrastructure (NYSE: HASI), where he served in several senior management positions, including Executive Vice President and President of HASI Partners. HASI became the first U.S. public company solely dedicated to investments in climate solutions following its initial public offering in 2013. Mr. Wooten also served on the board of directors of Anaergia for two-and-a-half years leading up to its initial public offering in mid-2021.

Mr. Wooten was the President of Allied Syngas Corporation from 2004 to 2010. Previously, Mr. Wooten was the President and Chief Executive Officer of Pradium, Inc., an electronic grain exchange sponsored by Cargill, Louis Dreyfus, ADM, Cenex Harvest States, DuPont and Crosspoint Venture Partners. Early in his career, Mr. Wooten served as President of Duke Energy Corporation’s independent power unit for eight years, and as Managing Director of Origination and Operations for Duke/Louis Dreyfus. Mr. Wooten was the President of Merchant Energy Group from 1997 to 2000. Mr. Wooten received a B.S. in business administration from the UNC Kenan-Flagler Business School.

Advisory Board

In addition to our management team and board of directors, we have assembled a highly differentiated advisory board that will help position us as the value-add partner of choice for today’s leading entrepreneurs. The advisory board will provide us significant sourcing opportunities through their operational expertise and networks. Additionally, several provide deep domain expertise across our target sub-verticals which will be instrumental during our diligence processes. Given the extensive operational experiences across our advisory board, we believe that our advisors will be able to provide guidance to our eventual target on how to best position the company for long term success.

The members of our advisory board will assist our management team with sourcing and evaluating business opportunities and devising plans and strategies to optimize any business that we merge with following the consummation of this offering. However, unlike our management team, our advisors are not responsible for managing our day-to-day affairs and have no authority to engage in substantive discussions with business combination targets on our behalf. Our advisors are neither paid nor reimbursed for any out-of-pocket expenses in connection with the search of business combination targets before or after the consummation of our initial business combination. We have not currently entered into any formal arrangements or agreements with the members of our advisory board to provide services to us and they will have no fiduciary obligations to present business opportunities to us.

Our advisory board has extensive experience in a wide array of clean economy technologies and the scientific and technical expertise to assess emerging technologies quickly and effectively.

Mike Garland

Mr. Garland is the Chief Executive Officer of Pattern Energy, one of the country’s largest developer/operators of wind, solar, storage and transmission projects, with projects in the United States, Canada and Japan. Mr. Garland co-founded the company in 2009 after 23 years at Babcock and Brown, where he led the company’s North American Infrastructure Group.

For more than 30 years, Mr. Garland has focused on developing, constructing, managing and investing in energy and infrastructure projects in the United States and around the world. He closed his first wind project financing in 1989 and has since successfully managed or overseen the development, investment in, and operations of, nearly 10,000 megawatts of renewable energy projects worldwide and nearly $50 billion in infrastructure assets. Earlier, Mr. Garland worked for the State of California as Chief of Energy Assessments from 1975 to 1986. Mr. Garland is a Trustee of the University of California, Berkeley Foundation and sits on the board of SteelRiver Infrastructure Fund, North America, GP.

Katherine Hamilton

Ms. Hamilton is Chair of 38 North Solutions. An international clean energy policy expert, Ms. Hamilton was an original and longtime host of The Energy Gang podcast and is now a regular contributor to The Carbon Copy podcast. Ms. Hamilton has led several councils of the World Economic Forum as a global policy and technology thought leader and is currently Chair of the Global Future Council on Clean Electrification. Ms. Hamilton served as President of the GridWise Alliance, advocating for smart grid funding in the Obama Administration’s Recovery Act. Prior to that role, Ms. Hamilton was a policy advisor for Good Energies, Inc., a private investment company with a portfolio in clean energy technologies of nearly $6 billion. She co-directed the American Bioenergy Association, working with the states of Maryland and New Jersey to develop renewable portfolio standards. At the National Renewable Energy Laboratory (NREL), Ms. Hamilton led buildings research and then managed government relations in Washington, D.C. Ms. Hamilton spent a decade at Virginia Power, designing grids and managing commercial customer projects. Ms. Hamilton studied electrical engineering at Northern Virginia Community College and holds degrees from Cornell University and the Sorbonne. Ms. Hamilton was previously profiled and listed on the #Solar100 board by kWh Analytics and received a Cleanie Award as Entrepreneur of the Year.

Matt Maloney

Mr. Maloney has been advising and financing entrepreneurs and investors in technology, climate technology and sustainability for over 30 years. Currently, Mr. Maloney serves on several climate technology-related advisory boards helping companies navigate growth and to develop strategies to finance infrastructure. From 2002 to 2020, Mr. Maloney worked for Silicon Valley Bank, where he held senior leadership roles and founded, built, and scaled its market-leading Energy & Resource Innovation, Frontier Technology, and Renewables Project Finance practices. Under his leadership, those groups managed more than $12 billion of assets and worked with more than 2,000 companies, transforming the infrastructure of the energy, transportation, food/agriculture, and manufacturing industries. Prior to joining Silicon Valley Bank, he worked at GATX Capital where he co-founded both its Technology and Telecomm Investing groups, which financed over $3 billion. Earlier, he was an investment banker for telecom, electric and gas utilities. Mr. Maloney received his MBA from the Kellogg School of Management at Northwestern University and BA from Guilford College.

Sarah Kearney

Ms. Kearney is the Founder and Executive Director of Prime Coalition, a non-profit that partners with philanthropists to invest in market-based solutions to climate change. To date, over 180 foundations, donor-advised funds, family offices, corporations and individuals have made climate related investments facilitated by Prime. As Executive Director, Ms. Kearney is responsible for envisioning the future of the organization, advancing its mission, staffing it for success and overseeing its administration, programs and strategic plan.

Before Prime Coalition, Ms. Kearney served as Executive Director and Trustee of the Chesonis Family Foundation, a grant-making organization that supports transformational energy research, development and deployment.

Ms. Kearney holds a B.S. in Commerce from the University of Virginia and an M.S. in Technology and Policy from MIT’s Engineering Systems Division.

Nancy Pfund

Ms. Pfund is the founder and Managing Partner of DBL Partners, a venture capital firm founded in 2008 whose goal is to combine top-tier financial returns with meaningful social, economic and environmental returns in the regions and sectors in which it invests. Ms. Pfund currently serves, or previously served, as a member of the boards of such clean economy companies, including: Farmer’s Business Network, Andela, The Muse, Zola Electric, Bellwether Coffee, Spatial, Wynd, Droneseed and, prior to their public offerings, Tesla and Pandora. Ms. Pfund served on the board of SolarCity on both its audit and compensation committees, and also served as the chair of the corporate governance committee, from 2008 until the company was acquired by Tesla in December 2016. Prior to founding DBL Partners, Ms. Pfund was a Managing Director in Venture Capital at JPMorgan and started her investment career at Hambrecht & Quist in 1984. Previously, she worked at Intel Corporation, the State of California, Stanford University, and the Sierra Club.

Ms. Pfund serves as a member of the Board of Trustees of the National Geographic Society, where she chairs the Compensation Committee, and is also a member and the Chapter Chair of the Silicon Valley Women Corporate Directors Foundation. She is an advisor to the UC Davis Center for Energy Efficiency, co-chairs the Yale School of Management Program on Entrepreneurship and serves on the Investment Advisory Committee of Prime Coalition.

Ms. Pfund has been a lecturer in management at the Stanford Graduate School of Business and the Yale School of Management and is a C3E Ambassador to the U.S. Clean Energy Education and Empowerment Program, led by the U.S. Department of Energy. From 2001 to 2019, Ms. Pfund was also a founding officer and director of ABC2, a foundation aimed at accelerating a cure for brain cancer. In addition, Ms. Pfund was a founding member of the California Clean Energy Fund from 2005 to 2012 and an Advisory Board member of Lawrence Berkeley National Laboratory (Berkeley Lab) and Cyclotron Road, its Clean Energy Incubator from 2014 to 2019. Ms. Pfund received her B.A. and M.A. in anthropology from Stanford University and her MBA from the Yale School of Management.

Our Forward Purchase Agreement

We believe our ability to complete our initial business combination is enhanced by our entry into a forward purchase agreement with Avenue. The forward purchase is intended to provide us with additional funding for our initial business combination.

We have entered into a forward purchase agreement, pursuant to which Avenue has the option to purchase up to 5,000,000 shares of our Class A common stock plus up to 2,500,000 forward purchase warrants, exercisable to purchase one share of our Class A common stock at $11.50 per share, for an aggregate purchase price of up to $50,000,000, or $10.00 for one share of our Class A common stock and one-half of one warrant. The purchase of the forward purchase shares and forward purchase warrants is expected to take place, if at all, in a private placement to occur substantially concurrently with the closing of our initial business combination. Pursuant to the forward purchase agreement, we must deliver to Avenue, prior to the execution of a definitive agreement with respect to an initial business combination, a written summary of the material terms of, and other readily available information relating to, such business combination, including information about the target company in such business combination. Upon receiving such information, Avenue will determine, in its sole discretion, whether it wishes to consummate the purchase of the forward purchase securities pursuant to the forward purchase agreement. Subject to certain conditions set forth in the forward purchase agreement, Avenue may transfer the rights and obligations under the forward purchase agreement, in whole or in part, to the forward transferees; provided that upon such transfer, the forward transferees assume the rights and obligations of Avenue under the forward purchase agreement. In connection with the forward purchase agreement, Avenue has designated John Larkin as its appointee to our board of directors. For the avoidance of doubt, the forward purchase securities do not contain a right to receive one-tenth of a share of our Class A common stock upon the consummation of our business combination.

The proceeds from the sale of the forward purchase securities will not be deposited into our trust account. The proceeds from the sale of the forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, for expenses in connection with our initial business combination or for working capital in the post-transaction company.

The terms of the forward purchase shares are identical to the terms of our Class A common stock being issued in this offering, except that the forward purchase shares will have no redemption rights in connection with our initial business combination and will have no right to liquidating distributions from our trust account if we fail to complete our initial business combination within the prescribed time frame. The terms of the forward purchase warrants are identical to the terms of the private placement warrants. In addition, as long as the forward purchase securities are held by Avenue or the forward transferees, they will have certain registration rights.

Business Strategy

We will identify, acquire and seek to maximize the value of a company operating in one of the sectors outlined in the section titled, “Market Opportunity.” We may pursue an initial business combination in any business or industry but intend to focus our search for an initial business combination on companies that develop, use or sell clean economy technologies. Our management team will:

•        leverage its extensive network of industry executives, investors and climate and sustainability specialists to source business combination opportunities;

•        use its deep technical expertise to assess where a given technology is on its path to commercialization and seek to invest in those that have demonstrated commercial viability but not yet fully exploited their market opportunity; and

•        seek opportunities that can benefit from our management team’s deep sector expertise and ability to create value for our stockholders.

Each of our executives has worked with a wide array of private equity sponsors, credit fund sponsors, lenders, public and private company management teams, investment banks, attorneys and accountants active in the clean economy. We believe we have a competitive advantage in identifying and attracting a merger partner through our widely recognized ability to add value to growth companies in these sectors. Additionally, our decades of work in the sectors we target broadens the scope of opportunities available to us, generally well beyond other investors who often rely solely on traditional sustainability screens.

Once acquisition opportunities have been identified, our management team has a differentiated ability to screen, evaluate and execute a transaction. Each member of the management team brings unique strengths to the effort. As an internationally recognized technologist and the Founding Director of ARPA-E, Dr. Majumdar is at the forefront of energy and technology innovation. Mr. Silver’s demonstrated success in evaluating and executing large, complex clean-technology transactions and Mr. Allman’s expertise in running large public energy companies position the company for success.

Market Opportunity

Our collective ability to address climate change has improved over the past several decades, with significant advances in technologies across the power and sustainability spectrum. However, much remains to be done as President Biden acknowledged when he pledged to make U.S. electric power carbon-free by 2035, cut U.S. total emissions by 50% by 2030 and create a net-zero emissions economy by 2050. Over the next several decades, virtually every aspect of personal and public life and every company in the world will be affected by, and participate in, the transition to a cleaner, decarbonized world.

This represents an enormous investment opportunity. New, “clean economy” companies are being launched at a rapid pace. Legacy companies are pivoting to new and cleaner markets. Business products, services, strategies and operations are all changing in the effort to create a sustainable future. There is enormous economic value to be created and a very large amount of capital required to unlock it.

As we evaluate potential merger targets, we intend to focus our search primarily on companies that meet some, or all, of the following criteria:

Decarbonizing Infrastructure and Supply Chains

The once-in-a-century transition of electric power (e.g., renewables, nuclear, hydroelectric, geothermal, carbon capture and sequestration), transportation (e.g., electrification and clean fuels for light duty, local delivery and long-haul trucking, shipping, locomotives, flight), industries (e.g., steel, cement, chemicals), food/agriculture and textiles as well as energy-efficient buildings and information technology needed to address climate change is creating new innovation value chains as well as new supply chains for materials, products and services. Examples include inputs, tools and infrastructure needed for generating, storing, transporting and managing power, clean fuels as well as the materials, products and services needed to electrify energy systems traditionally operated by fossil fuels.

Expanding the Circular Economy

New technologies and new ways of thinking are improving our ability to reuse, repair, repurpose and recycle goods and materials we used to throw away, such as packaging and textiles. There are opportunities here to transform the industrial and consumer goods markets, to expand waste and water treatment and to capture and reuse emissions. In addition, other companies, like those in clean fuels, virtual power plants, batteries, artificial intelligence, and automation, and data analytics sectors, are focused on improving our resilience to climate change.

Leveraging Adjacent Technologies and Market Opportunities

Technological progress is often mapped on “S-curves,” which are a way to visualize where a given technology is on its way to commercialization. We believe there are numerous sustainability-focused technology companies that have demonstrated commercial viability but not yet saturated their target markets or fully exploited the value of the underlying technology in adjacent markets. These are businesses that address significant, rapidly growing demand from other businesses and/or consumers with a large impact on sustainable businesses. Examples include, but are not limited to, cybersecurity, plant-based meat and dairy, and the use of digital, artificial intelligence and automation technologies to create innovative services such as virtual power plants, automated construction (including, for example, 3-D printing) with sustainable materials, digital coordination, logistics and services for retail and wholesale markets with large emissions reductions.

Value-Based Opportunities

The transition to the clean economy will also require legacy companies and legacy technologies to pivot and reposition into new and high-growth clean markets. Here, opportunities include smart buildings, pollution controls, sustainable composite materials, sustainable packaging, smart agriculture and foods, and goods and services to achieve net-zero emissions commercial enterprises.

Investment Criteria

Consistent with our investment philosophy and strategy, we plan to identify high-quality businesses run by exceptional leaders and teams pursuing large market opportunities in the clean economy. We expect to be guided by the criteria outlined below in evaluating opportunities, but we may decide to complete our initial business combination with a target business that does not meet some, or all, of these criteria.

We believe the following guidelines are useful in evaluating prospective target companies:

1.      A total addressable market that is expected to grow substantially in the future but is already potentially attractive;

2.      Products or services that have already been successfully commercialized, though perhaps not yet at significant scale, but with growing market demand;

3.      Intellectual property that is robust and defensible;

4.      Companies that require access to capital to meet the increasing demand and drive future growth; and

5.      Experienced management teams led by individuals who have both a long-term vision and the execution capabilities to generate value, that are ready to run a public company and who can identify opportunities for both organic growth and growth by acquisition.

Our Acquisition Process

In evaluating a prospective target business, we expect to conduct thorough due diligence which will encompass, among other things, meetings with management, document reviews, and inspection of facilities where possible, as well as a review of financial, operational, legal and other information which will be made available to us.

Conflicts of Interest; Other Considerations

Management Team, Directors and Advisors.    Following this offering, members of our management team, our independent directors, and advisors will directly or indirectly own founder shares and/or private placement warrants which were acquired at a price significantly below the offering price for this offering and may be affiliated with entities that purchase forward purchase securities and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

Members of our management team, our independent directors, and our advisors have also committed financial and reputational capital to our launch and will suffer the loss of that capital if we do not consummate an initial business combination in the allotted time. Any such conflict of interest between your interests and ours may be heightened near the end of the allotted time for the initial business combination.

Certain of our officers and directors have fiduciary and contractual duties to other SPACs (the “Other SPACs”). Any of the Other SPACs may compete with us for business combination opportunities. If any of the Other SPACs decides to pursue any such opportunity, we may be precluded from pursuing such opportunities. Subject to his or her fiduciary duties under Delaware law, which are limited by our renunciation of our interest in any corporate opportunity, as described below, none of the members of our management team who are also employed by or affiliated with, or directors of, another entity has any obligation to present us with any opportunity for a potential business combination of which they become aware. Our directors and officers are also not prohibited from sponsoring, investing or otherwise becoming involved with any other blank check companies, including in connection with their initial business combinations, prior to us completing our initial business combination. Our management team, in their capacities as directors, officers or employees of any of their other endeavors, may choose to present potential business combinations to any such current or future entities or third parties before they present such opportunities to us, subject to his or her fiduciary duties under Delaware law and any other applicable fiduciary duties, which are limited by our renunciation of our interest in any corporate opportunity, as described below. For example, a business combination opportunity may be suitable for one or more of the Other SPACs and us and our officers and directors may choose to direct such opportunity to one or more of the Other SPACs before presenting to our company, meaning we could find less suitable acquisition opportunities and could limit our ability to find a business combination that we find attractive. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer, unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of us and it is an opportunity that we are able to complete on a reasonable basis.

Each of our officers and directors presently has, and any of them in the future may have, additional fiduciary, contractual or other obligations to other entities, including, without limitation, the Other SPACs, pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary, contractual or other obligations, including the Other SPACs, he or she will honor his or her fiduciary, contractual or other obligations to present such opportunity to such entity and only present it to us if such entity rejects the opportunity and he or she determines to present the opportunity to us (including as described above). These conflicts will not be resolved in our favor and a potential target business will be presented to another entity prior to its presentation to us in such a circumstance.

As noted above, Mr. Silver, our Chief Executive Officer and Chairman, is a Senior Advisor to, and a registered representative of, our underwriter, Guggenheim Securities, and, in that capacity, is compensated, in large part, for identifying business opportunities for Guggenheim Securities. Accordingly, Mr. Silver currently has, and may in the future have, conflicting obligations to Guggenheim Securities and clients of Guggenheim Securities, which preclude, or may preclude, Mr. Silver from presenting a business combination opportunity to us. Moreover, Mr. Silver may elect to represent a client of Guggenheim Securities that might otherwise be a business combination opportunity for us or may present a business combination opportunity to Guggenheim Securities or clients of Guggenheim Securities regardless of any current or future contractual or other obligation to do so. Mr. Silver may also be deemed to have an indirect economic interest in Metric by way of his advisory role with Guggenheim Securities.

In addition, one of our independent directors, Mr. Larkin, is affiliated with Avenue, which is party to the forward purchase agreement. Avenue will determine, in its sole discretion, whether it wishes to consummate the purchase of the forward purchase securities pursuant to the forward purchase agreement.

Our officers, directors and advisors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures, even prior to us entering into a definitive agreement for our initial business combination. In particular, Jonathan Silver, our Chief Executive Officer and Chairman, is actively engaged as a director in EG Acquisition Corp., a special purpose acquisition company that completed its initial public offering on May 28, 2021. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination.

Our executive officers are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities.

Notwithstanding these conflicts, we do not believe that the fiduciary, contractual or other obligations of our officers or directors or the time taken by their other duties and commitments will materially affect our ability to source, identify, diligence or execute our initial business combination.

For more information, see the section entitled “Management—Conflicts of Interest.”

Guggenheim Securities.    Guggenheim Securities is an affiliate of Metric. As a result, Guggenheim Securities has an indirect economic interest in approximately 78% of our founder shares (assuming the underwriters’ option to purchase additional units is exercised in full), an indirect economic interest in 75% of the private placement warrants by way of Metric and an indirect interest in the remaining 25% of the private placement warrants by way of an ownership interest in Warrant LLC. Notwithstanding that economic interest, Guggenheim Securities currently represents, and in the future will represent, other blank check companies and clients that may compete with us for business combination opportunities, as well as clients that may be potential transaction counterparties of ours, and Guggenheim Securities may have contractual or other obligations to such other entities. Unless and until Guggenheim Securities is retained to source initial business combinations for us, Guggenheim Securities is not obligated to do so. Accordingly, although Guggenheim Securities may provide us with business combination opportunities, those opportunities will not be exclusive to us, and Guggenheim Securities may provide such opportunities to other companies as well.

The Warrant Entities.    The Warrant Entities have committed capital to our launch and will suffer the loss of that capital if we do not consummate an initial business combination in the allotted time. Any such conflict of interest between your interests and those of the Warrant Entities may be heightened near the end of the allotted time for the initial business combination. Notwithstanding the commitment of capital to our launch and the resulting economic incentives, the Warrant Entities owe no fiduciary, contractual or other duties to promote the success of our launch, including as to the provision of additional capital required to identify, diligence and consummate our initial business combination, and accordingly, the Warrant Entities and their respective affiliates may engage in activities that are contrary to your interests. Among other activities, the Warrant Entities and their respective affiliates have invested in, sponsored and formed, and may invest in, sponsor or form, other special purpose acquisition companies similar to ours and have pursued and may pursue other business or investment ventures at any time, including businesses or investment ventures that may compete with us for initial business combination opportunities. In addition, we have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of Metric, which consent may be withheld in Metric’s sole discretion.

Initial Business Combination

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account). Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination (including with the assistance of financial advisors), we will obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm with respect to the satisfaction of such criteria. While we consider it likely that our board of directors will be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of the target’s assets or prospects, including if such target is at an early stage of development, operations or growth, or if the anticipated transaction involves a complex financial analysis or other specialized skills and the board of directors determines that outside expertise would be helpful or necessary in conducting such analysis. As any such opinion, if obtained, would only state that the fair market value meets the 80% of assets held in the trust account threshold, unless such opinion includes material information regarding the valuation of the target or the consideration to be provided, it is not anticipated that copies of such opinion would be distributed to our stockholders. However, if required by Schedule 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, any proxy solicitation materials or tender offer documents that we will file with the SEC in connection with our initial business combination will include such opinion. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.

We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the outstanding equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in our initial business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders, immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

Our amended and restated certificate of incorporation will require the affirmative vote of a majority of our board of directors, which must include a majority of our independent directors, to approve our initial business combination (or such other vote as the applicable law or stock exchange rules then in effect may require). In addition, we have agreed not to enter into a definitive agreement regarding our initial business combination without the prior consent of Metric, which consent may be withheld in Metric’s sole discretion.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares in connection with our initial business combination or a stockholder vote to make certain amendments to our charter, in which case we may issue additional securities or incur debt in connection with our initial business combination. In addition, we may target businesses with enterprise values that are greater than we could merge with the net proceeds of this offering and the sale of the private placement warrants, and, as a result, if the cash portion of the purchase price exceeds the amount available to us, including from the trust account, net of amounts needed to satisfy redemptions by public stockholders, we may be required to seek additional financing to complete such proposed initial business combination. We may also obtain financing prior to the closing of our initial business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our initial business combination. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following the consummation of this offering. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account upon expiration of the completion window. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Prior to the date of this prospectus, we will file a registration statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Summary of Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” immediately following this prospectus summary. These risks include, but are not limited to, risks associated with:

•        being a blank check company with no operating history and no revenues;

•        our ability to complete our initial business combination, including risks arising from the uncertainty resulting from the COVID-19 pandemic;

•        our public stockholders’ ability to exercise redemption rights;

•        the requirement that we complete our initial business combination within the completion window;

•        the possibility that Nasdaq may delist our securities from trading on its exchange;

•        being declared an investment company under the Investment Company Act;

•        complying with changing laws and regulations;

•        the possibility that Avenue does not purchase the forward purchase securities;

•        the performance of the prospective target business or businesses;

•        our ability to select an appropriate target business or businesses;

•        the pool of prospective target businesses available to us and the ability of our officers, directors and advisors to generate a number of potential business combination opportunities;

•        the issuance of additional Class A common stock in connection with a business combination that may dilute the interest of our stockholders;

•        the incentives to our initial stockholders to complete a business combination to avoid losing their entire investment in us if our initial business combination is not completed;

•        our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;

•        our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•        our ability to obtain additional financing to complete our initial business combination;

•        our ability to amend the terms of warrants in a manner that may be adverse to the holders of public warrants;

•        our ability to redeem your unexpired warrants prior to their exercise;

•        our public securities’ potential liquidity and trading;

•        provisions in our amended and restated certificate of incorporation and Delaware law that may have the effect of inhibiting a takeover of us and discouraging lawsuits against our directors and officers;

•        our ability to identify an attractive target with the increasing number of special purpose acquisition companies evaluating targets, which could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination; and

•        the nominal purchase price paid by certain of our initial stockholders for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination.

Corporate Information

Our executive offices are located at 1055 Thomas Jefferson St. NW, Suite #650, Washington, D.C. 20007 and our telephone number is (202) 643-9162. Upon completion of this offering, our corporate website address will be www.silversustainable.com. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus. You should not rely on any such information in making your decision whether to invest in our securities.

Prior to the date of this offering, affiliates of Guggenheim Securities executed certain organizational restructuring documents, including those pertaining to (i) the formation of Metric, an indirect wholly owned subsidiary of Guggenheim Capital, LLC and an affiliate of Guggenheim Securities, LLC, on May 5, 2021, (ii) the contribution of all of the outstanding limited liability company interests of GPH Funding I, LLC, a Delaware limited liability company (“GPHF I”) to Metric, (iii) the conversion of GPHF I from a Delaware limited liability company to a Delaware corporation in 2021, (iv) simultaneously with such conversion, the conversion of Metric’s limited liability company interests in GPHF I into 5,657,206 shares of the company’s Class B common stock, and (v) the change of name of GPHF I to the name of the company (“Silver Sustainable Solutions Corp.”).

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares of Class A common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our shares of Class A common stock held by nonaffiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

The Offering

In making your decision whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors.”

Securities Offered

25,000,000 units (or 28,750,000 units if the underwriters’ over-allotment option is exercised in full), at $10.00 per unit, each unit consisting of:

•   one share of Class A common stock;

•   one-half of one redeemable warrant to purchase one share of Class A common stock; and

•   one right to receive one-tenth of one share of Class A common stock.

Proposed Nasdaq symbols	Units: “SSSCU” Class A Common Stock: “SSSC” Warrants: “SSSCW” Rights: “SSSCR”
Trading commencement and separation of Class A common stock, warrants and rights

The units are expected to begin trading promptly after the date of this prospectus. The Class A common stock, warrants and rights constituting the units will begin separate trading on the 52nd day following the date of this prospectus unless Guggenheim Securities informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of Class A common stock, warrants and rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of Class A common stock, warrants and rights. No fractional warrants or fractional rights will be issued upon separation of the units and only whole warrants and whole rights will trade. Accordingly, unless you purchase (i) with respect to the warrants, at least two units or (ii) with respect to the rights, at least ten units, you will not be able to receive or trade a whole warrant or whole right, respectively.

In no event will the Class A common stock, warrants and rights be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet of our company reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriters’ option to purchase additional units is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ option to purchase additional units.

Units:
Number outstanding before this offering:	0
Number outstanding after this offering:	25,000,000(1)
Common Stock:
Number outstanding before this offering:	7,187,500(2)(4)
Number outstanding after this offering:	31,250,000(1)(3)(4)
Rights:
Number of rights outstanding before this offering:	[0]
Number of rights to be issued in this offering:	25,000,000(1)
Number of rights to be outstanding after this offering:	25,000,000(1)
Warrants:
Number of warrants outstanding before this offering:	[0]
Number of private placement warrants to be sold in the Private Placement:	5,900,000(1)
Number of warrants to be outstanding after this offering and the Private Placement:	18,400,000(1)
Exercisability

Each whole warrant offered in this offering is exercisable to purchase one share of our Class A common stock, subject to adjustment as provided herein, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

We structured each unit to contain one-half of one warrant, with each whole warrant exercisable for one share of Class A common stock, as compared to units issued by some other similar blank check companies which contain whole warrants exercisable for one whole share, in order to reduce the dilutive effect of the warrants upon completion of our initial business combination as compared to units that each contain a warrant to purchase one whole share, thus making us, we believe, a more attractive business combination partner for target businesses.

Exercise price	$11.50 per share of Class A common stock, subject to adjustment as described herein.

____________

(1)      Assumes no exercise of the underwriters’ option to purchase additional units and the forfeiture by our initial founders of an aggregate of 937,500 founder shares.

(2)      Includes up to 937,500 founder shares that are subject to forfeiture by our initial founders, depending on the extent to which the underwriters’ option to purchase additional units is exercised.

(3)      Includes 25,000,000 public shares and 6,250,000 founder shares.

(4)      Founder shares are classified as shares of Class B common stock, which shares will automatically convert into shares of Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment as described below adjacent to the caption “Founder shares conversion and anti-dilution rights.”

Exercise period

The warrants will become exercisable on the warrant exercise date, which is 30 days after the completion of our initial business combination; provided that we have an effective registration statement under the Securities Act covering the issuance of the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement).

We are registering the shares of Class A common stock issuable upon exercise of the warrants in the registration statement of which this prospectus forms a part because the warrants will become exercisable 30 days after the completion of our initial business combination, which may be within one year of this offering. However, because the warrants will be exercisable through their expiration date of up to five years after the completion of our initial business combination, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of our initial business combination. We have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our best efforts to file with the SEC, and within 60 business days following our initial business combination to have declared effective a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement and have an effective registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants will expire at 5:00 p.m., New York City time on the warrant expiration date, which is five years after the completion of our initial business combination or earlier upon redemption or liquidation; provided, however, that the private placement warrants issued to the Warrant Entities will not be exercisable more than five years from the commencement of sales of this offering in accordance with FINRA Rule 5110(g)(8)(A). On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption of warrants

Once the warrants become exercisable, we may redeem the outstanding warrants (except as described in this prospectus with respect to the private placement warrants):

•   in whole and not in part;

•   at a price of $0.01 per warrant;

•   upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

•   if, and only if, the closing price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like)

for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

Forward Purchase Agreement

We have entered into a forward purchase agreement with Avenue, pursuant to which Avenue has the option to purchase up to 5,000,000 shares of our Class A common stock plus up to 2,500,000 forward purchase warrants, exercisable to purchase one share of our Class A common stock at $11.50 per share, for an aggregate purchase price of up to $50,000,000, or $10.00 for one share of our Class A common stock and one-half of one warrant, in a private placement to occur substantially concurrently with the closing of our initial business combination. Pursuant to the forward purchase agreement, we must deliver to Avenue, prior to the execution of a definitive agreement with respect to an initial business combination, a written summary of the material terms of, and other readily available information relating to, such business combination, including information about the target company in such business combination. Upon receiving such information, Avenue will determine, in its sole discretion, whether it wishes to consummate the purchase of the forward purchase securities pursuant to the forward purchase agreement. Subject to certain conditions set forth in the forward purchase agreement, Avenue may transfer the rights and obligations under the forward purchase agreement, in whole or in part, to third parties. The warrants to be issued as part of the forward purchase agreement will be identical to the private placement warrants.

The forward purchase shares will not have any redemption rights in connection with our initial business combination and will not be entitled to liquidating distributions from the trust account if we fail to complete our initial business combination within the prescribed time frame. The forward purchase securities will have certain registration rights, so long as such forward purchase shares are held by Avenue or the forward transferees. The forward purchase shares, to the extent issued prior to the record date for a stockholder vote on our initial business combination or any other matter, will have the right to vote on such matter with all other holders of our outstanding Class A common stock; provided that if we seek stockholder approval of a proposed initial business combination after Avenue has purchased the forward purchase securities, Avenue has agreed under the forward purchase agreement to vote any shares of our Class A common stock owned by Avenue in favor of any proposed initial business combination.

Except as described above, the terms of the forward purchase shares are identical to the terms of the shares of our Class A common stock being issued in this offering.

The forward purchase warrants will be redeemable on the same terms as the private placement warrants.

Cashless exercise

If we call the warrants for redemption for cash, as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” of our Class A common stock (defined above) over the exercise price of the warrants by (y) the fair market value. Please see “Description of Securities—Warrants—Public Stockholders’ Warrants” for additional information.

Terms of Rights

Except in cases where we are not the surviving company in a business combination, each holder of a right will automatically receive one-tenth of one share of Class A common stock upon the consummation of our initial business combination. We will not issue fractional shares of Class A common stock in connection with an exchange of rights. Fractional shares of Class A common stock will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Delaware law. As a result, you must hold rights in multiples of ten in order to receive shares of Class A common stock for all of your rights upon closing of a business combination. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth of one share of Class A common stock underlying each right upon the consummation of the business combination. If we are unable to complete an initial business combination within the required time period and we redeem the public shares for the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

Election of directors; voting rights

Holders of our Class A common stock and holders of our Class B common stock will vote together as a single class, with each share entitling the holder to one vote, on the election and removal of directors and any other matter submitted to a vote of our stockholders, including any vote in connection with our initial business combination, except as required by applicable law or stock exchange rules. However, in connection with our initial business combination, we may enter into a stockholders agreement or other arrangements with the stockholders of the target with respect to voting and other corporate governance matters following completion of the initial business combination.

Founder shares

As of the date of this prospectus, our initial stockholders owned an aggregate of 7,187,500 founder shares, which they acquired for an aggregate consideration amount of $1,686, or approximately $0.00023 per share. 937,500 founder shares are subject to forfeiture by our initial founders depending on the extent to which the underwriters’ over-allotment option is exercised.

The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of the outstanding shares of common stock upon the completion of this offering. Our initial stockholders made an aggregate initial investment of $1,686 in the company, and aside from such initial investment, the company had no assets, tangible or intangible. The purchase price of the founder shares was determined by dividing the amount of cash contributed to us by the number of founder shares issued. If we increase or decrease the size of this offering, we will effect a stock dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of this offering in such amount as to maintain the ownership of founder shares by our initial stockholders at 20% of our issued and outstanding shares of our common stock upon the consummation of this offering.

The founder shares are subject to forfeiture by our initial founders depending on the extent to which the underwriters’ option to purchase additional units is exercised.

The founder shares are identical to the shares of Class A common stock included in the units being sold in this offering, except that:

•   the founder shares are subject to certain transfer restrictions, as described in more detail below;

•   our initial stockholders have each entered into letter agreements with us, pursuant to which they have agreed: (1) to waive their redemption rights with respect to any founder shares and public shares held by them, as applicable, in connection with the completion of our initial business combination; (2) to waive their redemption rights with respect to any founder shares and public shares held by them in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within the completion window; and (3) to waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to complete our initial business combination within 18 months (or up to 24 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our amended and restated certificate of incorporation (an “Extension Period”) (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame).

If we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed to vote any founder shares and any public shares held by them in favor of our initial business combination. Assuming that only one-third of our issued and outstanding shares, representing a quorum under our amended and restated certificate of incorporation, are voted, we will not need any public shares in addition to our founder shares to be voted in favor of an initial business combination in order to have an initial business combination approved. These quorum and voting thresholds and agreements may make it more likely that we will consummate our initial business combination. Each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction or whether they were a stockholder on the record date for the stockholder meeting held to approve the proposed transaction;

•   the founder shares are automatically convertible into shares of our Class A common stock at the time of our initial business combination, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in more detail below; and

•   the holders of the founder shares are entitled to registration rights.

Stockholders’ agreement

We will also enter into a Stockholders’ Agreement with our initial founders. Pursuant to the terms of the Stockholders’ Agreement, each of our initial founders will agree to vote, or cause to be voted, all shares of common stock owned by such initial founders such that our board of directors will initially consist of Jonathan Silver, Michael Allman, Arun Majumdar, Ron Gonen, John Larkin, Paula Rosput Reynolds, Ray Rothrock and M. Rhem Wooten Jr. Additionally, we will agree with Metric that we will not seek stockholder approval over an initial business combination without Metric’s prior consent, which may be withheld in Metric’s sole discretion. Moreover, Metric agreed that up to 745,312 of its founder shares will be subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised.

Transfer restrictions on founder shares

Our initial stockholders have agreed not to transfer, assign or sell any founder shares held by them until the earlier to occur of: (1) one year after the completion of our initial business combination; or (2) the date on which we complete a liquidation, merger, stock exchange, reorganization or other similar transaction after our initial business combination that results in all of our public stockholders having the right to exchange their shares of common stock for cash, securities or other property (except as described in this prospectus under “Principal Stockholders—Transfers of Founder Shares and Private Placement Warrants”). Any permitted transferees would be subject to the same restrictions and other agreements of our initial stockholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up.

Notwithstanding the foregoing, if the closing price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the founder shares will be released from the lock-up.

Founder shares conversion and anti-dilution rights

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to the closing of our initial business combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the total number of all shares of common stock outstanding upon completion of this offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with our initial business combination (including any forward purchase shares but excluding any forward purchase warrants and the number of shares of Class A common stock redeemed in connection with our initial business combination), excluding any shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination in consideration for such seller’s interest in the business combination target and any private placement warrants issued upon the conversion of working capital loans made to us.

Private placement warrants

Metric and SSSC Warrant Holdings, LLC, an affiliate of Metric and Guggenheim Securities (“Warrant LLC”, and together with Metric, the “Warrant Entities”), have subscribed to purchase an aggregate of 5,900,000 private placement warrants (or 6,125,000 warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.00 per warrant ($5,900,000 in the aggregate or $6,125,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in the private placement. Each private placement warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as provided herein. The private placement warrants will not be redeemable by us so long as they are held by the Warrant Entities or their respective permitted transferees (except as described below under “Principal Stockholders—Transfers of Founder Shares and Private Placement Warrants”). If the private placement warrants are held by holders other than the Warrant Entities or their respective permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold as part of this offering. The Warrant Entities or their respective permitted transferees have the option to exercise the private placement warrants on a cashless basis.

Transfer restrictions on private placement warrants

The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except as described under the section of this prospectus entitled “Principal Stockholders—Transfers of Founder Shares and Private Placement Warrants”).

Proceeds to be held in trust account

Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. Of the net proceeds we will receive from this offering and the sale of the private placement warrants described in this prospectus, $250,000,000, or $287,500,000 if the underwriters’ over-allotment option is exercised in full ($10.00 per unit in either case), will be deposited into a segregated trust account located in the United States at JP Morgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee, after deducting $1,500,000 in underwriting discounts and commissions payable upon the closing of this offering (or $1,725,000 if the underwriters’ over-allotment option is exercised in full) and an aggregate of $4,400,000 to pay fees and expenses in connection with the closing of this offering and for working capital following the closing of this offering. The proceeds to be placed in the trust account include $8,750,000 (or up to $10,062,500 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions. The funds in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act and that invest only in direct U.S. government obligations.

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, the proceeds from this offering and the sale of the private placement warrants will not be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we are unable to complete our initial business combination 18 months (or up to 24 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering, subject to applicable law, or (iii) the redemption of our public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation to (A) modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated an initial business combination within 18 months (or up to 24 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering or (B) with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.

Ability to extend time to complete our initial business combination

If we anticipate that we may not be able to consummate our initial business combination within 18 months from the closing of this offering, we may, by resolution of our board of directors, extend the period of time to consummate our initial business combination up to two times, each by an additional three-month period (for a total of up to 24 months from the closing of this offering to complete our initial business combination), subject to Metric (or its affiliates or designees) depositing additional funds into the trust account as set out below. Pursuant to the terms of our amended and restated certificate of incorporation and the investment management trust agreement, in order to extend the time available for us to consummate our initial business combination, Metric or its affiliates or designees, must deposit into the trust account for each three-month extension, $2,500,000, or $2,875,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per share in either case), up to an aggregate of $5,000,000 (or $5,750,000 if the underwriters’ over-allotment option is exercised in full), or $0.20 per share; provided that if, as of the time of either extension, we have publicly filed a Form S-4 or F-4 registration statement under the Securities Act or a proxy, information or tender offer statement with the SEC in connection with our initial business combination, then no deposit into the trust account or other payment would be required in connection with such extension; provided further that for the three-month extension (if any) following such extension where no deposit into the trust account or other payment has been made, Metric or its affiliates or designees would be required to deposit into the trust account $2,500,000, or $2,875,000 if the underwriters’ over-allotment option is exercised in full. Any such additional funds deposited in the trust account to extend the period by which we need to complete our initial business combination would be made in the form of a loan to us that is evidenced by a non-interest bearing, unsecured promissory note. The terms of the promissory note to be issued in connection with any such loans have not yet been negotiated. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. The letter agreements with our initial stockholders contain a provision pursuant to which Metric or its affiliates or designees has agreed to waive its right to be repaid for such loans out of the funds held in the trust account in the event that we do not complete our initial business combination within the prescribed time period. Metric or its affiliates or designees are not obligated to fund the trust account unless we extend the time for us to complete our initial business combination as described above.

Up to $5,750,000 of loans that may be extended to us by Metric, its affiliates or designees or any of our directors or officers, as the case may be, following the consummation of this offering to (i) finance transaction costs in connection with an initial business combination and (ii) extend the period of time beyond 18 months for us to complete our initial business combination as described in the paragraph immediately above, may be converted into warrants, at a price of $1.00 per warrant, at the option of the lender. If issued, the warrants would be identical in terms of their terms and conditions to the private placement warrants, including as to exercise price, exercisability and exercise period. Except as set forth above, the terms of such loans or warrants, if any, have not been determined and no written agreements exist with respect to such loans.

Anticipated expenses and funding sources

Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except the withdrawals of interest to pay our taxes. The funds in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act and that invest only in direct U.S. government obligations. Based upon current interest rates, we expect the trust account to generate approximately $100,000 of interest annually (assuming an interest rate of 0.04% per year); however, we can provide no assurances regarding this amount. Unless and until we complete our initial business combination, we may pay our expenses only from such interest withdrawn from the trust account and any loans or additional investments from our initial stockholders or any of their respective affiliates or other third parties, although they are under no obligation or other duty to loan funds to, or invest in, us, and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination. If we complete our initial business combination, we expect to repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of all loans made to us by our initial stockholders or our officers and directors may be convertible into warrants at a price of $1.00 per warrant at the option of the lender at the time of the business combination. The warrants would be identical to the private placement warrants issued to the Warrant Entities.

Conditions to completing our initial business combination

There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account). Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination (including with the assistance of financial advisors), we will obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm. While we consider it likely that our board of directors will be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of the target’s assets or prospects. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors. We will complete our initial business combination only if the post-transaction company in which our public stockholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or is otherwise not required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to our initial business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders, immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination.

If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of the 80% of net assets test described above; provided that in the event that the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the transactions together as our initial business combination for purposes of seeking stockholder approval or conducting a tender offer, as applicable.

Permitted purchases of public shares, public warrants and rights by our affiliates

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our initial stockholders or any of their respective affiliates may purchase public shares, public warrants or rights or a combination thereof in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation or other duty to do so. Please see “Proposed Business—Permitted purchases of our securities” for a description of how such persons will determine from which stockholders to seek to acquire securities. There is no limit on the number of shares, warrants or rights such persons may purchase, or any restriction on the price that they may pay. Any such price per share may be different than the amount per share a public stockholder would receive if it elected to redeem its shares in connection with our initial business combination. However, such persons have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In the event that any person determines to make any such purchases at the time of a stockholder vote relating to our initial business combination, such purchases could have the effect of influencing the vote necessary to approve such transaction. None of the funds in the trust account will be used to purchase public shares, public warrants or rights in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. In addition, pursuant to the terms of the forward purchase agreement, Avenue may purchase, in its sole discretion, forward purchase securities in a private placement to occur substantially concurrently with the consummation of our initial business combination.

Prior to the consummation of this offering, we will adopt an insider trading policy which will require insiders to:

(1)    refrain from purchasing securities when they are in possession of any material non-public information; and

(2)    to clear all trades with our compliance personnel or legal counsel prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Our initial stockholders will be restricted from making purchases if such purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

We expect that any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. None of the funds held in the trust account will be used to purchase shares, public warrants or rights in such transactions prior to completion of our initial business combination. Please see “Proposed Business—Permitted purchases of our securities” for a description of how our initial stockholders or any of their respective affiliates will select which stockholders to purchase securities from in any private transaction.

The purpose of any such purchases of shares could be to vote such shares in favor of the initial business combination and thereby increase the likelihood of obtaining stockholder approval of the initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. The purpose of any such purchases of rights could be to reduce the number of rights outstanding or to vote such rights on any matters submitted to the rights holders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our shares of Class A common stock, warrants or rights may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Redemption rights for public stockholders in connection with our initial business combination

We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares in connection with our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations described in this prospectus. The amount in the trust account is initially anticipated to be $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption right will include the requirement that any beneficial owner on whose behalf a redemption right is being exercised must identify itself in order to validly redeem its shares. Each public stockholder may elect to redeem its public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants or rights. Our initial stockholders have each entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination.

Manner of conducting redemptions

We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either: (1) in connection with a stockholder meeting called to approve the business combination; or (2) by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under applicable law or stock exchange listing requirement. Asset acquisitions and stock purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our amended and restated certificate of incorporation would typically require stockholder approval. We currently intend to conduct redemptions pursuant to a stockholder vote unless stockholder approval is not required by applicable law or stock exchange listing requirement and we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other reasons.

If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other reasons, we will, pursuant to our amended and restated certificate of incorporation:

•   conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•   file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of our Class A common stock in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than the number of public shares we are permitted to redeem. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirement, or we decide to obtain stockholder approval for business or other reasons, we will:

•   conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•   file proxy materials with the SEC.

We expect that a final proxy statement would be mailed to public stockholders at least ten days prior to the stockholder vote. However, we expect that a draft proxy statement would be made available to such stockholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation.

If we seek stockholder approval, unless otherwise required by applicable law, regulation or stock exchange rules, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing one-third of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. Our initial stockholders have agreed (and their permitted transferees will agree) to vote any founder shares and any public shares held by them in favor of our initial business combination. Assuming that only one-third of our issued and outstanding shares, representing a quorum under our amended and restated certificate of incorporation, are voted, we will not need any public shares in addition to our founder shares to be voted in favor of an initial business combination in order to have an initial business combination approved. These quorum and voting thresholds and agreements, may make it more likely that we will consummate our initial business combination. Each public stockholder may elect to redeem its public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction. Our initial stockholders have each entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of a business combination.

Our amended and restated certificate of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (1) cash consideration to be paid to the target or its owners; (2) cash to be transferred to the target for working capital or other general corporate purposes; or (3) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all shares of common stock submitted for redemption will be returned to the holders thereof.

Tendering share certificates in connection with a tender offer or redemption rights

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, rather than simply voting against the initial business combination. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements, which will include the requirement that any beneficial owner on whose behalf a redemption right is being exercised must identify itself in order to validly redeem its shares.

Limitation on redemption rights of stockholders holding more than 15% of the shares sold in this offering if we hold a stockholder vote

Notwithstanding the foregoing redemption rights, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage stockholders from accumulating large blocks of shares and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us or our affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including all shares held by those stockholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.

Redemption rights in connection with proposed amendments to our certificate of incorporation

Our amended and restated certificate of incorporation will provide that any of its provisions related to pre-business combination activity (including the requirement to fund the trust account and not release such amounts except in specified circumstances and to provide redemption rights to public stockholders as described in this prospectus) may be amended if approved by holders of at least 65% of our common stock, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our common stock. In all other instances (other than the election of directors), our amended and restated certificate of incorporation will provide that it may be amended by holders of a majority of our common stock entitled to vote thereon, subject to applicable provisions of the Delaware General Corporation Law, or DGCL, or applicable stock exchange rules.

Prior to an initial business combination, we may not issue additional securities that can vote on amendments to our amended and restated certificate of incorporation or on our initial business combination or that would entitle holders thereof to receive funds from the trust account. Our initial stockholders, who will beneficially own 20% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering), may participate in any vote to amend our amended and restated certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they may choose. Our initial stockholders have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window, unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares. Our initial stockholders have each entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination. Any permitted transferees would be subject to the same restrictions and other agreements of our initial stockholders with respect to any founder shares.

Release of funds in trust account on closing of our initial business combination

At the time of our initial business combination, the funds held in the trust account will be used to pay amounts due to any public stockholders who exercise their redemption rights as described above under “Proposed Business—Redemption rights for public stockholders in connection with our initial business combination” to pay the underwriters their deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemption of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination

Our amended and restated certificate of incorporation provides that we will have only the completion window to complete our initial business combination. If we are unable to complete our initial business combination within 18 months (or up to 24 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering or during any Extension Period, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less taxes payable and up to $100,000 to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants or our rights, which will both expire worthless if we fail to complete our initial business combination within such completion window.

Our initial stockholders have each entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within the completion window. However, if any of our initial stockholders or any of their respective affiliates acquires public shares after this offering, it or they, as applicable, will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the completion window. The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not complete our initial business combination and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Our initial stockholders have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem

100% of our public shares if we do not complete our initial business combination within the completion window, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less taxes payable), divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination.

Limited payments to insiders

There will be no finder’s fees, reimbursement, consulting fee, monies in respect of any payment of a loan or other compensation paid by us to our initial stockholders or our or any of their respective affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination (regardless of the type of transaction that it is). However, the following payments may be made to our initial stockholders or our or their affiliates, and, if made prior to our initial business combination will be made from funds held outside the trust account:

•   at the closing of our initial business combination, a customary financial advisory fee to Guggenheim Securities, or another affiliate of Metric, in an amount that constitutes a market standard financial advisory fee for comparable transactions;

•   reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination;

•   payment of up to $100,000 per quarter, subject to a $400,000 cap, to Guggenheim Securities in consideration of Guggenheim Securities seconding one of its employees to us; and

•   repayment of loans which may be made by our initial stockholders to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such loans may be convertible into warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lender.

Our audit committee will review on a quarterly basis all payments that were made by us to our initial stockholders or our or any of their respective affiliates.

Audit committee

Prior to the effectiveness of this registration statement, we will have established and will maintain an audit committee to, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. Please see “Management—Committees of the Board of Directors—Audit Committee” for additional information.

Conflicts of interest

Our initial stockholders may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our initial stockholders could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved.

As described in “Proposed Business—Sourcing of Potential Business Combination Targets,” “Proposed Business—Key Members of Management and the Board—Advisory Board” and “Management—Conflicts of Interest,” each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, he or she will honor these obligations and duties to present such business combination opportunity to such entities first, and only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us (including as described above). These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us.

The potential conflicts described above could give rise to numerous situations where interests may conflict. There can be no assurance that these or other conflicts of interest with the potential for adverse effects on the company and investors will not arise.

Metric is an affiliate of Guggenheim Securities, an underwriter of this offering. As a result, Guggenheim Securities has an indirect economic interest in approximately 78% of our founder shares (assuming the underwriters’ option is exercised in full), an indirect economic interest in 75% of the private placement warrants by way of Metric and an indirect interest in the remaining 25% of the private placement warrants by way of an ownership interest in Warrant LLC. As a result, Guggenheim Securities is deemed to have a “conflict of interest” within the meaning FINRA Rule 5121. Accordingly, this offering is being made in compliance with the applicable provisions of FINRA Rule 5121. FINRA Rule 5121 prohibits Guggenheim Securities from making sales to discretionary accounts without the prior written approval of the account holder and requires that a “qualified independent underwriter,” as defined in FINRA Rule 5121, participate in the preparation of the registration statement and exercise its usual standards of due diligence with respect thereto.            is acting as “qualified independent underwriter” for this offering. See “Underwriting (Conflicts of Interest)” for more information.

Risks

We are a blank check company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419” for additional information concerning how Rule 419 blank check offerings differ from this offering. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” in this prospectus.

Summary Financial Data

The following table summarizes the relevant financial data for the company and should be read with the financial statements, which are included in this prospectus. The company has not had any significant operations to date, so only balance sheet data is presented.

	December 31, 2021
Balance Sheet Data:	Actual	As Adjusted(6)
Working Capital (deficiency)(1)	$(872,759)	$2,903,860
Total Assets(2)	$868,308	$252,903,860
Total Liabilities(3)	$1,039,448	$16,128,150
Value of Class A common stock that may be redeemed in connection with our initial business combination ($10.00 per share)(4)	$—	$250,000,000
Stockholders’ Deficit(5)	$(171,140)	$(13,224,290)

____________

(1)      The “as adjusted” calculation includes $3,075,000 cash held outside the trust account, plus $(171,140) of formation and operating costs at December 31, 2021.

(2)      The “as adjusted” calculation equals $250,000,000 cash held in trust from the proceeds of this offering and the sale of the private placement warrants, plus $3,075,000 in cash held outside the trust account, plus $(171,140) of formation and operating costs at December 31, 2021.

(3)      The “as adjusted” calculation includes $8,750,000 of deferred underwriting commissions and $7,378,150 of derivative warrant liabilities.

(4)      The “as adjusted” calculation equals calculation equals the 25,000,000 shares of Class A common stock purchased in the public offering, multiplied by the redemption value of $10.00 per share.

(5)      Excludes 25,000,000 shares of Class A common stock purchased in the public offering which are subject to redemption in connection with our initial business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of common stock that may be redeemed in connection with our initial business combination (approximately $10.00 per share).

(6)      Assumes the full forfeiture of 937,500 shares of Class B common stock that are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised.

If no business combination is completed within the period to consummate the initial business combination, the proceeds then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to the company to pay its franchise and income taxes as well as expenses relating to the administration of the trust account (less up to $100,000 of interest to pay dissolution expenses) will be used to fund the redemption of the company’s public shares. Moreover, the initial stockholders have entered into a letter agreement with the company pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if the company does not complete its initial business combination within such 18 month time period (or 24 month time period if we were to exercise the two three-month extensions as described herein).

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Relating to Our Search for, and Consummation of or Inability to Consummate, an Initial Business Combination

Our public stockholders may not be afforded an opportunity to vote on our proposed initial business combination, and even if we hold a vote, holders of our founder shares will participate in such vote, which means we may complete our initial business combination even though a majority of our public stockholders do not support such a combination.

We may not hold a stockholder vote to approve our initial business combination unless the business combination would require stockholder approval under applicable law or stock exchange listing requirements or if we decide to hold a stockholder vote for business or other reasons. For instance, Nasdaq rules currently allow us to engage in a tender offer in lieu of a stockholder meeting but would still require us to obtain stockholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek stockholder approval of such business combination. However, except as required by applicable law or stock exchange rules, the decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Even if we seek stockholder approval, the holders of our founder shares will participate in the vote on such approval. Accordingly, we may consummate our initial business combination even if holders of a majority of our outstanding public shares do not approve of the business combination we consummate. Please see “Proposed Business—Stockholders may not have the ability to approve our initial business combination” for additional information.

If we seek stockholder approval of our initial business combination, our initial stockholders have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.

If we seek stockholder approval, unless otherwise required by applicable law, regulation or stock exchange rules, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing one-third of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. Our initial stockholders have agreed (and their permitted transferees will agree) to vote any founder shares and any public shares held by them in favor of our initial business combination. Assuming that only one-third of our issued and outstanding shares, representing a quorum under our amended and restated certificate of incorporation, are voted, we will not need any public shares in addition to our founder shares to be voted in favor of an initial business combination in order to have an initial business combination approved. These quorum and voting thresholds and agreements, may make it more likely that we will consummate our initial business combination. Each public stockholder may elect to redeem its public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction. Our initial stockholders have each entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of a business combination.

We expect that our initial stockholders or their permitted transferees will own at least 20% of our outstanding shares of common stock at the time of any such stockholder vote. Accordingly, if we seek stockholder approval of our initial business combination, it is more likely that the necessary stockholder approval will be received than would be the case if our initial stockholders or their permitted transferees agreed to vote their founder shares in accordance with the majority of the votes cast by our public stockholders.

In evaluating a prospective target business for our initial business combination, our initial founders may rely on the availability of all of the funds from the sale of the forward purchase securities to be used as part of the consideration to the sellers in the initial business combination. If the sale of the forward purchase securities does not close, we may lack sufficient funds to consummate our initial business combination.

We have entered into a forward purchase agreement with Avenue, pursuant to which Avenue has the option to purchase up to 5,000,000 shares of our Class A common stock plus up to 2,500,000 forward purchase warrants, exercisable to purchase one share of our Class A common stock at $11.50 per share, for an aggregate purchase price of up to $50,000,000, or $10.00 for one share of our Class A common stock and one-half of one warrant, in a private placement to occur substantially concurrently with the closing of our initial business combination. Pursuant to the forward purchase agreement, we must deliver to Avenue, prior to the execution of a definitive agreement with respect to an initial business combination, a written summary of the material terms of, and other readily available information relating to, such business combination, including information about the target company in such business combination. Upon receiving such information, Avenue will determine, in its sole discretion, whether it wishes to consummate the purchase of the forward purchase securities pursuant to the forward purchase agreement. The funds from the sale of the forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, for expenses in connection with our initial business combination or for working capital in the post-transaction company. However, if the sale of the forward purchase securities does not close, we may lack sufficient funds to consummate our initial business combination. The forward purchase agreement contains customary closing conditions, the fulfillment of which is a condition for Avenue to purchase the forward purchase securities, including that our initial business combination must be consummated substantially concurrently with, and immediately following, the purchase of forward purchase securities. Additionally, the obligation of Avenue and any forward transferee to purchase the forward purchase securities are subject to termination prior to the closing of the sale of such forward purchase shares by (1) mutual written consent of us and Avenue, (2) at our option, if John Larkin resigns from our board of directors prior to us closing an initial business combination and Avenue does not designate a director candidate that is an affiliate of Avenue and reasonably acceptable to us to fill such vacancy, or (3) automatically : (a) if this offering is not completed on or prior to July 28, 2023, or (b) if the initial business combination is not completed within 24 months of the closing of this offering. The forward purchase agreement also terminates prior to the closing of the initial business combination if Avenue does not notify us that it wishes, within the timeframe set forth in the forward purchase agreement, to consummate the purchase of the forward purchase securities after we provide Avenue with a written summary of the material terms of, and information relating to, a potential business combination, including information about the target company, and we execute a definitive agreement with respect to such business combination. In the event of any such failure to fund by Avenue, any obligation is so terminated or any such condition is not satisfied and not waived by such party, we may not be able to obtain additional funds to account for such shortfall on terms favorable to us or at all. Any such shortfall would also reduce the amount of funds that we have available for working capital of the post-business combination company.

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek stockholder approval of such business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any target businesses. Additionally, since our board of directors may complete a business combination without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on the business combination. Accordingly, if we do not seek stockholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our initial business combination.

The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target

We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. The amount of the deferred underwriting commissions payable to the underwriters will not be adjusted for any shares that are redeemed in connection with a business combination and such amount of deferred underwriting discount is not available for us to use as consideration in an initial business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us. If we are able to consummate an initial business combination, the per-share value of shares held by non-redeeming stockholders will reflect our obligation to pay the deferred underwriting commissions.

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many stockholders may exercise their redemption rights and, therefore, we will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements or arrange for third-party financing. In addition, if a larger number of shares is submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. Furthermore, this dilution would increase to the extent that the anti-dilution provision of the Class B common stock results in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion of the Class B common stock at the time of our initial business combination. In addition, the amount of deferred underwriting commissions payable to the underwriters is not required to be adjusted for any shares that are redeemed in connection with an initial business combination. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your stock.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful increases. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your stock in the open market; however, at such time our stock may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your stock in the open market.

The requirement that we complete our initial business combination within the completion window may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our stockholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within the completion window.

Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to complete our initial business combination within the completion window, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public stockholders may receive only $10.00 per share, or less than such amount in certain circumstances, and our warrants and our rights will expire worthless.

Our initial stockholders have agreed that we must complete our initial business combination within the completion window. We may not be able to find a suitable target business and complete our initial business combination within such time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described in this “Risk Factors” section.

If we have not completed our initial business combination within such time period or any Extension Period, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such case, our public stockholders may receive only $10.00 per share, or less than $10.00 per share, on the redemption of their shares, and our warrants and our rights will expire worthless. Please see “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share redemption amount received by stockholders may be less than $10.00 per share” and other risk factors herein.

If the net proceeds of this offering and the sale of the private placement warrants not being held in the trust account are insufficient, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination and we will depend on loans from our initial stockholders to fund our search, to pay our taxes and to complete our initial business combination. If we are unable to obtain such loans, we may be unable to complete our initial business combination.

Of the net proceeds of this offering and the sale of the private placement warrants, $3,075,000 will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $1,325,000, we may fund such excess with loans or additional investments from our initial stockholders or any of their respective affiliates or other third parties. Conversely, in the event that the offering expenses are less than our estimate of $1,325,000, the excess would be held outside of the trust account. If we are required to seek additional capital, we would need to borrow funds from our initial stockholders or other third parties to operate or may be forced to liquidate. Neither any of our initial stockholders nor any of their respective affiliates is under any obligation or other duty to loan funds to us in such circumstances. Any such loans would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In such case, our public stockholders may receive only $10.00 per share, or less, in certain circumstances, and our warrants and our rights will expire worthless. Please see “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share redemption amount received by stockholders may be less than $10.00 per share” and other risk factors herein.

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the aggregate value of the assets held in the trust account such that the per share redemption amount received by public stockholders may be less than your anticipated per share redemption amount.

The funds in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act and that invest only in direct U.S. government obligations. While short-term U.S. government treasury bills currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we are unable to complete our initial business combination or make certain amendments to our amended and restated

certificate of incorporation, our public stockholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income not released to us, net of taxes payable. Negative interest rates could impact the per share redemption amount that may be received by public stockholders.

If we seek stockholder approval of our initial business combination, our initial stockholders or any of their respective affiliates may elect to purchase shares or warrants from the public, which may influence a vote on a proposed business combination and reduce the public “float” of our common stock.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our initial stockholders or any of their respective affiliates may purchase public shares or public warrants or a combination thereof in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation or other duty to do so. Please see “Proposed Business—Permitted purchases of our securities” for a description of how such persons will determine from which stockholders to seek to acquire shares or warrants. Such a purchase may include a contractual acknowledgement that such public stockholder, although still the record holder of our shares is no longer the beneficial owner thereof, and therefore agrees not to exercise its redemption rights. In the event that our initial stockholders or any of their respective affiliates purchase public shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling public stockholders would be required to revoke their prior elections to redeem their shares. The price per share paid in any such transaction may be different than the amount per share a public stockholder would receive if it elected to redeem its shares in connection with our initial business combination. The purpose of such purchases could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of our initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of such purchases could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of our initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Please see “Proposed Business—Permitted purchases of our securities” for a description of how our initial stockholders or any of their respective affiliates will select which stockholders to purchase securities from in any private transaction.

In addition, if such purchases are made, the public “float” of our Class A common stock and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a stockholder fails to receive our tender offer or proxy materials, as applicable, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. For example, we may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer or proxy materials documents mailed to such holders, or up to two business days prior to the vote on the proposal to approve the initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. In the event that a stockholder fails to comply with these procedures, its shares may not be redeemed. Please see “Proposed Business—Tendering stock certificates in connection with a tender offer or redemption rights.”

You will not have any rights or interests in funds from the trust account except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public stockholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (1) the completion of our initial business combination, and then only in connection with those shares of Class A common stock that such stockholder properly elected to redeem, subject to the limitations described in this prospectus; (2) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window; and (3) the redemption of all of our public shares if we are unable to complete our initial business combination within 18 months (or up to 24 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering or during any Extension Period, subject to applicable law and as further described in this prospectus. In addition, if we are unable to complete an initial business combination within the completion window for any reason, compliance with Delaware law may require that we submit a plan of dissolution to our then-existing stockholders for approval prior to the distribution of the proceeds held in our trust account. In that case, public stockholders may be forced to wait beyond the completion window before they receive funds from our trust account. In no other circumstances will a public stockholder have any right or interest of any kind in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share, or less, in certain circumstances, on our redemption of their stock, and our warrants and our rights will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there will be numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement warrants, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. Our initial stockholders or any of their respective affiliates may make additional investments in us, although it or they, as applicable, and its or their respective affiliates have no obligation or other duty to do so.

This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, in the event we seek stockholder approval of our initial business combination and we are obligated to pay cash for public shares that are redeemed, it will potentially reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating and completing a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share, or less, in certain circumstances, on the liquidation of our trust account and our warrants and our rights will expire worthless. Please see “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share redemption amount received by stockholders may be less than $10.00 per share” and other risk factors herein. Additionally, our rights and the future dilution they represent may not be viewed favorably by certain target businesses. Any of the foregoing may place us at a competitive disadvantage in successfully negotiating our initial business combination.

If the funds available to us outside of the trust account are insufficient to allow us to operate for at least the completion window, we may be unable to complete our initial business combination.

The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the completion window, assuming that our initial business combination is not completed during that time. We expect to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering and potential loans from certain of our affiliates are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” However, our affiliates are not obligated to make loans to us in the future, and we may not be able to raise additional financing from unaffiliated parties necessary to fund our expenses. Any such event in the future may negatively impact the analysis regarding our ability to continue as a going concern at such time.

We believe that the funds available to us outside of the trust account, including loans or additional investments, will be sufficient to allow us to operate for at least the completion window; however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent or merger agreements designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent or merger agreement where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share, or less, in certain circumstances, on the liquidation of our trust account and our warrants and our rights will expire worthless. Please see “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share redemption amount received by stockholders may be less than $10.00 per share” and other risk factors herein.

We may depend on loans from our initial stockholders or their respective affiliates to fund our search, to pay our taxes and to complete our initial business combination. If we are unable to obtain such loans, we may be unable to complete our initial business combination.

Of the net proceeds of this offering and the sale of the private placement warrants, $3,075,000 will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $1,325,000, we may fund such excess with loans or additional investments from our initial stockholders or any of their respective affiliates or other third parties. Conversely, in the event that the offering expenses are less than our estimate of $3,075,000, the excess would be held outside of the trust account. We expect to fund our working capital requirements prior to the time of our initial business combination with the interest earned on the trust account. In addition, our initial stockholders or any of their respective affiliates or other third parties may, but none of them is obligated to, loan us funds as may be required to fund our working capital requirements. Based upon current interest rates, we expect the trust account to generate approximately $100,000 of interest annually (assuming an interest rate of 0.04% per year); however, we can provide no assurances regarding this amount. If we are required to seek additional capital, we would need to borrow funds from our initial stockholders or any of their respective affiliates or other third parties to operate or may be forced to liquidate. None of our initial stockholders nor any of their respective affiliates is under any obligation or other duty to loan funds to us in such circumstances. Any such loans would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In such case, our public stockholders may receive only $10.00 per share, or less, in certain circumstances, and our warrants and our rights will expire worthless. Please see “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share redemption amount received by stockholders may be less than $10.00 per share” and other risk factors herein.

Subsequent to our completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may be present with a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any stockholders or warrant holders who choose to remain a stockholder or warrant holder following our initial business combination could suffer a reduction in the value of their securities. Such stockholders or warrant holders are unlikely to have a remedy for such reduction in value.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share redemption amount received by stockholders may be less than $10.00 per share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Making such a request of potential target businesses may make our acquisition proposal less attractive to them and, to the extent prospective target businesses refuse to execute such a waiver, it may limit the field of potential target businesses that we might pursue. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the completion window, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Accordingly, the per share redemption amount received by public stockholders could be less than the per share amount initially held in the trust account, due to claims of such creditors.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith by paying public stockholders from the trust account prior to addressing the claims of creditors, thereby exposing itself and us to claims of punitive damages.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our public stockholders in connection with our liquidation would be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•        restrictions on the nature of our investments; and

•        restrictions on the issuance of securities;

each of which may make it difficult for us to complete our initial business combination. In addition, we may have imposed upon us burdensome requirements, including:

•        registration as an investment company with the SEC;

•        adoption of a specific form of corporate structure; and

•        reporting, record keeping, voting, proxy and disclosure requirements and compliance with other rules and regulations that we are currently not subject to.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long-term. We do not plan to buy businesses or assets with a view to resale or profit from their resale.

We do not plan to buy assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long-term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of our primary business objective, which is a business combination; (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window; and (iii) absent a business combination, our return of the funds held in the trust account to our public stockholders as part of our redemption of the public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to consummate our initial business combination. If we are unable to complete our initial business combination within the completion window, our public stockholders may receive only approximately $10.00 per share on the liquidation of our trust account and our warrants and our rights will expire worthless. In certain circumstances, our public stockholders may receive less than $10.00 per share on the redemption of their shares if we are unable to complete our initial business combination within the completion window. Please see “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share redemption amount received by stockholders may be less than $10.00 per share” and other risk factors herein.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

Because we are neither limited to evaluating target businesses in a particular industry nor have we selected any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

We may seek to complete a business combination with an operating company in any industry or sector. However, we will not, under our amended and restated certificate of incorporation, be permitted to effectuate our initial business combination solely with another blank check company or similar company with nominal operations. Because we have not yet selected or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any stockholders or warrant holders who choose to remain a stockholder or warrant holder following our initial business combination could suffer a reduction in the value of their securities. Such stockholders or warrant holders are unlikely to have a remedy for such reduction in value.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these criteria and guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by applicable law or stock exchange rules, or we decide to obtain stockholder approval for business or other reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share, or less, in certain circumstances, on the liquidation of our trust account and our warrants and our rights will expire worthless.

We may seek acquisition opportunities in acquisition targets that may be outside of our management’s areas of expertise.

We will consider a business combination in sectors which may be outside of our management’s areas of expertise if such business combination candidate is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. In the event we elect to pursue an acquisition outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors relevant to such acquisition. Accordingly, any stockholders or warrant holders who choose to remain a stockholder or warrant holder following our initial business combination could suffer a reduction in the value of their securities. Such stockholders or warrant holders are unlikely to have a remedy for such reduction in value.

We may seek acquisition opportunities with an early-stage company, a financially unstable business or an entity lacking an established record of revenue or earnings, which could subject us to volatile revenues or earnings, intense competition and difficulties in obtaining and retaining key personnel.

To the extent we complete our initial business combination with an early-stage company, a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include investing in a business without a proven business model and with limited historical financial data, volatile revenues or earnings, intense competition and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

We may seek business combination opportunities with a high degree of complexity that require significant operational improvements, which could delay or prevent us from achieving our desired results.

We may seek business combination opportunities with large, highly complex companies that we believe would benefit from operational improvements. While we intend to implement such improvements, to the extent that our efforts are delayed or we are unable to achieve the desired improvements, the business combination may not be as successful as we anticipate.

To the extent we complete our initial business combination with a large complex business or entity with a complex operating structure, we may also be affected by numerous risks inherent in the operations of the business with which we combine, which could delay or prevent us from implementing our strategy. Although our management team will endeavor to evaluate the risks inherent in a particular target business and its operations, we may not be able to properly ascertain or assess all of the significant risk factors until we complete our business combination. If we are not able to achieve our desired operational improvements, or the improvements take longer to implement than anticipated, we may not achieve the gains that we anticipate. Furthermore, some of these risks and complexities may be outside of our control and leave us with no ability to control or reduce the chances that those risks and complexities will adversely impact a target business. Such combination may not be as successful as a combination with a smaller, less complex organization.

We are not required to obtain an opinion from an independent investment banking firm or from an independent accounting firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our stockholders from a financial point of view.

Unless we complete our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm that the price we are paying is fair to our stockholders from a financial point of view.

In addition, if our board of directors is not able to determine the fair market value of the target business or businesses, in connection with Nasdaq rules that require that an initial business combination be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to management for working capital purposes, if applicable, and excluding the amount of any deferred underwriting discount), we will obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm with respect to the satisfaction of such criteria.

Other than the two circumstances described above, we are not required to obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

We may issue additional shares of Class A common stock or preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue shares of Class A common stock upon the conversion of the Class B common stock at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions described in this prospectus. Any such issuances would dilute the interest of our stockholders and likely present other risks.

Our amended and restated certificate of incorporation will authorize the issuance of up to 380,000,000 shares of Class A common stock, par value $0.0001 per share, and 20,000,000 shares of Class B common stock, par value $0.0001 per share and 1,000,000 shares of undesignated preferred stock, par value $0.0001 per share. Immediately after this offering, there will be 25,000,000 and 6,250,000 (assuming, in each case, that the underwriters have not exercised their option to purchase additional units) authorized but unissued shares of Class A and Class B common stock, respectively, available for issuance, which amount takes into account shares reserved for issuance upon exercise of outstanding warrants but not upon the conversion of the Class B common stock. Shares of Class B common stock are automatically convertible into shares of our Class A common stock at the time of our initial business combination, initially at a one-for-one ratio but subject to adjustment as set forth herein. Immediately after this offering, there will be no shares of preferred stock issued and outstanding.

We may issue a substantial number of additional shares of Class A common stock, and may issue shares of preferred stock, in order to complete our initial business combination or under an employee incentive plan after completion of our initial business combination (although our amended and restated certificate of incorporation will provide that we may not issue additional securities that can vote on amendments to our amended and restated certificate of incorporation or on our initial business combination or that would entitle holders thereof to receive funds from the trust account). We may also issue shares upon conversion of the Class B common stock at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions described in this prospectus. However, our amended and restated certificate of incorporation will provide, among other things, that prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (1) receive funds from the trust account or (2) vote on any initial business combination. The issuance of additional shares of common or preferred stock:

•        may significantly dilute the equity interest of investors in this offering;

•        may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•        could cause a change in control if a substantial number of shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•        may adversely affect prevailing market prices for our units, common stock and/or warrants.

Resources could be wasted in researching initial business combinations that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share, or less than such amount in certain circumstances, on the liquidation of our trust account and our warrants and our rights will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share, or less, in certain circumstances, on the liquidation of our trust account and our warrants and our rights will expire worthless. Please see “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share redemption amount received by stockholders may be less than $10.00 per share” and other risk factors herein.

We may only be able to complete one business combination with the proceeds of this offering, the sale of the private placement warrants, and the sale of the forward purchase securities, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may materially negatively impact our operations and profitability.

The net proceeds from this offering and the sale of the private placement warrants will provide us with $250,000,000 (or $287,500,000 if the underwriters’ over-allotment option is exercised in full) that we may use to complete our initial business combination (which includes $8,750,000, or up to $10,062,500 if the underwriters’ over-allotment option is exercised in full, of deferred underwriting commissions being held in the trust account). Moreover, if Avenue opts to purchase all of the forward purchase securities offered under the forward purchase agreement, such sale will provide us with an additional $50,000,000 that we may use to complete our initial business combination.

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity our lack of diversification may subject us to numerous economic, competitive and regulatory risks. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•        solely dependent upon the performance of a single business, property or asset; or

•        dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected if, at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination so that the post-transaction company in which our public stockholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to our initial business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in our initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares of common stock in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new shares of common stock, our stockholders, immediately prior to such transaction could own less than a majority of our outstanding shares of common stock subsequent to such transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business.

Management’s flexibility in identifying and selecting a prospective acquisition candidate, along with our management’s financial interest in consummating our initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of our stockholders.

Subject to the requirement that our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account (excluding any taxes payable) at the time of the agreement to enter into such initial business combination, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Investors will be relying on management’s ability to identify business combinations, evaluate their merits, conduct or monitor diligence and conduct negotiations. Management’s flexibility in identifying and selecting a prospective acquisition candidate, along with management’s financial interest in consummating our initial business combination, may lead management to enter into an acquisition agreement that is not in the best interest of our stockholders, which would be the case if the trading price of our shares of common stock after giving effect to such business combination was less than the per-share trust liquidation value that our stockholders would have received if we had dissolved without consummating our initial business combination.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete our initial business combination with which a substantial majority of our stockholders do not agree.

Our amended and restated certificate of incorporation will not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (such that we do not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. As a result, we may be able to complete our initial business combination even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or, if we seek stockholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our initial stockholders or any of their respective affiliates. In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all shares of common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their respective certificates of incorporation and modified governing instruments, including their warrant agreements. We cannot assure you that we will not seek to amend our amended and restated certificate of incorporation or governing instruments, including our warrant agreement, in a manner that will make it easier for us to complete our initial business combination that some of our stockholders or warrant holders may not support.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their respective certificates of incorporation and modified governing instruments, including their warrant agreements. For example, blank check companies have amended the definition of business combination, increased redemption thresholds extended the time to consummate an initial business combination and, with respect to their warrants, amended their warrant agreements to require the warrants to be exchanged for cash and/or other securities. We cannot assure you that we will not seek to amend our amended and restated certificate of incorporation or governing instruments or extend the time to consummate an initial business combination in order to effectuate our initial business combination.

Certain provisions of our amended and restated certificate of incorporation that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of holders of not less than 65% of our common stock, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated certificate of incorporation and the trust agreement to facilitate the completion of an initial business combination that some of our stockholders may not support.

Our amended and restated certificate of incorporation will provide that any of its provisions (other than amendments relating to the appointment of directors, which require the approval by a majority of the Class B common stock then outstanding) related to pre-business combination activity (including the requirement to fund the trust account and not release such amounts except in specified circumstances and to provide redemption rights to public stockholders as described in this prospectus) may be amended if approved by holders of at least 65% of our common stock, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our common stock. In all other instances, our amended and restated certificate of incorporation will provide that it may be amended by holders of a majority of our common stock, subject to applicable provisions of the DGCL, or applicable stock exchange rules. We may not issue additional securities that can vote on amendments to our amended and restated certificate of incorporation or on our initial business combination. Our initial stockholders, who will beneficially own 20% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering), may participate in any vote to amend our amended and restated certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated certificate of incorporation which will govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete our initial business combination with which you do not agree. Our stockholders may pursue remedies against us for any breach of our amended and restated certificate of incorporation.

Our initial stockholders have agreed, pursuant to a written agreement, that they will not propose any amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, divided by the number of then outstanding public shares. These agreements are contained in letter agreements that we have entered into with each of our initial stockholders. Our stockholders are not parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our initial stockholders for any breach of these agreements. As a result, in the event of a breach, our stockholders would need to pursue a stockholder derivative action, subject to applicable law.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the sale of the private placement warrants and the forward purchase securities (if applicable) will be sufficient to allow us to complete our initial business combination, because we have not yet selected any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private placement warrants and the forward purchase securities (if applicable) prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to redeem for cash a significant number of shares from stockholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our initial business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.00 per share, or less, in certain circumstances, on the liquidation of our trust account, and our warrants and our rights will expire worthless.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the novel coronavirus (“COVID-19”) outbreak.

In March 2020, the World Health Organization declared COVID-19 a global pandemic. This outbreak of COVID-19 has resulted in, and a significant outbreak of other infectious diseases could result in, a widespread health crisis that has and may continue to adversely affect the economies and financial markets worldwide, and the business of any potential target business with which we may consummate a business combination could be materially and adversely affected. Furthermore, we may be unable to complete a business combination if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for and ability to consummate a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, and result in protectionist sentiments and legislation in our target markets, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected. In addition, our ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity in third-party financing being unavailable on terms acceptable to us or at all. Finally, the outbreak of COVID-19 may also have the effect of heightening many of the other risks described in this “Risk Factors” section, such as those related to the market for our securities and cross-border transactions.

Our initial business combination and our structure thereafter may not be tax-efficient to our stockholders and warrant holders. As a result of our business combination, our tax obligations may be more complex, burdensome and uncertain.

Although we will attempt to structure our initial business combination in a tax-efficient manner, tax structuring considerations are complex, the relevant facts and law are uncertain and may change, and we may prioritize commercial and other considerations over tax considerations. For example, in connection with our initial business combination and subject to any requisite stockholder approval, we may structure our business combination in a manner that requires stockholders and/or warrant holders to recognize gain or income for tax purposes, effect a business combination with a target company in another jurisdiction, or reincorporate in a different jurisdiction (including, but not limited to, the jurisdiction in which the target company or business is located). We do not intend to make any cash distributions to stockholders or warrant holders to pay taxes in connection with our business combination or thereafter. Accordingly, a stockholder or a warrant holder may need to satisfy any liability resulting from our initial business combination with cash from its own funds or by selling all or a portion of the shares received. In addition, stockholders and warrant holders may also be subject to additional income, withholding or other taxes with respect to their ownership of us after our initial business combination.

In addition, we may effect a business combination with a target company that has business operations outside of the United States, and possibly, business operations in multiple jurisdictions. If we effect such a business combination, we could be subject to significant income, withholding and other tax obligations in a number of jurisdictions with respect to income, operations and subsidiaries related to those jurisdictions. Due to the complexity of tax obligations and filings in other jurisdictions, we may have a heightened risk related to audits or examinations by U.S. federal, state, local and non-U.S. taxing authorities. This additional complexity and risk could have an adverse effect on our after-tax profitability and financial condition.

As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many special purpose acquisition companies seeking targets for their initial business combination, as well as many such companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, more effort and more resources to identify a suitable target and to consummate an initial business combination.

In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause target companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.

Risks Relating to Our Securities

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We intend to apply to have our units listed on Nasdaq on or promptly after the date of this prospectus and our Class A common stock, warrants and rights listed on or promptly after their date of separation. Although, after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and stock price levels. In general, we must maintain a minimum number of holders of our securities. Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, our stock price would generally be required to be at least $4.00 per share. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If Nasdaq delists any of our securities from trading on its exchange and we are not able to list such securities on another national securities exchange, we expect such securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity for our securities;

•        a determination that our Class A common stock is a “penny stock” which will require brokers trading in our Class A common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our Class A common stock, warrants and rights will be listed on Nasdaq, our units, Class A common stock, warrants and rights will qualify as covered securities under such statute. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not qualify as covered securities under such statute and we would be subject to regulation in each state in which we offer our securities.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the private placement warrants are intended to be used to complete an initial business combination with a target business that has not been selected, we may be deemed to be a “blank check” company under the U.S. securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and the sale of the private placement warrants and will file a Current Report on Form 8-K, including an audited balance sheet of our company demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. In accordance with the SEC’s penny stock rules, we will calculate net tangible assets as total assets less intangible assets and liabilities. We expect our net tangible assets following this offering to exceed $5,000,001, as our total assets will primarily consist of the $250,000,000 of proceeds in the trust account and our total liabilities will consist of the warrant liability, deferred underwriting commissions and accrued offering costs. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of our initial business combination. Please see “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419” for a more detailed comparison of our offering to offerings that comply with Rule 419.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold in excess of 15% of our Class A common stock, you will lose the ability to redeem all such shares in excess of 15% of our Class A common stock.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent, which we refer to as the “Excess Shares.” However, our amended and restated certificate of incorporation does not restrict our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold the Excess Shares and, in order to dispose of such shares, would be required to sell your Excess Shares in open market transactions, potentially at a loss.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within the completion window may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following the 18th month (or up to the 24th month if we were to exercise the two three-month extensions as described herein) from the closing of this offering in the event we do not complete our initial business combination and, therefore, we do not intend to comply with the foregoing procedures.

Because we do not intend to comply with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the ten years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, consultants, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within the completion window is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution.

Because each unit contains one-half of one warrant and one right to receive one-tenth of a share of Class A common stock, and because only a whole warrant or a whole right may be exercised, the units may be worth less than units of other special purpose acquisition companies.

Each unit contains one-half of one warrant and the right to receive one-tenth of a share of Class A common stock upon the consummation of an initial business combination. No fractional warrants will be issued upon separation of the units, and only whole warrants and shares derived from the rights will trade. If, upon exercise of the warrants and/or rights, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A common stock to be issued to the security holder. This arrangement is different from other offerings similar to ours whose units may include one share of Class A common stock and one warrant to purchase one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of a business combination since the warrants will be exercisable in the aggregate for one-half of the number of shares compared to units that each contain a whole warrant to purchase one share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if it included a warrant to purchase one whole share.

We may not hold an annual meeting of stockholders until after we consummate our initial business combination and you will not be entitled to any of the corporate protections provided by such a meeting.

We may not hold an annual meeting of stockholders until after we consummate our initial business combination (unless required by Nasdaq) and thus may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting of stockholders be held for the purposes of electing directors in accordance with a company’s bylaws unless such election is made by written consent in lieu of such a meeting. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

You will not be permitted to exercise your warrants unless we register and qualify the underlying shares of Class A common stock or certain exemptions are available.

If the issuance of the shares of Class A common stock upon exercise of the warrants is not registered, qualified or exempt from registration or qualification under the Securities Act and applicable state securities laws, holders of warrants will not be entitled to exercise such warrants and such warrants may have no value and expire worthless.

We are registering the shares of Class A common stock issuable upon exercise of the warrants in the registration statement of which this prospectus forms a part because the warrants will become exercisable 30 days after the completion of our initial business combination, which may be within one year of this offering. However, because the warrants will be exercisable through their expiration date of up to five years after the completion of our initial business combination, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of our initial business combination, under the terms of the warrant agreement, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our best efforts to file with the SEC a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement for the registration under the Securities Act of the shares of Class A common stock issuable upon exercise of the warrants and thereafter will use our best efforts to cause the same to become effective within 60 business days following our initial business combination and to maintain a current prospectus relating to the Class A common stock issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. Notwithstanding the above, if our Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under applicable state securities laws and there is no exemption available. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of Class A common stock included in the units. If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares of common stock under the blue sky laws of the state of residence in those states in which the warrants were offered by us in this offering. However, there may be instances in which holders of our public warrants may be unable to exercise such public warrants but holders of our private warrants may be able to exercise such private warrants.

The grant of registration rights to our initial stockholders, holders of our private placement warrants, holders of warrants that may be issued upon conversion of loans extended to us and the purchaser of the forward purchase securities may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of the shares of our Class A common stock.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial stockholders and their permitted transferees can demand that we register the resale of their founder shares after those shares convert to shares of our Class A common stock at the time of our initial business combination. In addition, the Warrant Entities or their respective permitted transferees can demand that we register the resale of the private placement warrants and the shares of Class A common stock issuable upon exercise of the private placement warrants, and holders of warrants that may be issued upon conversion of working capital loans may demand that we register the resale of such warrants or the Class A common stock issuable upon exercise of such warrants. Moreover, pursuant to the forward purchase agreement, we have agreed (a) to use commercially reasonable efforts to file within 30 calendar days after the closing of the initial business combination a registration statement with the SEC for a secondary offering of the forward purchase securities, (b) to use commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable thereafter but no later than the earlier of (i) the 90th calendar day (or 120th calendar day if the SEC notifies us that it will “review” the registration statement) following the closing of the initial business combination and (ii) the 10th business day after the date we are notified by the SEC that the registration statement will not be “reviewed” or will not be subject to further review and (iii) to maintain the effectiveness of such registration statement until the earliest of (A) the date on which Avenue or its assignees cease to hold the securities covered thereby, (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and (C) two years from the effective date of the registration statement. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of shares of our Class A common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of the shares of our Class A common stock that is expected when the securities owned by our initial stockholders, holders of our private placement warrants, holders of warrants issued upon conversion of loans extended to us, purchasers of the forward purchase securities or their respective permitted transferees are registered. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to complete. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A common stock that is expected when the common stock owned by our initial stockholders or their permitted transferees, the private placement warrants owned by the Warrant Entities or warrants issued in connection with working capital loans are registered for resale.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•        default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•        our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•        our inability to pay dividends on our common stock;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

Our initial stockholders will control the election of our board of directors until consummation of our initial business combination and will hold a substantial interest in us. As a result, they will elect all of our directors prior to the consummation of our initial business combination and may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.

Upon the closing of this offering, our initial stockholders will own 20% of our outstanding common stock (assuming they do not purchase any units in this offering). In addition, the founder shares, all of which are held by our initial stockholders, will entitle the holders to elect all of our directors prior to the consummation of our initial business combination; provided, however, that with respect to the election of directors in connection with a meeting of the stockholders of the company in which a business combination is submitted to the stockholders of the company for approval, holders of the Class A common stock and holders of the founder shares, voting together as a single class, shall have the exclusive right to vote for the election of directors. Holders of our public shares will, other than as provided in the preceding sentence, have no right to vote on the election of directors prior to consummation of the initial business combination.

These provisions of our amended and restated certificate of incorporation may only be amended by a majority of the Class B common stock then outstanding. As a result, you will not have any influence over the election of directors prior to our initial business combination, other than at a stockholders’ meeting during which a business combination is submitted to the stockholders for approval, as described above.

None of our initial founders, nor, to our knowledge, any of our directors or members of our advisory board have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A common stock. In addition, as a result of their substantial ownership in our company, our initial stockholders may exert a substantial influence on other actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our amended and restated certificate of incorporation and approval of major corporate transactions. If our initial stockholders purchase any additional shares of common stock in the aftermarket or in privately negotiated transactions, this would increase their influence over these actions. Accordingly, our initial stockholders will exert significant influence over actions requiring a stockholder vote. Please see “Proposed Business—Permitted purchases of our securities.”

Our initial stockholders contributed $1,686, or approximately $0.00023 per founder share, and, accordingly, you will experience immediate and substantial dilution from the purchase of our Class A common stock.

The difference between the public offering price per share (allocating all of the unit purchase price to the Class A common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our Class A common stock after this offering constitutes the dilution to you and the other investors in this offering. Our initial stockholders acquired 7,187,500 founder shares at a nominal price, of which certain members of our management team acquired 1,405,938 founder shares, significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public stockholders will incur an immediate and substantial dilution of approximately 95.3% (or $9.53 per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share of $0.48 and the initial offering price of $10.00 per unit. In addition, because of the anti-dilution rights of the founder shares, any equity or equity-linked securities issued or deemed issued in connection with our initial business combination would be disproportionately dilutive to our Class A common stock.

The nominal purchase price paid by certain members of our initial stockholders for the founder shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination.

We are offering our units at an offering price of $10.00 per unit and the amount in our trust account is initially anticipated to be $10.00 per public share, implying an initial value of $10.00 per public share. However, prior to this offering, our initial stockholders acquired our founder shares for a nominal aggregate consideration amount of $1,686, or approximately $0.00023 per share. As a result, the value of your public shares may be significantly diluted upon the consummation of our initial business combination, when the founder shares are converted into public shares. For example, the following table shows the dilutive effect of the founder shares on the implied value of the public shares upon the consummation of our initial business combination assuming that our equity value at that time is $250,000,000, which is the amount we would have for our initial business combination in the trust account assuming the underwriters’ over-allotment option is not exercised, no interest is earned on the funds held in the trust account, and no public shares are redeemed in connection with our initial business combination, and without taking into account any other potential impacts on our valuation at such time, such as the trading price of our public shares, the business combination transaction costs (including payment of $8,750,000 of deferred underwriting commissions), any equity issued or cash paid to the target’s sellers or other third parties, or the target’s business itself, including its assets, liabilities, management and prospects, as well as the value of our public and private warrants and rights. At such valuation, each of our shares of common stock would have an implied value of $8.00 per share upon the consummation of our initial business combination, which is a 20.0% decrease as compared to the initial implied value per public share of $10.00.

Public shares	25,000,000
Founder shares	6,250,000
Total shares(1)	31,250,000
Total funds in trust available for initial business combination	$250,000,000
Initial implied value per public share	$10.00
Implied value per share upon the consummation of initial business combination	$8.00
Initial stockholders’ investment per share	$0.00023

____________

(1)      Excludes the rights included as part of the units sold in this offering.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 50% of the then outstanding public warrants. As a result, the exercise price of your warrants could be increased, the warrants could be converted into cash or stock (at a ratio different than initially provided), the exercise period could be shortened and the number of shares of our Class A common stock purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment; provided that with respect to (A) any amendment or modification solely to the terms of the private placement warrants, the forward purchase warrants and the warrants issued upon conversion of any loans extended to us by Metric, its affiliates or designees or any of our directors or officers, as the case may be, (B) any amendment to any provision of the warrant agreement solely with respect to the private placement warrants, the forward purchase warrants and the warrants issued upon conversion of any loans extended to us by Metric, its affiliates or designees or any of our directors or officers, as the case may be, and (C) any amendment to any provision of the warrant agreement which adversely affects to a greater extent the private placement warrants, the forward purchase warrants and the warrants issued upon conversion of any loans extended to us by Metric, its affiliates or designees or any of our directors or officers, as the case may be, as compared to the public warrants, in each case, the vote or written consent of the registered holders of at least 50% of the then outstanding private placement warrants, the forward purchase warrants and the warrants issued upon conversion of any loans extended to us by Metric, its affiliates or designees or any of our directors or officers, as the case may be (as applicable) will be required; provided further that if no public warrants are outstanding, any amendment or modification will only require the vote or written consent of the registered holders of at least 50% of the then outstanding private placement warrants, the forward purchase warrants and the warrants issued upon conversion of any loans extended to us by Metric, its affiliates or designees or any of our directors or officers, as the case may be (in each case, subject to any such warrants remaining outstanding). Although our ability to amend the terms of the warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock (at a ratio different than initially provided) or shorten the exercise period or decrease the number of shares of our common stock purchasable upon exercise of a warrant. Our initial stockholders may purchase public warrants with the intention of reducing the number of public warrants outstanding or to vote such warrants on any matters submitted to warrant holders for approval, including amending the terms of the public warrants in a manner adverse to the interests of the registered holders of public warrants. While our initial stockholders have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for such transactions, there is no limit on the number of our public warrants that our initial stockholders may purchase and it is not currently known how many public warrants, if any, our initial stockholders may hold at the time of our initial business combination or at any other time during which the terms of the public warrants may be proposed to be amended. See “Proposed Business—Permitted purchases of our securities.”

We may amend the terms of the rights in a manner that may be adverse to holders of rights with the approval by the holders of at least 50% of the then outstanding rights. As a result, the number of shares of our Class A common stock purchasable upon exercise of a right could be decreased, all without your approval.

Our rights will be issued in registered form under a rights agreement between Continental Stock Transfer & Trust Company, as rights agent, and us. The rights agreement provides that the terms of the rights may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding rights to make any change that adversely affects the interests of the registered holders of rights. Accordingly, we may amend the terms of the rights in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the rights with the consent of at least 50% of the then outstanding rights is unlimited, examples of such amendments could be amendments to, among other things, decrease the number of our common stock purchasable upon exercise of a right.

Each of our rights agreement and warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our rights and holders of our warrants, which could limit the ability of rights holders and warrant holders to obtain a favorable judicial forum for disputes with our company.

Each of our rights agreement and warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the rights agreement or the warrant agreement, as applicable, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the rights agreement and the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our rights or warrants, as applicable, shall be deemed to have notice of and to have consented to the forum provisions in our rights agreement or warrant agreement, as applicable. If any action, the subject matter of which is within the scope the forum provisions of the rights agreement or the warrant agreement, as applicable, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (for purposes of this subsection, a “foreign action”) in the name of any holder of our rights or warrants, as applicable, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York or the United States District Court for the Southern District of New York in connection with any action brought in any such court to enforce the forum provisions (for purposes of this subsection, an “enforcement action”), and (y) having service of process made upon such rights holder or warrant holder, as applicable, in any such enforcement action by service upon such rights holder’s counsel or warrant holder’s counsel, as applicable, in the foreign action as agent for such rights holder or warrant holder, as applicable.

These choice-of-forum provisions may limit the ability of rights holders and warrant holders to bring a claim in a judicial forum that such holders find favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our rights agreement or warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors. We note, however, that there is uncertainty as to whether a court would enforce these provisions and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant; provided that the closing price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you to: (1) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so; (2) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants; or (3) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

Our rights, warrants and founder shares may have an adverse effect on the market price of our Class A common stock and make it more difficult to effectuate our initial business combination.

We will be issuing rights that may result in the issuance of up to 2,500,000 shares of our Class A common stock (or up to 2,875,000 shares of our Class A common stock if the underwriters’ over-allotment option is exercised in full) warrants to purchase 12,500,000 shares of our Class A common stock (or up to 14,375,000 shares of our Class A common stock if the underwriters’ over-allotment option is exercised in full), at a price of $11.50 per whole share (subject to adjustment as provided herein), as part of the units offered by this prospectus. Simultaneously with the closing of this offering, we also will be issuing in the private placement an aggregate of 5,900,000 private placement warrants (or 6,125,000 warrants if the underwriters’ over-allotment option is exercised in full), each exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as provided herein. Our initial stockholders currently hold 7,187,500 founder shares (up to 937,500 of which are subject to forfeiture by our initial founders depending on the extent to which the underwriters’ over-allotment option is exercised). The founder shares are convertible into shares of Class A common stock on a one-for-one basis, subject to adjustment as set forth herein. In addition, if our initial stockholders make any working capital loans, up to $1,500,000 of such loans may be converted into warrants, at the price of $1.00 per warrant, at the option of the lender. Such warrants would be identical to the private placement warrants. We may also issue up to 2,500,000 forward purchase warrants at the time of our initial business combination pursuant to the forward purchase agreement.

To the extent we issue shares of Class A common stock to effectuate a business transaction or in connection with the forward purchase securities, the potential for the issuance of a substantial number of additional shares of Class A common stock upon exercise of these rights and warrants or conversion rights could make us a less attractive acquisition vehicle to a target business. Any such issuance will increase the number of outstanding shares of our Class A common stock and reduce the value of the Class A common stock issued to complete the business transaction. Therefore, our rights, warrants and founder shares may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business.

The private placement warrants are identical to the warrants sold as part of the units in this offering except that, so long as they are held by the Warrant Entities: (1) they will not be redeemable by us; (2) they (including the Class A common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Warrant Entities until 30 days after the completion of our initial business combination; (3) they may be exercised by the holders on a cashless basis; and (4) the holders thereof (including with respect to the shares of common stock issuable upon exercise of these warrants) are entitled to registration rights.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units, the terms of the warrants and the terms of the rights were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A common stock, warrants and rights underlying the units, include:

•        the history and prospects of companies whose principal business is the acquisition of other companies;

•        prior offerings of those companies;

•        our prospects for acquiring an operating business;

•        a review of debt to equity ratios in leveraged transactions;

•        our capital structure;

•        an assessment of our management and their experience in identifying suitable acquisition opportunities;

•        general conditions of the securities markets at the time of this offering; and

•        other factors as were deemed relevant.

Although these factors were considered, the determination of our offering size, price and the terms of the units, including the Class A common stock, warrants and rights underlying the units, is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions, including as a result of the COVID-19 outbreak. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Our warrants are expected to be accounted for as a warrant liability and will be recorded at fair value upon issuance with changes in fair value for each period reported in earnings, which may have an adverse effect on the market price of our common stock or may make it more difficult for us to consummate an initial business combination.

We expect to account for the 18,400,000 warrants to be issued in connection with this offering (the 12,500,000 warrants included in the units and the 5,900,000 private placement warrants, assuming the underwriters’ overallotment option is not exercised) as a warrant liability and will record the liability at fair value upon issuance. In addition, we may issue up to 2,500,000 forward purchase warrants at the time of the initial business combination. We will record any changes in fair value in our statement of operations for each period reported as determined by us based upon valuation reports obtained from an independent third party valuation firm. The impact of changes in fair value on earnings may have an adverse effect on the market price of our common stock and we will incur significant expense in valuing such liabilities on a quarterly basis. Moreover, potential business combination partners may seek a special purpose acquisition company that does not have warrants that are accounted for as a warrant liability, which may make it more difficult for us to consummate an initial business combination with a target business.

There have been and may in the future be diversity in the capital structure, financial accounting policies, and resultant financial reporting by SPACs, which may impact the market price for our Class A common stock and our ability to complete a business combination.

In light of the SEC Staff statement in April 2021, which resulted in the warrants issued by many SPACs being classified as liabilities rather than equity as previously reported, we are accounting for all of our shares of Class A common stock as being subject to redemption resulting in a stockholders’ deficit balance. Our accounting policy for the redeemable public shares differs from the accounting treatment of most other SPACs. Further SEC statements relating to accepted accounting of SPACs could result in additional modifications to accounting treatment applied in previously issued financial statements, restatements of previously issued audited financial statements, the filing of notices that previously issued financial statements may not be relied upon, and findings of material weaknesses and significant deficiencies in internal controls over financial reporting. In addition, the reporting of a stockholders’ deficit balance could impact the willingness of some companies to enter into a business combination transaction with us or to finance business combinations involving us, delay our ability to consummate a business combination or otherwise have a material adverse effect on our ability to consummate a business combination.

Because we must furnish our stockholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination include historical and/or pro forma financial statement disclosure. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the completion window.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an initial business combination.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2023. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such initial business combination.

Provisions in our amended and restated certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A common stock and could entrench management.

Our amended and restated certificate of incorporation will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include three-year director terms and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Section 203 of the DGCL affects the ability of an “interested stockholder” to engage in certain business combinations, for a period of three years following the time that the stockholder becomes an “interested stockholder.” We will elect in our certificate of incorporation not to be subject to Section 203 of the DGCL. Nevertheless, our certificate of incorporation will contain provisions that have the same effect as Section 203 of the DGCL, except that it will provide that affiliates of our initial stockholders and their respective transferees will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and will therefore not be subject to such restrictions. These provisions may limit the ability of third parties to acquire control of our company.

An investment in this offering may result in uncertain U.S. federal income tax consequences.

An investment in this offering may result in uncertain U.S. federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of a unit between the shares of Class A common stock, the one-half of a warrant to purchase one share of Class A common stock and the right to receive one-tenth of a share of Class A common stock upon the consummation of an initial business combination included in each unit could be challenged by the U.S. Internal Revenue Service (“IRS”) or courts. In addition, the U.S. federal income tax consequences of a cashless exercise of warrants included in the units we are issuing in this offering is unclear under current law. Finally, it is unclear whether the redemption rights with respect to our Class A common stock suspend the running of a U.S. Holder’s (as defined below) holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of shares of Class A common stock is long-term capital gain or loss and for determining whether any dividend we pay would be considered “qualified dividend income” for U.S. federal income tax purposes. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences when acquiring, owning or disposing of our securities.

Risks Relating to Our Management Team

Our officers, directors and advisors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our officers, directors and advisors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other responsibilities. Each of our officers, directors and advisors is engaged in several other business endeavors for which he or she may be entitled to substantial compensation and our officers, directors and advisors are not obligated to contribute any specific number of hours per week to our affairs.

If our officers’, directors’ and advisors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. Please see “Management—Directors, Director Nominees and Executive Officers” for a discussion of our officers’, directors’ and advisors’ other business affairs.

We are dependent upon our officers and directors and their departure could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. We do not have an employment agreement with, or key-man insurance on the life of, any of our other directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, we do not currently expect that any of them will do so. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

In addition, the officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination, and a particular business combination may be conditioned on the retention or resignation of such key personnel. These agreements may cause our key personnel to have conflicts of interest in determining whether to proceed with a particular business combination. However, we do not expect that any of our key personnel will remain with us after the completion of our initial business combination.

Our key personnel may be able to remain with our company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. Such negotiations also could make such key personnel’s retention or resignation a condition to any such agreement. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the completion of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination, as we do not expect that any of our key personnel will remain with us after the completion of our initial business combination. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

Involvement of members of our management and entities with which they are affiliated in governmental investigations or civil litigation unrelated to our business affairs may be detrimental to our reputation and could impact our ability to consummate an initial business combination.

Our initial stockholders, the companies with which they are affiliated, and their respective principals, may be involved in governmental investigations and civil litigation relating to their business affairs unrelated to our company in the United States or in other jurisdictions. Any such litigation, whether in the past, ongoing or in the future, may be detrimental to our reputation, may negatively impact our ability to attract suitable potential acquisition targets and our ability to identify and complete an initial business combination, and may have an adverse effect on the price of our securities.

We may have a limited ability to assess the management of a prospective target business and, as a result, may affect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target business’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target business’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any stockholders or warrant holders who choose to remain a stockholder or warrant holder following our initial business combination could suffer a reduction in the value of their securities. Such stockholders or warrant holders are unlikely to have a remedy for such reduction in value.

The officers and directors of an initial business combination candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an initial business combination candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the initial business combination candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place. As a result, we may need to reconstitute the management team of the post-transaction company in connection with our initial business combination, which may adversely impact our ability to complete an initial business combination in a timely manner or at all.

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity or other transaction should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our officers and directors are, or may in the future become, affiliated with entities (such as operating companies or investment vehicles) that are engaged in a similar business. We do not have employment contracts with our officers and directors that will limit their ability to work at other businesses. In addition, members of our management team may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, members of our management team could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved. See “Management—Conflicts of Interest.”

As described in “Proposed Business—Sourcing of Potential Business Combination Targets,” “Proposed Business—Key Members of Management and the Board—Advisory Board” and “Management—Conflicts of Interest,” each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Additionally, Mr. Silver, our Chief Executive Officer and director, is a Senior Advisor to, and a registered representative of, our underwriter, Guggenheim Securities. Additionally, Mr. Silver currently has, and may in the future have, conflicting obligations to Guggenheim Securities and clients of Guggenheim Securities, which preclude, or may preclude, Mr. Silver from presenting a business combination opportunity to us. Moreover, Mr. Silver may elect to represent a client of Guggenheim Securities that might otherwise be a business combination opportunity for us or may present a business combination opportunity to Guggenheim Securities or clients of Guggenheim Securities regardless of any current or future contractual or other obligation to do so. Mr. Silver may also be deemed to have an indirect economic interest in Metric by way of his advisory role with Guggenheim Securities. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for one or more entities to which he, she or they has fiduciary, contractual or other obligations or duties, he, she or they will honor these obligations and duties to present such business combination opportunity to such entities first, and only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us (including as described in “Proposed Business—Sourcing of Potential Business Combination Targets”). These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer, unless (i) such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company, (ii) such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue and (iii) the director or officer is permitted to refer the opportunity to us without violating another legal obligation.

Our initial stockholders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our initial stockholders. We do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

In particular, our initial stockholders have invested, and may in the future invest, in a broad array of sectors, including those in which our company may invest. As a result, there may be substantial overlap between companies that would be a suitable business combination for us and companies that would make an attractive target for such other affiliates.

Our directors also serve as officers and board members for other entities, including, without limitation, those described under “Management—Conflicts of Interest.” Such entities may compete with us for business combination opportunities.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our initial stockholders which may raise potential conflicts of interest.

In light of the involvement of our initial stockholders with other businesses, we may decide to acquire one or more businesses affiliated with or competitive with our initial stockholders. Our initial stockholders are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no substantive discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business—Effecting our Initial Business Combination” and “Selection of a target business and structuring of our initial business combination” and such transaction was approved by a majority of our independent and disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm, regarding the fairness to our stockholders from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our initial stockholders potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

Since our initial stockholders will lose their entire investment in us if our initial business combination is not completed (other than with respect to any public shares they may hold), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

As of the date of this prospectus, our initial stockholders owned an aggregate of 7,187,500 founder shares, which they acquired for an aggregate consideration amount of $1,686, or approximately $0.00023 per share. 937,500 founder shares are subject to forfeiture by our initial founders depending on the extent to which the underwriters’ over-allotment option is exercised. The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of the outstanding shares of common stock upon the completion of this offering. The founder shares will be worthless if we do not complete an initial business combination.

In addition, the Warrant Entities have subscribed to purchase an aggregate of 5,900,000 private placement warrants (or 6,125,000 warrants if the underwriters’ over-allotment option is exercised in full) for a purchase price of $5,900,000 (or $6,125,000 if the underwriters’ over-allotment option is exercised in full), or $1.00 per warrant, that will also be worthless if we do not complete our initial business combination. Each private placement warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as provided herein.

The founder shares are identical to the shares of Class A common stock included in the units being sold in this offering, except that: (1) the founder shares are subject to certain transfer restrictions, as described in more detail below; (2) our initial stockholders have each entered into a letter agreement with us, pursuant to which they have agreed to: (a) waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination, (b) waive their redemption rights with respect to any founder shares and public shares held by them in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within the completion window; and (c) waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within the completion window (although it or they, as applicable, will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the completion window); (3) the founder shares are automatically convertible into shares of our Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein; and (4) the holders of founder shares are entitled to registration rights.

The personal and financial interests of our initial stockholders may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the deadline for completing our initial business combination nears.

We may engage our underwriters or one of their affiliates to provide additional services to us after this offering, which may include acting as financial advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. Our underwriters may be entitled to receive deferred underwriting commissions that will be released from the trust only on a consummation of an initial business combination. In addition, Metric is affiliated with an underwriter in this offering and that underwriter has an indirect economic interest in our founder shares and the private placement warrants. As a result, that underwriter may have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.

Our underwriters may be entitled to receive deferred underwriting commissions that will be placed in a trust account located in the United States and released to such underwriter only on consummation of an initial business combination. If we do not complete our initial business combination within 18 months (or up to 24 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering, such underwriter has agreed that (i) it will forfeit any rights or claims to their deferred underwriting commissions, including any accrued interest thereon, then in the trust account and (ii) that the deferred underwriting commissions will be distributed on a pro rata basis, together with any accrued interest thereon (which interest will be net of taxes payable) to the public stockholders.

Guggenheim Securities is an affiliate of Metric. As a result, Guggenheim Securities has an indirect economic interest in approximately 78% of our founder shares (assuming the underwriters’ over-allotment option is exercised in full), an indirect economic interest in 75% of the private placement warrants by way of Metric and an indirect interest in the remaining 25% of the private placement warrants by way of an ownership interest in Warrant LLC. The founder shares, public warrants and private placement warrants will be worthless if we do not complete an initial business combination. The aggregate of value of Guggenheim Securities’ indirect interest in such transaction to purchase private placement warrants is valued at $5,900,000 (or $6,125,000 if the underwriters’ over-allotment option is exercised in full), or $1.00 per warrant, which amount will be worthless if we do not complete a business combination. The founder shares are identical to the shares of Class A common stock included in the units being sold in this offering, except that they are shares of Class B common stock that automatically convert into shares of our Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in this prospectus. Metric, along with our other initial stockholders, has agreed (A) to vote any shares owned by them in favor of any proposed business combination and (B) not to redeem any founder shares in connection with a stockholder vote to approve a proposed initial business combination.

We may engage our underwriters or one of their affiliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing financial advisory services, acting as a placement agent in a private offering or arranging debt financing. We may pay such underwriter or its affiliates fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with our underwriters or their affiliates and no fees or other compensation for such services will be paid to our underwriters or their affiliates prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering. The underwriters may also be entitled to receive deferred underwriting commissions that are conditioned on the consummation of an initial business combination. The fact that such underwriters or their affiliates’ financial interests are tied to the consummation of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to us, including potential conflicts of interest in connection with the sourcing and consummation of an initial business combination.

Notwithstanding these economic interests, our underwriters currently represent, and may in the future represent, other blank check companies and clients that may compete with us for business combination opportunities, as well as clients that may be potential transaction counterparties of ours, and our underwriters may have contractual or other obligations to such other entities. Unless and until any of our underwriters are retained to source initial business combinations for us, our underwriters are not obligated to do so. Accordingly, although our underwriters may provide us with business combination opportunities, those opportunities will not be exclusive to us, and our underwriters may provide such opportunities to other companies as well.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

In recent months, the market for directors and officers liability insurance for special purpose acquisition companies has changed in ways adverse to us and our management team. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. These trends may continue into the future.

The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

Risks Associated with Acquiring and Operating a Business in Foreign Countries

If our management team pursues a company with operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.

If our management team pursues a company with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign jurisdiction, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.

If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

•        costs and difficulties inherent in managing cross-border business operations and complying with commercial and legal requirements of overseas markets;

•        rules and regulations regarding currency redemption;

•        complex corporate withholding taxes on individuals;

•        laws governing the manner in which future business combinations may be effected;

•        tariffs and trade barriers;

•        regulations related to customs and import/export matters;

•        longer payment cycles;

•        tax consequences;

•        currency fluctuations and exchange controls;

•        rates of inflation;

•        challenges in collecting accounts receivable;

•        cultural and language differences;

•        employment regulations;

•        crime, strikes, riots, civil disturbances, terrorist attacks, natural disasters and wars;

•        deterioration of political relations with the United States;

•        obligatory military service by personnel; and

•        government appropriation of assets.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such initial business combination or, if we complete such initial business combination, our operations might suffer, either of which may adversely impact our business, results of operations and financial condition.

If our management following our initial business combination is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, any or all of our management could resign from their positions as officers of the company, and the management of the target business at the time of the business combination could remain in place. Management of the target business may not be familiar with U.S. securities laws. If new management is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

General Risk Factors

We are a blank check company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a blank check company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Past performance by members of our management team or our advisors may not be indicative of future performance of an investment in us.

Information regarding performance by, or businesses associated with members of our management team or advisors is presented for informational purposes only. Any past experience and performance, including related to acquisitions, of our management team or advisors is not a guarantee either: (1) that we will be able to successfully identify a suitable candidate for our initial business combination; or (2) of any results with respect to any initial business combination we may consummate. You should not rely on the historical record and performance of members of our management team and advisors as indicative of the future performance of an investment in us or the returns we will, or are likely to, generate going forward.

Certain agreements related to this offering may be amended without stockholder approval.

Certain agreements, including the underwriting agreement relating to this offering, the letter agreements among us and each of our initial stockholders, and the registration rights agreement among us and our initial stockholders, may be amended without stockholder approval. These agreements contain various provisions that our public stockholders might deem to be material. While we do not expect our board to approve any amendment to any of these agreements prior to our initial business combination, it may be possible that our board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to any such agreement in connection with the consummation of our initial business combination. Any such amendments would not require approval from our stockholders, may result in the completion of our initial business combination that may not otherwise have been possible, and may have an adverse effect on the value of an investment in our securities.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of December 31, 2021, we had a cash balance of $55,579 and deferred offering costs of $812,729. Further, we have incurred and expect to continue to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700 million as of the end of any second quarter of a fiscal year, in which case we would no longer be an emerging growth company as of the end of such fiscal year. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Provisions in our amended and restated certificate of incorporation and Delaware law may have the effect of discouraging lawsuits against our directors and officers.

Our amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. This provision may have the effect of discouraging lawsuits against our directors and officers.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some statements contained in this prospectus, and certain oral statements made from time to time by our representatives in connection with this offering, are forward-looking in nature. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•        our ability to select an appropriate target business or businesses;

•        our ability to complete our initial business combination;

•        our expectations around the performance of a prospective target business or businesses;

•        our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•        our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;

•        the proceeds from the sale of the forward purchase securities being available to us;

•        actual and potential conflicts of interest relating to our directors, officers and other affiliates;

•        our ability to draw from the support and expertise of our directors, officers and other affiliates;

•        our potential ability to obtain additional financing to complete our initial business combination;

•        our pool of prospective target businesses, including the location and industry of such target businesses;

•        the ability of our officers, directors and advisors to generate a number of potential business combination opportunities;

•        our public securities’ potential liquidity and trading;

•        the lack of a market for our securities;

•        the availability to us of funds from interest income on the trust account balance;

•        the trust account not being subject to claims of third parties; or

•        our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 25,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement warrants will be used as set forth in the following table.

	Without Option to Purchase Additional Units	Option to Purchase Additional Units Exercised in Full
Gross Proceeds
Gross proceeds from units offered to public(1)	$250,000,000	$287,500,000
Gross proceeds from private placement warrants offered in the private placement	5,900,000	6,125,000
Total gross proceeds	$255,900,000	$293,625,000
Estimated offering expenses(2)
Underwriting commissions (0.6% of gross proceeds from units offered to public, excluding deferred portion).	$1,500,000	$1,725,000
Legal fees and expenses	950,000	950,000
Printing and engraving expenses	50,000	50,000
Accounting fees and expenses	140,000	140,000
SEC/FINRA Expenses	70,000	70,000
Nasdaq listing and filing fees	90,000	90,000
Miscellaneous expenses(3)	25,000	25,000
Total estimated offering expenses (other than underwriting commissions)	$1,325,000	$1,325,000
Proceeds after estimated offering expenses	$253,075,000	$290,575,000
Held in trust account(4)	$250,000,000	$287,500,000
Percent of public offering size	100%	100%
Not held in trust account	$3,075,000	$3,075,000

The following table shows the use of the approximately $3,075,000 of net proceeds not held in the trust account.

	Amount	% of Total
Legal, accounting, due diligence, travel and other expenses in connection with any business combination	$600,000	19.5%
Legal and accounting fees related to regulatory reporting obligations	$375,000	12.2%
Directors and officers insurance premiums	$1,500,000	48.8%
Nasdaq and other regulatory fees	$100,000	3.3%
Working capital to cover miscellaneous expenses	$500,000	16.2%
Total	$3,075,000	100.0%

____________

(1)      Includes amounts payable to public stockholders who properly redeem their shares in connection with our successful completion of our initial business combination.

(2)      Metric has agreed to loan us up to $800,000 to cover pre-offering expenses as described in this prospectus. This loan will be repaid upon completion of this offering out of the $1,325,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) not held in the trust account. In a separate, standalone note, Metric has also agreed to loan us up to $400,000 to cover certain expenses pertaining to a secondment agreement by and between the company and Guggenheim Securities, LLC. This loan will be non-interest bearing, unsecured and will be repaid at the consummation of the company’s initial business combination; provided that, in the event the company does not consummate an initial business combination, then any amounts drawn under this promissory note shall become due and payable upon funds being released from the company’s trust account, and such amounts outstanding under the loan shall be paid out of funds held outside of the trust account, if any. As of December 31, 2021, we have borrowed an aggregate of $680,000 under these two promissory notes. In the event that offering expenses are less than as set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with loans or additional investments from our initial stockholders.

(3)      Includes organizational and administrative expenses and may include amounts related to above-listed expenses in the event actual amounts exceed estimates.

(4)      The underwriters have agreed to defer underwriting commissions equal to 3.5% of the gross proceeds of this offering. Upon completion of our initial business combination, $8,750,000, which constitutes the underwriters’ deferred commissions (or up to $10,062,500 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters from the funds held in the trust account and the remaining funds, less amounts released to the trustee to pay redeeming stockholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. Of the net proceeds of this offering and the sale of the private placement warrants, $250,000,000 (or $287,500,000 if the underwriters’ over-allotment option is exercised in full), including $8,750,000 (or up to $10,062,500 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions, will, upon the consummation of this offering, be placed in a U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee. The funds in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act and that invest only in direct U.S. government obligations. Based on current interest rates, we estimate that the interest earned on the trust account will be approximately $100,000 per year, assuming an interest rate of 0.04% per year. We will not be permitted to withdraw any of the principal or interest held in the trust account, except for the withdrawal of interest to pay our taxes and up to $100,000 to pay dissolution expenses, as applicable, if any. The funds held in the trust account will not be released from the trust account until the earliest of: (1) the completion of our initial business combination; (2) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance and timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the completion window; and (3) the redemption of all of our public shares if we are unable to complete our initial business combination within the completion window, subject to applicable law. Based on current interest rates, we expect that interest earned on the trust account will be sufficient to pay taxes.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt securities or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemption of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination.

Following this offering and prior to the completion of our initial business combination, our principal use of working capital will be to fund our activities to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a business combination. During that period, we expect our other principal expenses to include franchise and income taxes; regulatory reporting requirements; Nasdaq continued listing fees; and office space, administrative and support services.

We expect to fund our working capital requirements prior to the time of our initial business combination with the interest earned on the trust account. In addition, our initial stockholders may, but none of them is obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to the Warrant Entities. The terms of such loans by our initial stockholders, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our initial stockholders, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of this offering, in which case we will effect a stock dividend or other appropriate mechanism immediately prior to the consummation of this offering in an amount as to maintain the ownership of our initial stockholders prior to this offering at 20% of our issued and outstanding shares of common stock upon the consummation of this offering. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share of the company’s Class A common stock, assuming no value is attributed to the warrants or rights included in the units the company is offering pursuant to this prospectus or the private placement warrants, and the pro forma net tangible book value per common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement warrants, which would cause the actual dilution to the public stockholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing the company’s net tangible book value, which is its total tangible assets less total liabilities (including the value of Class A common stock which may be redeemed for cash), by the number of issued and outstanding common stock. For purposes of the dilution calculation, in order to present the maximum estimated dilution as a result of this offering, we have assumed (i) the issuance of one-tenth (1/10) of one Class A common stock for each right outstanding, as such issuance will occur upon our initial business combination without the payment of additional consideration, and (ii) the number of shares of Class A common stock included in the units offered hereby will be deemed to be 27,500,000 (consisting of 25,000,000 shares of Class A common stock included in the units we are offering by this prospectus and 2,500,000 shares of Class A common stock for the outstanding rights).

As of December 31, 2021, our net tangible book deficit was $872,759, or approximately $(0.14) per share of common stock. After giving effect to the sale of 25,000,000 Class A common stock included in the units we are offering by this prospectus (or 28,750,000 Class A common stock if the underwriters’ over-allotment option is exercised in full), the sale of the private placement warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at December 31, 2021, would have been $5,000,001 or $0.47 per share (or $5,000,001 or $0.41 per share if the underwriters’ over-allotment option is exercised in full, which is the maximum number of shares of Class A common stock that may be redeemed for cash to effect a business combination), representing an immediate increase in net tangible book value (as decreased by the value of 23,188,682 units of our Class A common stock that may be redeemed for cash or 26,733,347 units of our Class A common stock if the underwriters’ over-allotment option is exercised in full) of $0.61 per share (or $0.53 per share to our initial Stockholders as of the date of this prospectus). Total dilution to public Stockholders from this offering will be $9.53 per share (or $9.59 if the underwriters’ over-allotment option is exercised in full).

The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the rights or warrants included in the units or the private placement warrants:

	Without Over-allotment	With Over-allotment
Public offering price	$10.00	$10.00
Net tangible book deficit before this offering	(0.14)	(0.12)
Increase (decrease) attributable to public Stockholders’	0.61	0.53
Pro forma net tangible book value after this offering and the sale of the private placement warrants	0.47	0.41
Dilution to public stockholders	$9.53	$9.59
Percentage of dilution to public stockholders	95.3%	95.9%

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $231,886,819 because holders of 100% of our public stock may redeem their stock for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or stockholders meeting, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any, less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then outstanding public stock.

The following table sets forth information with respect to our initial stockholders and the public stockholders:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Number	Percentage
Initial stockholders(1)(2)	6,250,000	18.5	$1,686	0.001	$0.000
Public stockholders(3)	27,500,000	81.5	$250,000,000	99.999	$10.00
	33,750,000	100	$250,001,686	100

____________

(1)      Assumes the full forfeiture of 937,500 shares of Class B common stock that are subject to forfeiture by our initial founders depending on the extent to which the underwriters’ over-allotment option is exercised.

(2)      Assumes conversion of the founder shares into Class A common stock on a one-for-one basis. The dilution to public Stockholders’ would increase to the extent that the anti-dilution provisions of the founder shares result in the issuance of shares of Class A common stock on a greater than one-to-one basis upon such conversion.

(3)      Assumes the issuance of 2,500,000 shares of Class A common stock underlying the rights.

The pro forma net tangible book value per share after the offering (assuming that the underwriters’ over-allotment option is not exercised) is calculated as follows:

	Without Over-allotment	With Over-allotment
Numerator:
Net tangible book deficit before this offering	$(872,759)	$(872,759)
Net proceeds from this offering and sale of the private placement warrants(1)	253,075,000	290,575,000
Plus: Offering costs paid in advance, excluded from tangible book value before this offering	812,729	812,729
Less: Derivative liabilities(3)	(7,378,150)	(8,119,000)
Less: Deferred underwriting fees payable	(8,750,000)	(10,062,500)
Less: Proceeds held in trust subject to redemption(2)	(231,886,819)	(267,333,469)
	$5,000,001	$5,000,001
Denominator:
Class B common stock outstanding prior to this offering	7,187,500	7,187,500
Class B common stock forfeited if over-allotment is not exercised	(937,500)	—
Class A common stock underlying the rights included in the offering	2,500,000	2,875,000
Class A common stock included in the units offered	25,000,000	28,750,000
Less: Shares subject to redemption	(23,188,682)	(26,733,347)
	10,561,318	12,079,153

____________

(1)      Expenses applied against gross proceeds include offering expenses $1,325,000 and underwriting commissions of $1,500,000 or $1,725,000 if the underwriters exercise their over-allotment option (excluding deferred underwriting fees). See “Use of Proceeds.”

(2)      If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our initial stockholders, directors, executive officers, advisors or their affiliates may purchase shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of shares of Class A common stock subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business—Permitted Purchases of Our Securities.”

(3)      Derivative liabilities are made up of the fair values of the liability classified public warrants, the fair value of the private placement warrants and the fair value of the forward purchase securities.

CAPITALIZATION

The following table sets forth the company’s capitalization at December 31, 2021, and as adjusted to give effect to the filing of its amended and restated certificate of incorporation, the sale of its units in this offering and the private placement warrants and the application of the estimated net proceeds derived from the sale of such securities:

	December 31, 2021
	Actual	As Adjusted
Due to related parties(1)	$680,000	$—
Derivative liabilities(2)	—	7,378,150
Deferred underwriting commissions	—	8,750,000
Class A common stock, $0.0001 par value, 290,000,000 shares authorized; -0- and 25,000,000 shares are subject to possible redemption, actual and as adjusted, respectively(3)	—	250,000,000
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued and outstanding, actual and as adjusted	—	—
Class B common stock, $0.0001 par value, 20,000,000 shares authorized; 7,157,500 and 6,220,000 shares issued and outstanding, actual and as adjusted, respectively(4)	716	622
Additional paid-in capital(5)	970	—
Accumulated deficit(6)	(172,826)	(13,224,912)
Total stockholders’ deficit	$(171,140)	$(13,224,290)
Total capitalization	$508,860	$252,903,860

____________

(1)      Metric has agreed to loan us up to $800,000 to cover pre-offering expenses as described in this prospectus. This loan will be repaid upon completion of this offering out of the $1,325,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) not held in the trust account. In a separate, standalone note, Metric has also agreed to loan us up to $400,000 to cover certain expenses pertaining to a secondment agreement by and between the company and Guggenheim Securities, LLC. This loan will be non-interest bearing, unsecured and will be repaid at the consummation of the company’s initial business combination; provided that, in the event the company does not consummate an initial business combination, then any amounts drawn under this promissory note shall become due and payable upon funds being released from the company’s trust account, and such amounts outstanding under the loan shall be paid out of funds held outside of the trust account, if any. As of December 31, 2021, we have borrowed an aggregate of $680,000 under these two promissory notes. In the event that offering expenses are less than as set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with loans or additional investments from our initial stockholders.

(2)      We will account for the 20,900,000 warrants to be issued in connection with this offering (comprised of 12,500,000 warrants included in the units, 2,500,000 forward purchase warrants, and 5,900,000 private placement warrants, assuming the underwriters’ option to purchase additional units is not exercised) in accordance with the guidance contained in Accounting Standards Codification (“ASC”) Topic 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, we will classify each warrant as a liability at its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in our statement of operations. The warrants are also subject to re-evaluation of the proper classification and accounting treatment at each reporting period.

(3)      All of the 25,000,000 shares of Class A common stock sold as part of the units in this offering contain a redemption feature which allows for the redemption of such public shares in connection with our liquidation, if there is a stockholders’ vote or tender offer in connection with the business combination and in connection with certain amendments to our amended and restated certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require common stock subject to redemption to be classified outside of permanent equity. Given that the 25,000,000 shares of Class A common stock sold as part of the units in the offering will be issued with other freestanding instruments (i.e., public warrants), the initial carrying value of Class A common stock classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. Our Class A common stock is subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, we have the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. We have elected to recognize the changes immediately. The accretion or remeasurement will be treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).

(4)      Actual share amount is prior to any forfeiture of founder shares and as adjusted shares amount assumes no exercise of the underwriters’ over-allotment option.

(5)      The “as adjusted” additional paid-in capital includes the actual additional paid-in capital, after adjustment for the assumed forfeiture of founder shares, the proceeds allocated to the public warrants, proceeds allocated to the rights and the proceeds from the private placement, less the immediate accretion of the carry value of Class A common stock subject to redemption to redemption value to reduce additional paid-in capital to zero.

(6)      As adjusted accumulated deficit includes transaction costs associated with warrant liabilities, forward purchase agreement liability, if any, and the excess of fair value over the proceeds from the sale of private placement warrants. Such costs will be immediately expensed. It also includes the remaining accretion related to the Class A common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated as a Delaware corporation and with the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the private placement warrants, our capital stock, debt or a combination of cash, stock and debt.

The issuance of additional shares of our stock in a business combination:

•        may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B common stock resulted in the issuance of Class A shares on a greater than one-to-one basis upon conversion of the Class B common stock;

•        may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•        could cause a change of control if a substantial number of shares of our common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•        may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•        may adversely affect prevailing market prices for our Class A common stock and/or warrants.

Similarly, if we issue debt securities or otherwise incur significant indebtedness, it could result in:

•        default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•        our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•        our inability to pay dividends on our common stock;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at December 31, 2021, we had a cash balance of $55,579 and deferred offering costs of $812,729. Further, we expect to incur significant costs in the pursuit of our initial business combination. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied prior to the completion of this offering through receipt of $1,686 from the sale of the founder shares and up to $1,200,000 in loans available from Metric by way of two separate promissory notes.

We estimate that the net proceeds from: (1) the sale of the units in this offering, after deducting offering expenses of approximately $1,325,000 and underwriting commissions of $1,500,000 ($1,725,000 if the underwriters’ over-allotment option is exercised in full), excluding deferred underwriting commissions of $8,750,000 (or up to $10,062,500 if the underwriters’ over-allotment option is exercised in full); and (2) the sale of the private placement warrants for a purchase price of $5,900,000 (or $6,125,000 if the underwriters’ over-allotment option is exercised in full), will be $250,000,000 (or $287,500,000 if the underwriters’ over-allotment option is exercised in full). Of this amount, $250,000,000 (or $287,500,000 if the underwriters’ over-allotment option is exercised in full), which includes $8,750,000 (or up to $10,062,500 if the underwriters’ over-allotment option is exercised in full) of deferred underwriting commissions, will be deposited into the trust account. The funds in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940 and that invest only in direct U.S. government obligations. In the event that our offering expenses exceed our estimate of $1,325,000, we may fund such excess with loans or additional investments from our initial stockholders or any of their respective affiliates or other third parties. Conversely, in the event that the offering expenses are less than our estimate of $1,325,000, the excess would be held outside of the trust account.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (which interest shall be less taxes payable) to complete our initial business combination. We may withdraw interest to pay our taxes, if any, including franchise taxes and income taxes. Delaware franchise tax is based on our authorized shares or on our assumed par and non-par capital, whichever yields a lower result. Under the authorized shares method, each share is taxed at a graduated rate based on the number of authorized shares with a maximum aggregate tax of $200,000 per year. Under the assumed par value capital method, Delaware taxes each $1,000,000 of assumed par value capital at the rate of $400; where assumed par value would be (1) our total gross assets following this offering, divided by (2) our total issued shares of common stock following this offering, multiplied by (3) the number of our authorized shares following this offering. Based on the number of shares of our common stock authorized and outstanding and our estimated total gross proceeds after the completion of this offering, our annual franchise tax obligation is expected to be capped at the maximum amount of annual franchise taxes payable by us as a Delaware corporation of $200,000. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the only taxes payable by us out of the funds in the trust account will be income and franchise taxes. We expect the interest earned on the amount in the trust account will be sufficient to pay our taxes. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, our principal use of working capital will be to fund our activities to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a business combination, and to pay taxes to the extent the interest earned on the trust account is not sufficient to pay our taxes.

We expect our primary liquidity requirements during that period to include legal, accounting, due diligence, travel and other expenses in connection with any business combinations; regulatory reporting requirements; Nasdaq continued listing fees; reserve for liquidation expenses; and other miscellaneous expenses.

Pursuant to that certain Secondment Agreement, dated as of September 20, 2021, by and between us and Guggenheim Securities (the “Secondment Agreement”), we expect to pay Guggenheim Securities a fee of up to $100,000 per quarter (subject to a $400,000 cap) in consideration of Guggenheim Securities seconding one of its employees to us. Any costs incurred under the Secondment Agreement will be satisfied by way of a loan made to us by Metric for up to $400,000. This loan will be non-interest bearing, unsecured and will be repaid at the consummation of our initial business combination; provided that, in the event we do not consummate an initial business combination, then any amounts drawn under this promissory note shall become due and payable upon funds being released from our trust account, and such amounts outstanding under the loan shall be paid out of funds held outside of the trust account, if any.

In addition, we may pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

As indicated in the accompanying financial statements, at December 31, 2021, we had a cash balance of $55,579 and deferred offering costs of $812,729. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this uncertainty through this offering are discussed below. We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

We expect to fund our working capital requirements prior to the time of our initial business combination with the interest earned on the trust account. In addition, our initial stockholders may, but none of them is obligated to, loan us funds as may be required to fund our working capital requirements. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to the Warrant Entities. The terms of such loans by our initial stockholders, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our initial stockholders, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares in connection with our initial business combination or a stockholder vote to make certain amendments to our charter, in which case we may issue additional securities or incur debt in connection with our initial business combination. In addition, we may target businesses with enterprise values that are greater than we could merge with the net proceeds of this offering and the sale of the private placement warrants, and, as a result, if the cash portion of the purchase price exceeds the amount available to us, including from the trust account, net of amounts needed to satisfy redemptions by public stockholders, we may be required to seek additional financing to complete such proposed initial business combination. We may also obtain financing prior to the closing of our initial business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our initial business combination. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following the consummation of this offering. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account upon expiration of the completion window. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2023. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement.

Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor has our independent registered public accounting firm tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•        staffing for financial, accounting and external reporting areas, including segregation of duties;

•        reconciliation of accounts;

•        proper recording of expenses and liabilities in the period to which they relate;

•        evidence of internal review and approval of accounting transactions;

•        documentation of processes, assumptions and conclusions underlying significant estimates; and

•        documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting. Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private placement warrants held in the trust account will be invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940 and that invest only in direct U.S. government obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

As of December 31, 2021, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations.

Related Party Transactions

On July 29, 2021, Michael W. Allman and Arun Majumdar purchased an aggregate of 1,406,294 founder shares (up to 186,544 of which were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised) from the company for an aggregate purchase price of $328.94. On February 2, 2022, Metric, Mr. Allman and Dr. Majumdar entered into that certain Contribution Agreement with the company, pursuant to which (i) Mr. Allman and Dr. Majumdar each forfeited 178 founder shares to the company and (ii) Metric forfeited 29,644 founder shares to the company. Following the execution of the Contribution Agreement, Mr. Allman and Mr. Majumdar each own 702,969 founder shares, or an aggregate of 1,405,938 founder shares, with an aggregate of 192,188 founder shares subject to forfeiture. Also, each of our independent directors purchased 30,000 founder shares for an aggregate purchase price of $35.10, and Katherine Hamilton, Matt Maloney, Sarah Kearney, and Mike Garland, all of whom shall serve on our advisory board, each purchased 1,000 shares of founder shares for an aggregate purchase price of $0.92. The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of the outstanding shares of common stock upon the completion of this offering. The purchase price of the founder shares was determined by dividing the amount of cash contributed to us by the number of founder shares issued.

We will also enter into a Stockholders’ Agreement with our initial founders. Pursuant to the terms of the Stockholders’ Agreement, each of our initial founders will agree to vote, or cause to be voted, all shares of common stock owned by such initial founders such that our board of directors will initially consist of Jonathan Silver, Michael Allman, Arun Majumdar, Ron Gonen, John Larkin, Paula Rosput Reynolds, Ray Rothrock and M. Rhem Wooten Jr. Additionally, we will agree with Metric that we will not seek stockholder approval over an initial business combination without Metric’s prior consent, which may be withheld in Metric’s sole discretion. Moreover, Metric will agree that up to 745,312 of its founder shares will be subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised.

Our initial stockholders or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our initial stockholders and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

On September 20, 2021, we entered into a Secondment Agreement with Guggenheim Securities, pursuant to which we will pay Guggenheim Securities a fee of up to $100,000 per quarter (subject to a $400,000 cap) beginning on September 20, 2021, in consideration of Guggenheim Securities seconding one of its employees to us. Any costs incurred under the Secondment Agreement will be satisfied by way of a loan made to us by Metric for up to $400,000. This loan will be non-interest bearing, unsecured and will be repaid at the consummation of our initial business combination; provided that, in the event we do not consummate an initial business combination, then any amounts drawn under this promissory note shall become due and payable upon funds being released from our trust account, and such amounts outstanding under the loan shall be paid out of funds held outside of the trust account, if any.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our initial stockholders may, but none of them is obligated to, loan us funds as may be required. Further, if Metric elects to extend the period of time to consummate our initial business combination beyond 18 months, Metric (or its affiliates or designees) may be required to deposit additional funds into the trust account in the form of a loan to us, as described under the heading “Proposed Business—Ability to Extend Time to Complete Our Initial Business Combination.” If

we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to the Warrant Entities. The terms of such loans by our initial stockholders, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our initial stockholders, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

The Warrant Entities have subscribed to purchase an aggregate of 5,900,000 private placement warrants (or 6,125,000 warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.00 per warrant ($5,900,000 in the aggregate or $6,125,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in the private placement. Each private placement warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as provided herein. The Warrant Entities will be permitted to transfer the private placement warrants held by it to certain permitted transferees, including our officers and directors and other persons or entities affiliated with or related to them, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as the Warrant Entities. Otherwise, these warrants will not, subject to certain limited exceptions, be transferable or salable until 30 days after the completion of our initial business combination. The private placement warrants will be non-redeemable so long as they are held by the Warrant Entities or their respective permitted transferees (except as described below under “Principal Stockholders—Transfers of Founder Shares and Private Placement Warrants”). The private placement warrants may also be exercised by the Warrant Entities or their respective permitted transferees for cash or on a cashless basis. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Pursuant to a registration rights agreement we will enter into with our initial stockholders on or prior to the closing of this offering, we may be required to register certain securities for sale under the Securities Act. Our initial stockholders, and holders of warrants issued upon conversion of working capital loans, if any, are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. We will bear the costs and expenses of filing any such registration statements. Please see “Certain Relationships and Related Party Transactions.”

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things: (1) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act; (2) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (3) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (4) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

General

Our Company

We are a blank check company whose business purpose is to affect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target, and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us. We may pursue an initial business combination in any business or industry but intend to focus our search for an initial business combination on companies that develop, use or sell clean economy technologies.

Business Objective

Climate change is the defining issue of our time. Rising global temperatures are accelerating environmental degradation, increasing the severity of natural disasters, heightening food and water insecurity, disrupting global supply chains and exacerbating geopolitical conflicts. The Intergovernmental Panel on Climate Change analysis indicates that limiting global temperature rise to 1.5˚C above pre-industrial levels would avoid the worst effects of climate change but doing so will require the development and deployment of significant new technologies and some fundamental change in how governments, industries and societies function. The transition represents a significant opportunity for entrepreneurs and capital providers, with estimated investments tripling from current levels to over $4 trillion a year by 2030 through 2050 required to achieve the 1.5˚C threshold.

The effort to decarbonize will affect virtually every sector of the global economy. Transportation, electricity, industry, the built environment and agriculture account for over 90% of greenhouse gas emissions globally, and the way business is done will change in all of these areas. As a result, there are significant investment opportunities across all these sectors, through the use of new technology and the redesign and reorientation of more traditional business models.

Our company is uniquely qualified to identify businesses with the highest growth potential in the sectors undergoing the greatest sustainability-related change. We will leverage our management team’s deep industrial knowledge, technological, operational and transactional expertise to merge with a target with a highly scalable business model and the potential to generate outsized returns anchored in fundamental technological advantage.

Key Members of Management and the Board

Management Team

Our management team includes some of the most respected and experienced investors, business executives and scientists in the clean economy. These individuals have been active in the sector since long before sustainability became a popular investment thesis. Each has a deep understanding of the market landscape and a differentiated ability to quickly identify and assess the likelihood of success for a company, product, technology or service in the sector. Our executives have related, but different and highly specialized, skills that together create a well-balanced team that can lead our company to success. These skills include, but are not limited to, meaningful experience running large, successful public energy companies, extensive and successful investing experience in a wide array of clean economy technologies and the scientific and technical expertise to assess emerging technologies quickly and effectively. In addition, the management team has a broad network of relationships with scientists, technologists, entrepreneurs, executives, investors, bankers and service providers who work in the clean economy, cultivated through years of relevant work experience.

Jonathan M. Silver (Co-Founder, Chief Executive Officer and Chairman)

Mr. Silver has served as our Chief Executive Officer and Chairman since July 2021. Mr. Silver is one of the nation’s best-known clean economy investors and advisors. He led the Loan Program Office at the U.S. Department of Energy, the federal government’s $40 billion clean energy investment fund, during the Obama administration. That fund, which underwrote and invested in a wide range of technologies, including, solar, wind, geothermal, biofuels and nuclear power and advanced automotive technology, was, and remains today, the largest fund of its kind in the world. Many of these investments were first-of-a-kind transactions. As an example, the fund provided the first debt capital to Tesla. Several transactions were named Deal of the Year by leading trade publications, and one was named Deal of the Decade.

Mr. Silver is currently a Senior Advisor at Guggenheim Securities, where he has worked with a number of clean economy companies. Mr. Silver is a member of the boards of National Grid (NYSE: NGG), one the world’s largest publicly owned utilities, and Plug Power (NASDAQ: PLUG), one of the country’s leading hydrogen fuel cell manufacturers. He also sits on several private clean-tech company boards in water management and sustainable packaging. He has served as a senior advisor to numerous clean-tech and clean energy companies, including NextEra, one of the largest U.S. energy companies, and ICF, a leading energy technology-consulting firm.

Previously, Mr. Silver served as senior policy advisor to the U.S. Secretaries of Commerce and Interior during the Clinton administration. Earlier in his career, Mr. Silver was Managing Partner of Core Capital Partners, a top-tier venture capital firm, and was a Managing Director, and the Chief Operating Officer, of Tiger Management, then one of the largest hedge funds in the world. He began his business career in the financial institutions practice at McKinsey & Company.

Mr. Silver is, or has been, on numerous non-profit boards, including several industry-relevant organizations, including Resources for the Future, the Federation of American Scientists and American Forests, the nation’s oldest forest conservation organization, where he served as Chairman. For several years, Mr. Silver taught the second-year MBA course on entrepreneurship at the business school at Georgetown University.

Mr. Silver is a graduate of Harvard University and did graduate work at the Institute for Political Studies in Paris and the Graduate Institute of International Affairs in Geneva, while on Rotary and Fulbright Fellowships, respectively.

Michael W. Allman (Co-Founder, Chief Financial Officer and Director)

Mr. Allman has served as our Chief Financial Officer and Director since July 2021. Mr. Allman has over 20 years of experience in the energy, sustainability, and technology industries in the United States and internationally.

Mr. Allman spent 14 years as an executive with Sempra Energy in a number of senior management roles, including chief strategy and development officer, head of mergers and acquisitions, Chief Audit Executive and Chief Financial Officer of Sempra Energy’s global business operations.

As the President and Chief Executive Officer of Sempra Generation, Mr. Allman developed and executed a business plan focusing on renewable power and created a multi-billion dollar renewable energy business in less than four years. He pioneered the utility-scale solar market by developing and building the first large utility-connected solar photovoltaic power plants in the world, helping launch an industry that has since attracted substantial interest and investments. Sempra Generation also developed the first major installation of battery storage connected to renewable power production, thereby allowing for increased renewable energy penetration in local power markets.

In 2010, Mr. Allman became Chairman, President, and Chief Executive Officer of the Southern California Gas Company, the largest natural gas distribution company in the country that serves over 20 million consumers. As Chief Executive Officer, he achieved record profits, improved safety performance and launched initiatives to integrate biogas and other renewable gas into the natural gas grid.

In 2012, Mr. Allman became an investor and entrepreneur in the energy and technology sectors. He was an early investor and advisor to Stem, Inc., a battery storage and artificial intelligence software company acquired by Star Peak Energy in April 2021. In 2015, Mr. Allman became the President of Bit Stew Systems, a start-up company building a software platform for data analysis and analytics for large industrial systems in support of the “Industrial Internet of Things.” Mr. Allman led the sale of Bit Stew to GE in November 2016 in what the Canadian Venture Capital & Private Equity Association named the venture capital “Deal of the Year”.

Mr. Allman currently serves as the Chairman of H2scan, a leading provider of hydrogen detection and measurement solutions to support the burgeoning hydrogen economy. He also serves on other corporate boards in the software, artificial intelligence, and asset management industries, with a focus on the intersection of technology with clean-tech and energy.

For nearly a decade before joining Sempra Energy, Mr. Allman was a management consultant with LEK Consulting, working globally in Chicago, Johannesburg, London, and Los Angeles. Mr. Allman received an MBA with a Finance specialization from The University of Chicago Booth School of Business, and a Bachelor of Science in Engineering from Michigan State University.

Dr. Arun Majumdar, PhD (Co-Founder, Chief Technology Officer and Director)

Dr. Arun Majumdar has served as our Chief Technology Officer, Secretary and Director since July 2021. Recognized as one of the most influential leaders in energy innovation, Dr. Majumdar has been the Jay Precourt Provostial Chair Professor at Stanford University since August 2014 and a Senior Fellow, and the former Director of the Stanford Precourt Institute for Energy since September 2015. Since December 2019, he has been a member of the advisory committee helping Stanford University launch a new School of Climate and Sustainability and Dr. Majumdar currently serves as the Chair of the Advisory Board (SEAB) for Secretary of Energy, Jennifer Granholm.

In October 2009, Dr. Majumdar was nominated by President Obama and confirmed by the United States Senate as the Founding Director of the Advanced Research Projects Agency-Energy (“ARPA-E”), where he served until June 2012. Under Dr. Majumdar’s leadership, ARPA-E became one of the largest investors in clean energy technologies. During his tenure, the agency made early investments in such technologies as renewable power, zero-carbon fuels, storage, grid management, biotechnology in energy and agriculture, and energy efficiency.

In 2010, Dr. Majumdar created and launched the U.S. Department of Energy’s Sunshot initiative, with the goal of reducing the nation’s cost of solar electricity below that of electricity from natural gas by 2020, a milestone that was met in 2017. Between March 2011 and June 2012, Dr. Majumdar also served as the Acting Undersecretary of Energy and a Senior Advisor to the Secretary of Energy, Dr. Steven Chu. There, Dr. Majumdar’s work focused on the innovation value chain, from research and development to deployment and involved markets, policy and finance. Between 2012 and 2014, Dr. Majumdar was the Vice President—Energy at Google Inc., where he led multiple projects focused on the nation’s grid system. From June 2014 to January 2017, Dr. Majumdar also served as the Vice Chair of the Advisory Board for Secretary of Energy, Dr. Ernest Moniz, advising him on numerous efforts within the U.S. Department of Energy and on the global energy landscape.

Dr. Majumdar is, or has been, on the advisory boards of numerous companies and clean energy focused investment firms, including Breakthrough Energy Ventures and Lime Rock New Energy, as well as the advisory boards or boards of non-profit organizations, including the Bezos Earth Fund and the Electric Power Research Institute (“EPRI”).

Prior to joining the U.S. Department of Energy in October 2009, Dr. Majumdar was the Almy & Agnes Maynard Chair Professor of Mechanical Engineering and Materials Science & Engineering at the University of California—Berkeley from 1997 to 2009 and the Associate Laboratory Director for energy and environment at Lawrence Berkeley National Laboratory from 2007 to 2009. He also spent the early part of his professional career from 1989 to 1996 at Arizona State University and University of California, Santa Barbara. Dr. Majumdar received his bachelor’s degree in Mechanical Engineering at the Indian Institute of Technology, Bombay in 1985 and his Ph.D. from the University of California, Berkeley in 1989. He is also an elected member of the U.S. National Academy of Sciences, the U.S. National Academy of Engineering, and the American Academy of Arts and Sciences.

Independent Directors

Ron Gonen

Mr. Gonen is the Founder and Chief Executive Officer of Closed Loop Partners, a New York-based investment firm founded in January 2014, which manages venture capital, growth equity, private equity, project finance funds and an innovation center all focused on building the circular economy. From 2012 to 2014, Mr. Gonen was the Deputy Commissioner of Sanitation, Recycling and Sustainability for New York City. He oversaw the collection and processing of NYC’s paper, metal, glass, plastic, textile waste, electronic waste, organics, and hazardous waste and played an important role in creating policy around recycling. In 2013, the National Resources Defense Council (“NRDC”) and Earth Day New York named Mr. Gonen the Public Official of the Year in New York City. Previously, from 2004 to 2010, Mr. Gonen was the CEO of Recycle Bank, an early mover in sustainable business. The company was named Public/Private Partnership of the Year by the U.S. conference of Mayors, a Technology Pioneer by the World Economic Forum and the Wall Street Journal’s #1 Venture Backed Cleantech Company of The Year.

During his career, Mr. Gonen has been recognized with a number of business and environmental awards, including recognition as a “Champion of the Earth” by the United Nations Environment Program, the highest distinction for environmental protection given by the United Nations. In 2021, Mr. Gonen published The Waste Free World: How the Circular Economy Will Take Less, Make More, and Save the Planet, (Penguin Random House), highlighting how companies that utilize circular economy business models will generate the most value and lead their industries.  Mr. Gonen received his MBA from Columbia Business School and served as an Adjunct Professor there from 2010 to 2018.

John Larkin

Mr. Larkin currently serves as the Head of Impact Investments at Avenue Capital Group, where he is responsible for the direction of the Avenue Sustainable Solutions Strategy, serving on its investment committee as well as sourcing key relationships and advising on investment opportunities. He also currently holds a seat on Avenue Capital Group’s Management Committee. Prior to the creation of the Avenue Sustainable Solutions Strategy in 2017, Mr. Larkin served Avenue Capital Group as a Senior Managing Director in various roles, beginning in 2010. From 2005 to 2009, Mr. Larkin was Head of Alternative Investments—Americas at Deutsche Bank where he managed the private asset platform that included private equity, hedge funds and real estate investments. While at Deutsche Bank, he served as a board member to various investment funds with fiduciary oversight and as a speaker on the topic of climate change. Previously, Mr. Larkin held leadership roles with HFR Asset Management, Citigroup and Merrill Lynch, where he was Head of the Private Investments Group from 2000 to 2002. Mr. Larkin has also served on the boards of Cogent Energy Systems, North American Biofuels Co. and has served as senior advisor to Amelio Solar. These firms focused on innovative technology in the cleantech sector, where he has been an avid personal investor and spokesman for the past 18 years. Mr. Larkin is a retired Navy Commander/Aviator and holds a B.S. in Mechanical Engineering from the New Jersey Institute of Technology (1984).

Paula Rosput Reynolds

Ms. Reynolds is an experienced board member and seasoned senior executive. Ms. Reynolds is currently Chairman of the Board of National Grid Group plc, where she has served since January 2021, and a board member of BP plc since 2015 and General Electric Co. since 2018. From 2006 to 2008, Ms. Reynolds served as the Chairman, President and Chief Executive Officer of Safeco Corporation, a Fortune 500 insurer that was acquired by Liberty Mutual Insurance Group in 2008. Upon the sale of Safeco, Ms. Reynolds served as Vice-Chairman and Chief Restructuring Officer at American International Group (“AIG”) from 2008 to 2009. Ms. Reynolds also served as Chairman, President and Chief Executive Officer of AGL Resources, a Fortune 1000 energy services holding company that was later acquired by Southern Company. Earlier in her career, Ms. Reynolds was an executive at Duke Energy Corporation and PG&E Corp. Ms. Reynolds has also served as a director of CBRE, Inc., Delta Airlines, Inc., TransCanada Corporation, Anadarko Petroleum Corporation, Coca-Cola Enterprises, Inc. and Air Products and Chemicals Inc. Ms. Reynolds is a recipient of the National Lifetime Achievement Award from the National Association of Corporate Directors. Ms. Reynolds graduated from Wellesley College.

Ray Rothrock

Mr. Rothrock is the founder of FiftySix Investments LLC, a seed stage investment fund founded in June 2020 that focuses on cyber, energy and sustainability. Mr. Rothrock also currently serves on the boards of Roku, Inc. (NASDAQ: ROKU) and Check Point Software Technology (NASDAQ: CHKP), as well as several other private companies, including Team8, Titaniam Labs, and TAE Technologies, a clean fusion energy company. Mr. Rothrock is also Executive Chairman of RedSeal, Inc. an enterprise cyber security company.

Prior to founding FiftySix Investments LLC, Mr. Rothrock served from 2016 to 2020 as a member of Glilot Capital Partners’ Board of Experts, a venture capital firm focused on scaling enterprise software startups. From 1988 to 2013, Mr. Rothrock was a senior partner at Venrock, an early-stage tech investment partnership founded by the Rockefeller family. During his 25-year career at Venrock, Mr. Rothrock invested in over 50 early-stage technology companies, led the firm’s Internet and energy investment programs and was a member of the management committee. From 2012 to 2013, Mr. Rothrock also served as Chairman of the National Venture Capital Association. Earlier, Mr. Rothrock served on the Board of Trustees of the Texas A&M Foundation and chaired its Investment Committee. Mr. Rothrock has a Bachelor of Science degree from Texas A&M University, a Master of Science in Nuclear Engineering from Massachusetts Institute of Technology, and an MBA from Harvard Business School.

M. Rhem Wooten Jr.

Mr. Wooten has been a Partner and the Chair of the Sustainability Committee at SER Capital Partners, a middle market private investment firm dedicated to North American industrial sustainability, since October 2019. From October 2010 to April 2018, Mr. Wooten worked for Hannon Armstrong Sustainable Infrastructure (NYSE: HASI), where he served in several senior management positions, including Executive Vice President and President of HASI Partners. HASI became the first U.S. public company solely dedicated to investments in climate solutions following its initial public offering in 2013. Mr. Wooten also served on the board of directors of Anaergia for two-and-a-half years leading up to its initial public offering in mid-2021.

Mr. Wooten was the President of Allied Syngas Corporation from 2004 to 2010. Previously, Mr. Wooten was the President and Chief Executive Officer of Pradium, Inc., an electronic grain exchange sponsored by Cargill, Louis Dreyfus, ADM, Cenex Harvest States, DuPont and Crosspoint Venture Partners. Early in his career, Mr. Wooten served as President of Duke Energy Corporation’s independent power unit for eight years, and as Managing Director of Origination and Operations for Duke/Louis Dreyfus. Mr. Wooten was the President of Merchant Energy Group from 1997 to 2000. Mr. Wooten received a B.S. in business administration from the UNC Kenan-Flagler Business School.

Advisory Board

In addition to our management team and board of directors, we have assembled a highly differentiated advisory board that will help position us as the value-add partner of choice for today’s leading entrepreneurs. The advisory board will provide us significant sourcing opportunities through their operational expertise and networks. Additionally, several provide deep domain expertise across our target sub-verticals which will be instrumental during our diligence processes. Given the extensive operational experiences across our advisory board, we believe that our advisors will be able to provide guidance to our eventual target on how to best position the company for long term success.

The members of our advisory board will assist our management team with sourcing and evaluating business opportunities and devising plans and strategies to optimize any business that we merge with following the consummation of this offering. However, unlike our management team, our advisors are not responsible for managing our day-to-day affairs and have no authority to engage in substantive discussions with business combination targets on our behalf. Our advisors are neither paid nor reimbursed for any out-of-pocket expenses in connection with the search of business combination targets before or after the consummation of our initial business combination. We have not currently entered into any formal arrangements or agreements with the members of our advisory board to provide services to us and they will have no fiduciary obligations to present business opportunities to us.

Our advisory board has extensive experience in a wide array of clean economy technologies and the scientific and technical expertise to assess emerging technologies quickly and effectively.

Mike Garland

Mike Garland is the Chief Executive Officer of Pattern Energy, one of the country’s largest developer/operators of wind, solar storage and transmission projects, with projects in the United States, Canada and Japan. Mr. Garland co-founded the company in 2009 after 23 years at Babcock and Brown, where he led the company’s North American Infrastructure Group.

For more than 30 years, Mr. Garland has focused on developing, constructing, managing and investing in energy and infrastructure projects in the United States and around the world. He closed his first wind project financing in 1989 and has since successfully managed or overseen the development, investment in, and operations of, nearly 10,000 megawatts of renewable energy projects worldwide and nearly $50 billion in infrastructure assets. Earlier, Mr. Garland worked for the State of California as Chief of Energy Assessments from 1975 to 1986. Mr. Garland is a Trustee of the University of California, Berkeley Foundation and sits on the board of SteelRiver Infrastructure Fund, North America, GP.

Katherine Hamilton

Ms. Hamilton is Chair of 38 North Solutions. An international clean energy policy expert, Ms. Hamilton was an original and longtime host of The Energy Gang podcast and is now a regular contributor to The Carbon Copy podcast. Ms. Hamilton has led several councils of the World Economic Forum as a global policy and technology thought leader and is currently Chair of the Global Future Council on Clean Electrification. Ms. Hamilton served as President of the GridWise Alliance, advocating for smart grid funding in the Obama Administration’s Recovery Act. Prior to that role, Ms. Hamilton was a policy advisor for Good Energies, Inc., a private investment company with a portfolio in clean energy technologies of nearly $6 billion. She co-directed the American Bioenergy Association, working with the states of Maryland and New Jersey to develop renewable portfolio standards. At the National Renewable Energy Laboratory (NREL), Ms. Hamilton led buildings research and then managed government relations in Washington,

D.C. Ms. Hamilton spent a decade at Virginia Power, designing grids and managing commercial customer projects. Ms. Hamilton studied electrical engineering at Northern Virginia Community College and holds degrees from Cornell University and the Sorbonne. Ms. Hamilton was previously profiled and listed on the #Solar100 board by kWh Analytics and received a Cleanie Award as Entrepreneur of the Year.

Matt Maloney

Mr. Maloney has been advising and financing entrepreneurs and investors in technology, climate technology and sustainability for over 30 years. Currently, Mr. Maloney serves on several climate technology-related advisory boards helping companies navigate growth and to develop strategies to finance infrastructure. From 2002 to 2020, Mr. Maloney worked for Silicon Valley Bank, where he held senior leadership roles and founded, built, and scaled its market-leading Energy & Resource Innovation, Frontier Technology, and Renewables Project Finance practices. Under his leadership, those groups managed more than $12 billion of assets and worked with more than 2,000 companies, transforming the infrastructure of the energy, transportation, food/agriculture, and manufacturing industries. Prior to joining Silicon Valley Bank, he worked at GATX Capital where he co-founded both its Technology and Telecomm Investing groups, which financed over $3 billion. Earlier, he was an investment banker for telecom, electric and gas utilities. Mr. Maloney received his MBA from the Kellogg School of Management at Northwestern University and BA from Guilford College.

Sarah Kearney

Ms. Kearney is the Founder and Executive Director of Prime Coalition, a non-profit that partners with philanthropists to invest in market-based solutions to climate change. To date, over 180 foundations, donor-advised funds, family offices, corporations and individuals have made climate related investments facilitated by Prime. As Executive Director, Ms. Kearney is responsible for envisioning the future of the organization, advancing its mission, staffing it for success and overseeing its administration, programs and strategic plan.

Before Prime Coalition, Ms. Kearney served as Executive Director and Trustee of the Chesonis Family Foundation, a grant-making organization that supports transformational energy research, development and deployment.

Ms. Kearney holds a B.S. in Commerce from the University of Virginia and an M.S. in Technology and Policy from MIT’s Engineering Systems Division.

Nancy Pfund

Ms. Pfund is the founder and Managing Partner of DBL Partners, a venture capital firm founded in 2008 whose goal is to combine top-tier financial returns with meaningful social, economic and environmental returns in the regions and sectors in which it invests. Ms. Pfund currently serves, or previously served, as a member of the boards of such clean economy companies, including: Farmer’s Business Network, Andela, The Muse, Zola Electric, Bellwether Coffee, Spatial, Wynd, Droneseed and, prior to their public offerings, Tesla and Pandora. Ms. Pfund served on the board of SolarCity on both its audit and compensation committees, and also served as the chair of the corporate governance committee, from 2008 until the company was acquired by Tesla in December 2016. Prior to founding DBL Partners, Ms. Pfund was a Managing Director in Venture Capital at JPMorgan and started her investment career at Hambrecht & Quist in 1984. Previously, she worked at Intel Corporation, the State of California, Stanford University, and the Sierra Club.

Ms. Pfund serves as a member of the Board of Trustees of the National Geographic Society, where she chairs the Compensation Committee, and is also a member and the Chapter Chair of the Silicon Valley Women Corporate Directors Foundation. She is an advisor to the UC Davis Center for Energy Efficiency, co-chairs the Yale School of Management Program on Entrepreneurship and serves on the Investment Advisory Committee of Prime Coalition.

Ms. Pfund has been a lecturer in management at the Stanford Graduate School of Business and the Yale School of Management and is a C3E Ambassador to the U.S. Clean Energy Education and Empowerment Program, led by the U.S. Department of Energy. From 2001 to 2019, Ms. Pfund was also a founding officer and director of ABC2, a foundation aimed at accelerating a cure for brain cancer. In addition, Ms. Pfund was a founding member of the

California Clean Energy Fund from 2005 to 2012 and an Advisory Board member of Lawrence Berkeley National Laboratory (Berkeley Lab) and Cyclotron Road, its Clean Energy Incubator from 2014 to 2019. Ms. Pfund received her B.A. and M.A. in anthropology from Stanford University and her MBA from the Yale School of Management.

Our Forward Purchase Agreement

We believe our ability to complete our initial business combination is enhanced by our entry into a forward purchase agreement with Avenue. The forward purchase is intended to provide us with additional funding for our initial business combination. We have entered into a forward purchase agreement, pursuant to which Avenue has the option to purchase up to 5,000,000 shares of our Class A common stock plus up to 2,500,000 forward purchase warrants, exercisable to purchase one share of our Class A common stock at $11.50 per share, for an aggregate purchase price of up to $50,000,000, or $10.00 for one share of our Class A common stock and one-half of one warrant. The purchase of the forward purchase shares and forward purchase warrants is expected to take place, if at all, in a private placement to occur substantially concurrently with the closing of our initial business combination. Pursuant to the forward purchase agreement, we must deliver to Avenue, prior to the execution of a definitive agreement with respect to an initial business combination, a written summary of the material terms of, and other readily available information relating to, such business combination, including information about the target company in such business combination. Upon receiving such information, Avenue will determine, in its sole discretion, whether it wishes to consummate the purchase of the forward purchase securities pursuant to the forward purchase agreement. Subject to certain conditions set forth in the forward purchase agreement, Avenue may transfer the rights and obligations under the forward purchase agreement, in whole or in part, to the forward transferees; provided that upon such transfer, the forward transferees assume the rights and obligations of Avenue under the forward purchase agreement. In connection with the forward purchase agreement, Avenue has designated John Larkin as its appointee to our board of directors. For the avoidance of doubt, a forward purchase security does not contain a right to receive one-tenth of a share of our Class A common stock upon the consummation of our initial business combination.

The proceeds from the sale of the forward purchase securities will not be deposited into our trust account. The proceeds from the sale of the forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, for expenses in connection with our initial business combination or for working capital in the post-transaction company.

The terms of the forward purchase shares are identical to the terms of our Class A common stock being issued in this offering, except that the forward purchase shares will have no redemption rights in connection with our initial business combination and will have no right to liquidating distributions from our trust account if we fail to complete our initial business combination within the prescribed time frame. The terms of the forward purchase warrants are identical to the terms of the private placement warrants. In addition, as long as the forward purchase securities are held by Avenue or the forward transferees, they will have certain registration rights.

Business Strategy

We will identify, acquire and seek to maximize the value of a company operating in one of the sectors outlined in the section titled, “Market Opportunity.” We may pursue an initial business combination in any business or industry but intend to focus our search for an initial business combination on companies that develop, use or sell clean economy technologies. Our management team will:

•        leverage its extensive network of industry executives, investors and climate and sustainability specialists to source business combination opportunities;

•        use its deep technical expertise to assess where a given technology is on its path to commercialization and seek to invest in those that have demonstrated commercial viability but not yet fully exploited their market opportunity; and

•        seek opportunities that can benefit from our management team’s deep sector expertise and ability to create value for our stockholders.

Each of our executives has worked with a wide array of private equity sponsors, credit fund sponsors, lenders, public and private company management teams, investment banks, attorneys and accountants active in the clean economy. We believe we have a competitive advantage in identifying and attracting a merger partner through our widely recognized ability to add value to growth companies in these sectors. Additionally, our decades of work in the sectors we target broadens the scope of opportunities available to us, generally well beyond other investors who often rely solely on traditional sustainability screens.

Once acquisition opportunities have been identified, our management team has a differentiated ability to screen, evaluate and execute a transaction. Each member of the management team brings unique strengths to the effort. As an internationally recognized technologist and the Founding Director of ARPA-E, Dr. Majumdar is at the forefront of energy and technology innovation. Mr. Silver’s demonstrated success in evaluating and executing large, complex clean-technology transactions and Mr. Allman’s expertise in running large public energy companies position the company for success.

Market Opportunity

Our collective ability to address climate change has improved over the past several decades, with significant advances in technologies across the power and sustainability spectrum. However, much remains to be done as President Biden acknowledged when he pledged to make U.S. electric power carbon-free by 2035, cut U.S. total emissions by 50% by 2030 and create a net-zero emissions economy by 2050. Over the next several decades, virtually every aspect of personal and public life and every company in the world will be affected by, and participate in, the transition to a cleaner, decarbonized world.

This represents an enormous investment opportunity. New, “clean economy” companies are being launched at a rapid pace. Legacy companies are pivoting to new and cleaner markets. Business products, services, strategies and operations are all changing in the effort to create a sustainable future. There is enormous economic value to be created and a very large amount of capital required to unlock it.

As we evaluate potential merger targets, we intend to focus our search primarily on companies that meet some or all of the following criteria:

Decarbonizing Infrastructure and Supply Chains

The once-in-a-century transition of electric power (e.g., renewables, nuclear, hydroelectric, geothermal, carbon capture and sequestration), transportation (e.g., electrification and clean fuels for light duty, local delivery and long-haul trucking, shipping, locomotives, flight), industries (e.g., steel, cement, chemicals), food/agriculture and textiles as well as energy-efficient buildings and information technology needed to address climate change is creating new innovation value chains as well as new supply chains for materials, products and services. Examples include inputs, tools and infrastructure needed for generating, storing, transporting and managing power, clean fuels as well as the materials, products and services needed to electrify energy systems traditionally operated by fossil fuels.

Expanding the Circular Economy

New technologies and new ways of thinking are improving our ability to reuse, repair, repurpose and recycle goods and materials we used to throw away, such as packaging and textiles. There are opportunities here to transform the industrial and consumer goods markets, to expand waste and water treatment and to capture and reuse emissions. In addition, other companies, like those in clean fuels, virtual power plants, batteries, artificial intelligence, and automation, and data analytics sectors, are focused on improving our resilience to climate change.

Leveraging Adjacent Technologies and Market Opportunities

Technological progress is often mapped on “S-curves,” which are a way to visualize where a given technology is on its way to commercialization. We believe there are numerous sustainability-focused technology companies that have demonstrated commercial viability but not yet saturated their target markets or fully exploited the value of the underlying technology in adjacent markets. These are businesses that address significant, rapidly growing demand from other businesses and/or consumers with a large impact on sustainable businesses. Examples include, but are not limited to, cybersecurity, plant-based meat and dairy, and the use of digital, artificial intelligence and automation technologies to create innovative services such as virtual power plants, automated construction (including, for example, 3-D printing) with sustainable materials, digital coordination, logistics and services for retail and wholesale markets with large emissions reductions.

Value-Based Opportunities

The transition to the clean economy will also require legacy companies and legacy technologies to pivot and reposition into new and high-growth clean markets. Here, opportunities include smart buildings, pollution controls, sustainable composite materials, sustainable packaging, smart agriculture and foods, and goods and services to achieve net-zero emissions commercial enterprises.

Investment Criteria

Consistent with our investment philosophy and strategy, we plan to identify high-quality businesses run by exceptional leaders and teams pursuing large market opportunities in the clean economy. We expect to be guided by the criteria outlined below in evaluating opportunities, but we may decide to complete our initial business combination with a target business that does not meet some, or all, of these criteria.

We believe the following guidelines are useful in evaluating prospective target companies:

1.      A total addressable market that is expected to grow substantially in the future but is already potentially attractive;

2.      Products or services that have already been successfully commercialized, though perhaps not yet at significant scale, but with growing market demand;

3.      Intellectual property that is robust and defensible;

4.      Companies that require access to capital to meet the increasing demand and drive future growth; and

5.      Experienced management teams led by individuals who have both a long-term vision and the execution capabilities to generate value, that are ready to run a public company and who can identify opportunities for both organic growth and growth by acquisition.

Our Acquisition Process

In evaluating a prospective target business, we expect to conduct thorough due diligence which will encompass, among other things, meetings with management, document reviews, and inspection of facilities where possible, as well as a review of financial, operational, legal and other information which will be made available to us.

Initial Business Combination

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account). Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination (including with the assistance of financial advisors), we will obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm with respect to the satisfaction of such criteria. While we consider it likely that our board of directors will be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of the target’s assets or prospects. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.

We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the outstanding equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in our initial business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders, immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

Our amended and restated certificate of incorporation will require the affirmative vote of a majority of our board of directors, which must include a majority of our independent directors to approve our initial business combination (or such other vote as the applicable law or stock exchange rules then in effect may require). In addition, we have agreed not to enter into a definitive agreement regarding our initial business combination without the prior consent of Metric, which consent may be withheld in Metric’s sole discretion.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares in connection with our initial business combination or a stockholder vote to make certain amendments to our amended and restated certificate of incorporation, in which case we may issue additional securities or incur debt in connection with our initial business combination. In addition, we intend to target businesses with enterprise values that are greater than we could merge with the net proceeds of this offering and the sale of the private placement warrants, and, as a result, if the cash portion of the purchase price exceeds the amount available to us, including from the trust account, net of amounts needed to satisfy redemptions by public stockholders, we may be required to seek additional financing to complete such proposed initial business combination. We may also obtain financing prior to the closing of our initial business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our initial business combination. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop arrangements we may enter into following the consummation of this offering. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account upon expiration of the completion window. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Prior to the date of this prospectus, we will file a registration statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Corporate Information

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in nonconvertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Our executive offices are located at 1055 Thomas Jefferson St. NW, Suite #650, Washington, D.C. 20007 and our telephone number is (202) 643-9162. Upon completion of this offering, our corporate website address will be www.silversustainable.com. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus. You should not rely on any such information in making your decision whether to invest in our securities.

Sourcing of Potential Business Combination Targets

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our initial stockholders. In light of the involvement of our initial stockholders with other businesses, we may decide to acquire one or more businesses affiliated with or competitive with our initial stockholders and their respective affiliates. We are not currently aware of any specific opportunities for us to complete our initial business combination with any such affiliated entities, and there have been no substantive discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in “Proposed Business—Effecting our Initial Business Combination” and “Selection of a target business and structuring of our initial business combination” and such transaction was approved by a majority of our independent and disinterested directors.

In the event we seek to complete our initial business combination with a business that is affiliated with our initial stockholders, we, or a committee of independent and disinterested directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm, that such initial business combination is fair to our company from a financial point of view. Additionally, if our board of directors is not able to independently determine the fair market value of our initial business combination (including with the assistance of financial advisors), we will obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm with respect to the satisfaction of such criteria. We are not required to obtain such an opinion in any other context.

As discussed above and in “Management—Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, he or she will honor these obligations and duties to present such business combination opportunity to such entities first, and only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us (including as described above).

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer target businesses an alternative to the traditional initial public offering through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with stockholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt during the prior three-year period.

Financial Position

With funds available for a business combination initially in the amount of $241,250,000 assuming no redemptions and after payment of $8,750,000 of deferred underwriting fees (or $277,437,500 assuming no redemptions and after payment of up to $10,062,500 of deferred underwriting fees if the underwriters’ over-allotment option is exercised in full), we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Effecting our Initial Business Combination

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the private placement warrants, our capital stock, debt or a combination of these as the consideration to be paid in our initial business combination. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt securities or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemption of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Members of our management team are from time to time made aware of potential business opportunities, one or more of which we may desire to pursue, for a business combination, but we have not (nor has anyone on our behalf) engaged in any substantive discussions with a business combination target, with respect to a business combination transaction with us.

We may seek to raise additional funds in connection with the completion of our initial business combination through a private offering of equity securities or debt securities or loans, and we may effectuate our initial business combination using the proceeds of such offerings or loans rather than using the amounts held in the trust account.

In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by applicable law, we would seek stockholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Selection of a target business and structuring of our initial business combination

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account). Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination (including with the assistance of financial advisors), we will obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm with respect to the satisfaction of such criteria. While we consider it likely that our board of directors will be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of the target’s assets or prospects. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.

In any case, we will only complete an initial business combination in which we own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquire a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. If we own or acquire less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that are owned or acquired by the post-transaction company is what will be valued for purposes of the 80% of net assets test. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our initial business combination.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial, operational, legal and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Lack of business diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business.

Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:

•        subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination; and

•        cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited ability to evaluate the target’s management team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’s management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is highly unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following our initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholders may not have the ability to approve our initial business combination

We may conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC. However, we will seek stockholder approval if it is required by applicable law or stock exchange rule, or we may decide to seek stockholder approval for business or other reasons. Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether stockholder approval is currently required under Delaware law for each such transaction.

Type of Transactions	Whether Stockholder Approval is Required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company	No
Merger of target into a subsidiary of the company	No
Merger of the company with a target	Yes

Under Nasdaq’s listing rules, stockholder approval would be required for our initial business combination if, for example:

•        we issue (other than in a public offering for cash) shares of common stock that will either (a) be equal to or in excess of 20% of the number of shares of common stock then outstanding or (b) have voting power equal to or in excess of 20% of the voting power then outstanding;

•        any of our directors, officers or substantial security holders (as defined by Nasdaq rules) has a 5% or greater interest, directly or indirectly, in the target business or assets to be acquired and if the number of shares of common stock to be issued, or if the number of shares of common stock into which the securities may be convertible or exercisable, exceeds either (a) 1% of the number of shares of common stock or 1% of the voting power outstanding before the issuance in the case of any of our directors and officers or (b) 5% of the number of shares of common stock or 5% of the voting power outstanding before the issuance in the case of any substantial security holders; or

•        the issuance or potential issuance will result in our undergoing a change of control.

The decision as to whether we will seek stockholder approval of a proposed business combination in those instances in which stockholder approval is not required by law will be made by us, solely in our discretion, and will be based on business and legal reasons, which include a variety of factors, including, but not limited to:

•        the timing of the transaction, including in the event we determine stockholder approval would require additional time and there is either not enough time to seek stockholder approval or doing so would place the company at a disadvantage in the transaction or result in other additional burdens on the company;

•        the expected cost of holding a stockholder vote;

•        the risk that the stockholders would fail to approve the proposed business combination;

•        other time and budget constraints of the company; and

•        additional legal complexities of a proposed business combination that would be time-consuming and burdensome to present to stockholders.

Permitted purchases of our securities

In the event we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our initial stockholders or any of their respective affiliates may purchase public shares or public warrants or a combination thereof in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares or warrants such persons may purchase. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In the event that any person determines to make any such purchases at the time of a stockholder vote relating to our initial business combination, such purchases could have the effect of influencing the vote necessary to approve such transaction. None of the funds in the trust account will be used to purchase public shares in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof, and therefore agrees not to exercise its redemption rights. In addition, pursuant to the terms of the forward purchase agreement, Avenue may purchase, in its sole discretion, forward purchase securities in a private placement to occur substantially concurrently with the consummation of our initial business combination.

Prior to the consummation of this offering, we will adopt an insider trading policy which will require insiders to (1) refrain from purchasing securities when they are in possession of any material non-public information and (2) to clear all trades with our compliance personnel or legal counsel prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

In the event that our initial stockholders or any of their respective affiliates purchase public shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights or submitted a proxy to vote against our initial business combination, such selling stockholders would be required to revoke their prior elections to redeem their shares and any proxy to vote against our initial business combination. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

The purpose of such purchases could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of our initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

We believe our initial stockholders and/or any of their respective affiliates may identify other stockholders with whom our initial stockholders or any of their respective affiliates may pursue privately negotiated purchases by either the other stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our initial stockholders or any of their respective affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination. Such persons would select the stockholders from whom to acquire shares based on the number of shares available, the negotiated price per share and such other factors as any such person may deem relevant at the time of purchase. The price per share paid in any such transaction may be different than the amount per share a public stockholder would receive if it elected to redeem its shares in connection with our initial business combination. Our initial stockholders or any of their respective affiliates will purchase shares only if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Our initial stockholders and/or any of their respective affiliates will be restricted from making purchases of common stock if such purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Ability to Extend Time to Complete Our Initial Business Combination

If we anticipate that we may not be able to consummate our initial business combination within 18 months from the closing of this offering, we may, by resolution of our board of directors, extend the period of time to consummate our initial business combination up to two times, each by an additional three-month period (for a total of up to 18 months from the closing of this offering to complete our initial business combination), subject to Metric (or its affiliates or designees) depositing additional funds into the trust account as set out below. Pursuant to the terms of our amended and restated certificate of incorporation and the investment management trust agreement, in order to extend the time available for us to consummate our initial business combination, Metric or its affiliates or designees, must deposit into the trust account for each three-month extension, $2,500,000, or $2,875,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per share in either case), up to an aggregate of $5,000,000 (or $5,750,000 if the underwriters’ over-allotment option is exercised in full), or $0.20 per share; provided that if as of the time of either extension we have publicly filed a Form S-4 or F-4 registration statement under the Securities Act or a proxy, information or tender offer statement with the SEC in connection with our initial business combination, then no deposit into the trust account or other payment would be required in connection with such extension; provided further that for the three-month extension (if any) following such extension where no deposit into the trust account or other payment has been made, Metric or its affiliates or designees would be required to deposit into the trust account $2,500,000, or $2,875,000 if the underwriters’ over-allotment option is exercised in full. Any such additional funds deposited in the trust account to extend the period by which we need to complete our initial business combination would be made in the form of a loan to us that is evidenced by a non-interest bearing, unsecured promissory note. The terms of the promissory note to be issued in connection with any such loans have not yet been negotiated. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. The letter agreements with our initial stockholders contain a provision pursuant to which Metric or its affiliates or designees has agreed to waive its right to be repaid for such loans out of the funds held in the trust account in the event that we do not complete our initial business combination within the prescribed time period. Metric or its affiliates or designees are not obligated to fund the trust account unless we extend the time for us to complete our initial business combination as described above.

Up to $5,750,000 of loans that may be extended to us by Metric, its affiliates or designees or any of our directors or officers, as the case may be, following the consummation of this offering to (i) finance transaction costs in connection with an initial business combination and (ii) extend the period of time beyond 18 months for us to complete our initial business combination as described in the paragraph immediately above, may be converted into warrants, at a price of $1.00 per warrant, at the option of the lender. If issued, the warrants would be identical in terms of their terms and conditions to the private placement warrants, including as to exercise price, exercisability and exercise period. Except as set forth above, the terms of such loans or warrants, if any, have not been determined and no written agreements exist with respect to such loans.

Redemption rights for public stockholders in connection with our initial business combination

We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest (less taxes payable), divided by the number of then outstanding public shares, subject to the limitations described in this prospectus. The amount in the trust account is initially anticipated to be $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption right will include the requirement that any beneficial owner on whose behalf a redemption right is being exercised must identify itself in order to validly redeem its shares. Each public stockholder may elect to redeem its public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants or rights. Our initial stockholders have each entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination.

Manner of conducting redemptions

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock either: (1) in connection with a stockholder meeting called to approve the business combination; or (2) by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under applicable law or stock exchange listing requirement. Asset acquisitions and stock purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our amended and restated certificate of incorporation would typically require stockholder approval. If we structure a business combination transaction with a target company in a manner that requires stockholder approval, we will not have discretion as to whether to seek a stockholder vote to approve the proposed business combination. We currently intend to conduct redemptions pursuant to a stockholder vote unless stockholder approval is not required by applicable law or stock exchange listing requirement and we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other reasons.

If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other reasons, we will, pursuant to our amended and restated certificate of incorporation:

•        conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•        file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, we will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of our Class A common stock in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirement, or we decide to obtain stockholder approval for business or other reasons, we will, pursuant to our amended and restated certificate of incorporation:

•        conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•        file proxy materials with the SEC.

We expect that a final proxy statement would be mailed to public stockholders at least ten days prior to the stockholder vote. However, we expect that a draft proxy statement would be made available to such stockholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation.

In the event that we seek stockholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public stockholders with the redemption rights described above.

If we seek stockholder approval, unless otherwise required by applicable law, regulation or stock exchange rules, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing one-third of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. Our initial stockholders will count towards this quorum and have agreed to vote any founder shares and any public shares held by them in favor of our initial business combination. We expect that at the time of any stockholder vote relating to our initial business combination, our initial stockholders and their permitted transferees will own at least 20% of our outstanding shares of common stock entitled to vote thereon. Our initial stockholders have agreed (and their permitted transferees will agree) to vote any founder shares and any public shares held by them in favor of our initial business combination. Assuming that only one-third of our issued and outstanding shares, representing a quorum under our amended and restated certificate of incorporation, are voted, we will not need any public shares in addition to our founder shares to be voted in favor of an initial business combination in order to have an initial business combination approved. These quorum and voting thresholds and agreements, may make it more likely that we will consummate our initial business combination. Each public stockholder may elect to redeem its public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction. Our initial stockholders have each entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of a business combination.

Our amended and restated certificate of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (1) cash consideration to be paid to the target or its owners; (2) cash to be transferred to the target for working capital or other general corporate purposes; or (3) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all shares of Class A common stock submitted for redemption will be returned to the holders thereof.

Limitation on redemption in connection with our initial business combination if we seek stockholder approval

Notwithstanding the foregoing, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent, which we refer to as the “Excess Shares.” We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

Tendering stock certificates in connection with a tender offer or redemption rights

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, rather than simply voting against the initial business combination at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements, which will include the requirement that any beneficial owner on whose behalf a redemption right is being exercised must identify itself in order to validly redeem its shares. Accordingly, a public stockholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two business days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a stockholder vote, a final proxy statement would be mailed to public stockholders at least ten days prior to the stockholder vote. However, we expect that a draft proxy statement would be made available to such stockholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Given the relatively short exercise period, it is advisable for stockholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through The Depository Trust Company’s DWAC (Deposit/ Withdrawal At Custodian) System. The transfer agent will typically charge the tendering broker $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such stockholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the stockholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s stock in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the stockholder meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until the end of the completion window.

Redemption of public shares and liquidation if no initial business combination

Our amended and restated certificate of incorporation provides that we will have only 18 months (or up to 24 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering to complete our initial business combination. If we are unable to complete our initial business combination within such period or any Extension Period, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants or our rights, which will both expire worthless if we fail to complete our initial business combination within the completion window.

Our initial stockholders have each entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within the completion window. However, if any of our initial stockholders acquire public shares after this offering, it or they, as applicable, will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the completion window.

Our initial stockholders have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less taxes payable), divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes on interest income earned on the trust account balance, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering and the sale of the private placement warrants, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account or expenses for the dissolution of the trust, the per share redemption amount received by stockholders upon our dissolution would be $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per share redemption amount received by stockholders will not be substantially less than $10.00. Please see

“Risk Factors—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share redemption amount received by stockholders may be less than $10.00 per share” and other risk factors described above. Under Section 281(b) of the DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses. None of our other officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

We will endeavor to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within the completion window may be considered a liquidating distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60 day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within the completion window, is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution. If we are unable to complete our initial business combination within the completion window, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following the expiration of the completion window and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent ten years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. Please see “Risk Factors—If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.”

Our public stockholders will be entitled to receive funds from the trust account only in the event of the redemption of our public shares if we do not complete our initial business combination within the completion window, if they redeem their respective shares for cash in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance and timing of our obligation to redeem 100% of our public shares, or if we do not complete our initial business combination within the completion window or if they redeem their respective shares for cash in connection with our initial business combination. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with our initial business combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above.

Comparison of redemption or purchase prices in connection with our initial business combination and if we fail to complete our initial business combination

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete our initial business combination within the completion window.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Calculation of redemption price

Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a stockholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a stockholder vote. In either case, our public stockholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.00 per share), including interest (less taxes payable), divided by the number of then outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001 or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination and any limitations.

If we seek stockholder approval of our initial business combination, our initial stockholders or any of their respective affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Such purchases will only be made to the extent such purchases would not violate Section 9(a)(2) and Rule 10b-5 of the Exchange Act. None of the funds in the trust account will be used to purchase shares in such transactions.

If we are unable to complete our initial business combination within the completion window, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares.

Impact to remaining stockholders

The redemptions in connection with our initial business combination will reduce the book value per share for our remaining stockholders, who will bear the burden of the deferred underwriting commissions and interest withdrawn in order to pay our taxes (to the extent not paid from amounts accrued as interest on the funds held in the trust account).

If the permitted purchases described above are made, there will be no impact to our remaining stockholders because the purchase price would not be paid by us.

The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our initial stockholders, who will be our only remaining stockholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their option to purchase additional units. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account.

$250,000,000 of the net proceeds of this offering will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee.

Approximately $212,625,000 of the offering proceeds, representing the gross proceeds of this offering less allowable underwriting commissions, expenses and company deductions under Rule 419, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The proceeds of this offering held in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act and that invest only in direct U.S. government obligations.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds

Interest on proceeds from the trust account to be paid to stockholders is reduced by: (1) any taxes paid or payable; and (2) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.

Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Limitation on fair value or net assets of target business

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of our assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination.

The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued

The units will begin trading on or promptly after the date of this prospectus. The Class A common stock, warrants and rights constituting the units will begin separate trading on the 52nd day following the date of this prospectus unless Guggenheim Securities informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriters’ option to purchase additional units is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ option to purchase additional units.

No trading of the units or the underlying common stock, warrants and rights would be permitted until the completion of a business combination.

During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until 30 days after the completion of our initial business combination.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest, less taxes payable, in connection with our initial business combination, subject to the limitations described in this prospectus. We may not be required by applicable law or stock exchange rules to hold a stockholder vote. If we are not required by applicable law or stock exchange rules and do not otherwise decide to hold a stockholder vote, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required

A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she, they or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering

under the SEC’s proxy rules. If, however, we hold a stockholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a stockholder vote, a final proxy statement would be mailed to public stockholders at least ten days prior to the stockholder vote. However, we expect that a draft proxy statement would be made available to such stockholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted (or any greater vote required by law or stock exchange rule) are voted in favor of the business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing one-third of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. Additionally, each public stockholder may elect to redeem its public shares without voting and, if they do vote, irrespective of whether they vote for or against the proposed transaction.

Business combination deadline

If we are unable to complete an initial business combination within the completion window, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions,

If an acquisition has not been completed within 18 months (or up to 24 months if we were to exercise the two three-month extensions as described herein) after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering

if any), subject to applicable law; and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Release of funds

Except for the withdrawal of interest to pay our taxes, if any, the funds held in the trust account will not be released from the trust account until the earliest of:

(1) the completion of our initial business combination; (2) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window; and (3) the redemption of all of our public shares if we are unable to complete our initial business combination within the completion window, subject to applicable law.

The proceeds held in the escrow account are not released until the earlier of the completion of a business combination and the failure to effect a business combination within the allotted time.
Limitation on redemption rights of stockholders holding more than 15% of the shares sold in this offering if we hold a stockholder vote

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to Excess Shares (more than an aggregate of 15% of the shares sold in this offering). Our public stockholders’ inability to redeem Excess Shares will reduce their influence over our ability to complete our initial business combination and they could suffer a material loss on their investment in us if they sell Excess Shares in open market transactions.

Most blank check companies provide no restrictions on the ability of stockholders to redeem shares based on the number of shares held by such stockholders in connection with an initial business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Tendering stock certificates in connection with a tender offer or redemption rights

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements, which will include the requirement that any beneficial owner on whose behalf a redemption right is being exercised must identify itself in order to validly redeem its shares. Accordingly, a public stockholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two business days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights.

In order to perfect redemption rights in connection with their business combinations, holders could vote against a proposed business combination and check a box on the proxy card indicating such holders were seeking to exercise their redemption rights. After the business combination was approved, the company would contact such stockholders to arrange for them to deliver their certificate to verify ownership.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, public companies and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public stockholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

We currently maintain our executive offices at 1055 Thomas Jefferson St. NW, Suite #650, Washington, D.C. 20007. We consider our current office space adequate for our current operations.

Employees

We currently have three officers. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that any such person will devote in any time period to our company will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process. We have also received a secondee from Guggenheim Securities who will be compensated on a month-to-month basis. Such secondee will not have any responsibilities to Guggenheim Securities or access to Guggenheim Securities’ facilities during the secondment period, will owe a duty of loyalty exclusively to us and will be supervised exclusively by us during such period.

Periodic Reporting and Financial Information

We will register our units, Class A common stock, warrants and rights under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

We will provide stockholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to stockholders to assist them in assessing the target business. These financial statements may be required to be prepared in accordance with, or be reconciled to, GAAP or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the completion window. We cannot assure you that any particular target business selected by us as a potential business combination candidate will have financial statements prepared in accordance with GAAP or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2023 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer and no longer an emerging growth company will we be required to have our internal control procedures audited. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Prior to the date of this prospectus, we will file a registration statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in nonconvertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

MANAGEMENT

Directors, Director Nominees and Executive Officers

Our directors, director nominees and executive officers are as follows:

Name	Age	Title
Jonathan M. Silver	63	Chief Executive Officer and Chairman
Michael W. Allman	60	Chief Financial Officer and Director
Arun Majumdar	58	Chief Technology Officer, Secretary and Director
John Larkin	61	Director Nominee
Ron Gonen	46	Director Nominee
Paula Rosput Reynolds	64	Director Nominee
Ray Rothrock	66	Director Nominee
M. Rhem Wooten Jr.	62	Director Nominee

Jonathan M. Silver has served as our Chief Executive Officer and Chairman since July 2021. Mr. Silver is one of the nation’s best-known clean economy investors and advisors. He led the Loan Program Office at the U.S. Department of Energy, the federal government’s $40 billion clean energy investment fund, during the Obama administration. That fund, which underwrote and invested in a wide range of technologies, including, solar, wind, geothermal, biofuels and nuclear power and advanced automotive technology, was, and remains today, the largest fund of its kind in the world. Many of these investments were first-of-a-kind transactions. As an example, the fund provided the first debt capital to Tesla. Several transactions were named Deal of the Year by leading trade publications, and one was named Deal of the Decade.

Mr. Silver is currently a Senior Advisor at Guggenheim Securities, where he has worked with a number of clean economy companies. Mr. Silver is a member of the boards of National Grid (NYSE: NGG), one the world’s largest publicly owned utilities, and Plug Power (NASDAQ: PLUG), one of the country’s leading hydrogen fuel cell manufacturers. He also sits on several private clean-tech company boards in water management and sustainable packaging. He has served as a senior advisor to numerous clean-tech and clean energy companies, including NextEra, one of the largest U.S. energy companies, and ICF, a leading energy technology-consulting firm.

Previously, Mr. Silver served as senior policy advisor to the U.S. Secretaries of Commerce and Interior during the Clinton administration. Earlier in his career, Mr. Silver was Managing Partner of Core Capital Partners, a top-tier venture capital firm, and was a Managing Director, and the Chief Operating Officer, of Tiger Management, then one of the largest hedge funds in the world. He began his business career in the financial institutions practice at McKinsey & Company.

Mr. Silver is, or has been, on numerous non-profit boards, including several industry-relevant organizations, including Resources for the Future, the Federation of American Scientists and American Forests, the nation’s oldest forest conservation organization, where he served as Chairman. For several years, Mr. Silver taught the second-year MBA course on entrepreneurship at the business school at Georgetown University.

Mr. Silver is a graduate of Harvard University and did graduate work at the Institute for Political Studies in Paris and the Graduate Institute of International Affairs in Geneva, while on Rotary and Fulbright Fellowships, respectively. We believe that Mr. Silver’s educational background and proven leadership qualify him to serve on our board of directors.

Michael W. Allman has served as our Chief Financial Officer and director since July 2021. Mr. Allman has over 20 years of experience in the energy, sustainability, and technology industries in the United States and internationally.

Mr. Allman spent 14 years as an executive with Sempra Energy in a number of senior management roles, including chief strategy and development officer, head of mergers and acquisitions, Chief Audit Executive and Chief Financial Officer of Sempra Energy’s global business operations.

As the President and Chief Executive Officer of Sempra Generation, Mr. Allman developed and executed a business plan focusing on renewable power and created a multi-billion dollar renewable energy business in less than four years. He pioneered the utility-scale solar market by developing and building the first large utility-connected solar photovoltaic power plants in the world, helping launch an industry that has since attracted substantial interest and investments. Sempra Generation also developed the first major installation of battery storage connected to renewable power production, thereby allowing for increased renewable energy penetration in local power markets.

In 2010, Mr. Allman became Chairman, President, and Chief Executive Officer of the Southern California Gas Company, the largest natural gas distribution company in the country that serves over 20 million consumers. As Chief Executive Officer, he achieved record profits, improved safety performance and launched initiatives to integrate biogas and other renewable gas into the natural gas grid.

In 2012, Mr. Allman became an investor and entrepreneur in the energy and technology sectors. He was an early investor and advisor to Stem, Inc., a battery storage and artificial intelligence software company acquired by Star Peak Energy in April 2021. In 2015, Mr. Allman became the President of Bit Stew Systems, a start-up company building a software platform for data analysis and analytics for large industrial systems in support of the “Industrial Internet of Things.” Mr. Allman led the sale of Bit Stew to GE in November 2016 in what the Canadian Venture Capital & Private Equity Association named the venture capital “Deal of the Year”.

Mr. Allman currently serves as the Chairman of H2scan, a leading provider of hydrogen detection and measurement solutions to support the burgeoning hydrogen economy. He also serves on other corporate boards in the software, artificial intelligence, and asset management industries, with a focus on the intersection of technology with clean-tech and energy.

For nearly a decade before joining Sempra Energy, Mr. Allman was a management consultant with LEK Consulting, working globally in Chicago, Johannesburg, London, and Los Angeles. Mr. Allman received an MBA with a Finance specialization from The University of Chicago Booth School of Business, and a Bachelor of Science in Engineering from Michigan State University. We believe that Mr. Allman’s leadership skills and track-record as a dealmaker make him an excellent candidate for our board of directors.

Dr. Arun Majumdar has served as our Chief Technology Officer, Secretary and Director since July 2021. Recognized as one of the most influential leaders in energy innovation, Dr. Majumdar has been the Jay Precourt Provostial Chair Professor at Stanford University since August 2014 and a Senior Fellow, and the former Director of the Stanford Precourt Institute for Energy since September 2015. Since December 2019, he has been a member of the advisory committee helping Stanford University launch a new School of Climate and Sustainability and Dr. Majumdar currently serves as the Chair of the Advisory Board for Secretary of Energy (SEAB), Jennifer Granholm.

In October 2009, Dr. Majumdar was nominated by President Obama and confirmed by the United States Senate as the Founding Director of the Advanced Research Projects Agency-Energy (“ARPA-E”), where he served until June 2012. Under Dr. Majumdar’s leadership, ARPA-E became one of the largest investors in clean energy technologies. During his tenure, the agency made early investments in such technologies as renewable power, zero-carbon fuels, storage, grid management, biotechnology in energy and agriculture, and energy efficiency.

In 2010, Dr. Majumdar created and launched the U.S. Department of Energy’s Sunshot initiative, with the goal of reducing the nation’s cost of solar electricity below that of electricity from natural gas by 2020, a milestone that was met in 2017. Between March 2011 and June 2012, Dr. Majumdar also served as the Acting Undersecretary of Energy and a Senior Advisor to the Secretary of Energy, Dr. Steven Chu. There, Dr. Majumdar’s work focused on the innovation value chain, from research and development to deployment and involved markets, policy and finance. Between 2012 and 2014, Dr. Majumdar was the Vice President—Energy at Google Inc., where he led multiple projects focused on the nation’s grid system. From June 2014 to January 2017, Dr. Majumdar also served as the Vice Chair of the Advisory Board for Secretary of Energy, Dr. Ernest Moniz, advising him on numerous efforts within the U.S. Department of Energy and on the global energy landscape.

Dr. Majumdar is, or has been, on the advisory boards of numerous companies and clean energy focused investment firms, including Breakthrough Energy Ventures and Lime Rock New Energy, as well as the advisory boards or boards of non-profit organizations, including the Bezos Earth Fund and the Electric Power Research Institute (“EPRI”).

Prior to joining the U.S. Department of Energy in October 2009, Dr. Majumdar was the Almy & Agnes Maynard Chair Professor of Mechanical Engineering and Materials Science & Engineering at the University of California—Berkeley from 1997 to 2009 and the Associate Laboratory Director for energy and environment at Lawrence Berkeley National Laboratory from 2007 to 2009. He also spent the early part of his professional career from 1989 to 1996 at Arizona State

University and University of California, Santa Barbara. Dr. Majumdar received his bachelor’s degree in Mechanical Engineering at the Indian Institute of Technology, Bombay in 1985 and his Ph.D. from the University of California, Berkeley in 1989. He is also an elected member of the U.S. National Academy of Sciences, the U.S. National Academy of Engineering, and the American Academy of Arts and Sciences.

We believe that Dr. Majumdar is qualified to serve on our board of directors because of his impressive education background and his depth of experience with companies in the sustainability field.

John Larkin will become a director upon the effective date of the registration statement. Mr. Larkin currently serves as the Head of Impact Investments at Avenue Capital Group, where he is responsible for the direction of the Avenue Sustainable Solutions Strategy, serving on its investment committee as well as sourcing key relationships and advising on investment opportunities. He also currently holds a seat on Avenue Capital Group’s Management Committee. Prior to the creation of the Avenue Sustainable Solutions Strategy in 2017, Mr. Larkin served Avenue Capital Group as a Senior Managing Director in various roles, beginning in 2010. From 2005 to 2009, Mr. Larkin was Head of Alternative Investments—Americas at Deutsche Bank where he managed the private asset platform that included private equity, hedge funds and real estate investments. While at Deutsche Bank, he served as a board member to various investment funds with fiduciary oversight and as a speaker on the topic of climate change. Previously, Mr. Larkin held leadership roles with HFR Asset Management, Citigroup and Merrill Lynch, where he was Head of the Private Investments Group from 2000 to 2002. Mr. Larkin has also served on the boards of Cogent Energy Systems, North American Biofuels Co. and has served as senior advisor to Amelio Solar. These firms focused on innovative technology in the cleantech sector, where he has been an avid personal investor and spokesman for the past 18 years. Mr. Larkin is a retired Navy Commander/Aviator and holds a B.S. in Mechanical Engineering from the New Jersey Institute of Technology (1984).

We believe that Mr. Larkin’s experience in the cleantech sector and has vast industry connections qualify him to serve on our board of directors.

Ron Gonen will become a director upon the effective date of the registration statement. Mr. Gonen is the Founder and Chief Executive Officer of Closed Loop Partners, a New York-based investment firm founded in January 2014, which manages venture capital, growth equity, private equity, project finance funds and an innovation center all focused on building the circular economy. From 2012 to 2014, Mr. Gonen was the Deputy Commissioner of Sanitation, Recycling and Sustainability for New York City. He oversaw the collection and processing of NYC’s paper, metal, glass, plastic, textile waste, electronic waste, organics, and hazardous waste and played an important role in creating policy around recycling. In 2013, the National Resources Defense Council (“NRDC”) and Earth Day New York named Mr. Gonen the Public Official of the Year in New York City. Previously, from 2004 to 2010, Mr. Gonen was the CEO of Recycle Bank, an early mover in sustainable business. The company was named Public/Private Partnership of the Year by the U.S. conference of Mayors, a Technology Pioneer by the World Economic Forum and the Wall Street Journal’s #1 Venture Backed Cleantech Company of The Year.

During his career, Mr. Gonen has been recognized with a number of business and environmental awards, including recognition as a “Champion of the Earth” by the United Nations Environment Program, the highest distinction for environmental protection given by the United Nations. In 2021, Mr. Gonen published The Waste Free World: How the Circular Economy Will Take Less, Make More, and Save the Planet, (Penguin Random House), highlighting how companies that utilize circular economy business models will generate the most value and lead their industries. Mr. Gonen received his MBA from Columbia Business School and served as an Adjunct Professor there from 2010 to 2018. We believe that Mr. Gonen is qualified to serve on our board of directors because of his extensive experience in the sustainability sector.

Paula Rosput Reynolds will become a director upon the effective date of the registration statement. Ms. Reynolds is an experienced board member and seasoned senior executive. Ms. Reynolds is currently Chairman of the Board of National Grid Group plc, where she has served since January 2021, and a board member of BP plc since 2015 and General Electric Co. since 2018. From 2006 to 2008, Ms. Reynolds served as the Chairman, President and Chief Executive Officer of Safeco Corporation, a Fortune 500 insurer that was acquired by Liberty Mutual Insurance Group in 2008. Upon the sale of Safeco, Ms. Reynolds served as Vice-Chairman and Chief Restructuring Officer at American International Group (“AIG”) from 2008 to 2009. Ms. Reynolds also served as Chairman, President and Chief Executive Officer of AGL Resources, a Fortune 1000 energy services holding company that was later acquired by Southern Company. Earlier in her career, Ms. Reynolds was an executive at Duke Energy Corporation and PG&E Corp. Ms. Reynolds has also served as a director of CBRE, Inc., Delta Airlines, Inc., TransCanada Corporation,

Anadarko Petroleum Corporation, Coca-Cola Enterprises, Inc. and Air Products and Chemicals Inc. Ms. Reynolds is a recipient of the National Lifetime Achievement Award from the National Association of Corporate Directors. Ms. Reynolds graduated from Wellesley College.

Ray Rothrock will become a director upon the effective date of the registration statement. Mr. Rothrock is the founder of FiftySix Investments LLC, a seed stage investment fund founded in June 2020 that focuses on cyber, energy and sustainability. Mr. Rothrock also currently serves on the boards of Roku, Inc. (NASDAQ: ROKU) and Check Point Software Technology (NASDAQ: CHKP), as well as several other private companies, including Team8, Titaniam Labs, and TAE Technologies, a clean fusion energy company. Mr. Rothrock is also Executive Chairman of RedSeal, Inc. an enterprise cyber security company.

Prior to founding FiftySix Investments LLC, Mr. Rothrock served from 2016 to 2020 as a member of Glilot Capital Partners’ Board of Experts, a venture capital firm focused on scaling enterprise software startups. From 1988 to 2013, Mr. Rothrock was a senior partner at Venrock, an early-stage tech investment partnership founded by the Rockefeller family. During his 25-year career at Venrock, Mr. Rothrock invested in over 50 early-stage technology companies, led the firm’s Internet and energy investment programs and was a member of the management committee. From 2012 to 2013, Mr. Rothrock also served as Chairman of the National Venture Capital Association. Earlier, Mr. Rothrock served on the Board of Trustees of the Texas A&M Foundation and chaired its Investment Committee. Mr. Rothrock has a Bachelor of Science degree from Texas A&M University, a Master of Science in Nuclear Engineering from Massachusetts Institute of Technology, and an MBA from Harvard Business School.

We believe that Mr. Rothrock is qualified to serve on our board of directors because of his extensive experience in the sustainability industry and sitting on boards of public companies.

M. Rhem Wooten Jr. will become a director upon the effective date of the registration statement. Mr. Wooten has been a Partner and the Chair of the Sustainability Committee at SER Capital Partners, a middle market private investment firm dedicated to North American industrial sustainability, since October 2019. From October 2010 to April 2018, Mr. Wooten worked for Hannon Armstrong Sustainable Infrastructure (NYSE: HASI), where he served in several senior management positions, including Executive Vice President and President of HASI Partners. HASI became the first U.S. public company solely dedicated to investments in climate solutions following its initial public offering in 2013. Mr. Wooten also served on the board of directors of Anaergia for two-and-a-half years leading up to its initial public offering in mid-2021.

Mr. Wooten was the President of Allied Syngas Corporation from 2004 to 2010. Previously, Mr. Wooten was the President and Chief Executive Officer of Pradium, Inc., an electronic grain exchange sponsored by Cargill, Louis Dreyfus, ADM, Cenex Harvest States, DuPont and Crosspoint Venture Partners. Early in his career, Mr. Wooten served as President of Duke Energy Corporation’s independent power unit for eight years, and as Managing Director of Origination and Operations for Duke/Louis Dreyfus. Mr. Wooten was the President of Merchant Energy Group from 1997 to 2000. Mr. Wooten received a B.S. in business administration from the UNC Kenan-Flagler Business School.

We believe that Mr. Wooten is qualified to serve on our board of directors because of his extensive experience in sustainability.

Number and Terms of Office of Officers and Directors

Our board of directors will consist of seven members and is divided into three classes with only one class of directors being appointed in each year, and with each class (except for those directors appointed prior to our first annual general meeting) serving a three-year term. In accordance with Nasdaq rules, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on Nasdaq. The term of office of the first class of directors, consisting of Mr. Gonen and Ms. Reynolds, will expire at our first annual general meeting. The term of office of the second class of directors, consisting of Mr. Larkin, Mr. Rothrock and Mr. Wooten, will expire at the second annual general meeting. The term of office of the third class of directors, consisting of Mr. Silver, Mr. Allman and Dr. Majumdar will expire at the third annual general meeting.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our bylaws, as it deems appropriate. Our bylaws will provide that our officers may consist of a Chief Executive Officer, a President, a Chief Financial Officer, Vice Presidents, a Secretary, Assistant Secretaries, a Treasurer, Assistant Treasurers and such other offices as may be determined by the board of directors.

Director Independence

Nasdaq rules require that a majority of our board of directors be independent within one year of our initial public offering. An “independent director” is defined generally as a person who, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect to have five “independent directors” as defined in Nasdaq rules and applicable SEC rules prior to completion of this offering. Our board of directors has determined that Ron Gonen, John Larkin, Paula Rosput Reynolds, Ray Rothrock and M. Rhem Wooten Jr. are “independent directors” as defined in Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Executive Officer and Director Compensation

None of our officers or directors have received any compensation for services rendered to us. Our initial stockholders and their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our initial stockholders or any of their respective affiliates.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other compensation from the combined company. All compensation will be fully disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our officers after the completion of our initial business combination will be determined by a compensation committee constituted solely by independent directors.

We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment. The existence or terms of any such employment or consulting arrangements may influence our management’s motivation in identifying or selecting a target business, and we do not believe that the ability of our management to remain with us after the consummation of our initial business combination should be a determining factor in our decision to proceed with any potential business combination.

Committees of the Board of Directors

Upon the effective date of the registration statement of which this prospectus forms a part, our board of directors will have two standing committees: an audit committee and a compensation committee. Each of our audit committee and our compensation committee will be composed solely of independent directors. Subject to phase-in rules, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors. Each committee will operate under a charter that will be approved by our board and will have the composition and responsibilities described below. The charter of each committee will be available on our website following the closing of this offering.

Audit Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. The audit committee will initially be comprised of M. Rhem Wooten Jr., Ray Rothrock and Ron Gonen, and M. Rhem Wooten Jr. will chair the audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each of M. Rhem Wooten Jr., Ron Gonen and Ray Rothrock meet the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

Each member of the audit committee is financially literate and our board of directors has determined that M. Rhem Wooten Jr. qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

We will adopt an audit committee charter, which will detail the purpose and principal functions of the audit committee, including:

•        assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent auditor’s qualifications and independence, and (4) the performance of our internal audit function and independent auditors;

•        the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•        pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•        reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•        setting clear hiring policies for employees or former employees of the independent auditors;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent auditors describing (1) the independent auditor’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•        meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of the board of directors. The members of our compensation committee will be Ray Rothrock, John Larkin and Paula Rosput Reynolds, and Ray Rothrock will chair the compensation committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. Both Ray Rothrock and Ron Gonen are independent.

We will adopt a compensation committee charter, which will detail the purpose and responsibility of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•        reviewing and making recommendations to our board of directors with respect to (or approving, if such authority is so delegated by our board of directors) the compensation, and any incentive-compensation and equity-based plans that are subject to board approval of all of our other officers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•        producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser.

However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director Nominations

We do not have a standing nominating committee though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Nasdaq Rule 5605(e)(2), a majority of the independent directors may recommend a director nominee for selection by our board of directors. Our board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual general meeting of the company (or, if applicable, an extraordinary general meeting of the company). Our stockholders that wish to nominate a director for appointment to our board of directors should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, our board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Code of Ethics

Prior to the effectiveness of the registration statement of which this prospectus is a part, we will have adopted a Code of Ethics applicable to our directors, officers and employees. We will file a copy of our form of Code of Ethics and our audit committee charter as exhibits to the registration statement.

You will be able to review these documents by accessing our public filings at the SEC’s website at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. Please see “Where You Can Find Additional Information.”

Conflicts of Interest

Our management team is responsible for the management of our affairs. As described above and below, each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, he or she will honor these obligations and duties to present such business combination opportunity to such entities first, and only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us (including as described in “Proposed Business—Sourcing of Potential Business Combination Targets”). These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us.

We do not believe, however, that the fiduciary, contractual or other obligations or duties of our officers or directors, will materially affect our ability to complete our initial business combination. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer, unless (i) such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company, (ii) such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue and (iii) the director or officer is permitted to refer the opportunity to us without violating another legal obligation.

Our initial stockholders may participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. In particular, Jonathan Silver, our Chief Executive Officer and Chairman, is actively engaged as a director in EG Acquisition Corp., a special purpose acquisition company that completed its initial public offering on May 28, 2021. EG Acquisition Corp., like us, may pursue initial business combination targets in any businesses or industries and has until May 28, 2023 to do so (absent an extension in accordance with their charters). Any such companies may present additional conflicts of interest in pursuing an acquisition target.

Potential investors should also be aware of the following other potential conflicts of interest:

•        None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•        In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Please see “Directors, Director Nominees and Executive Officers” for a description of our management’s other affiliations.

•        Our initial stockholders have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the consummation of our initial business combination. Additionally, our initial stockholders have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to consummate our initial business combination within the completion window. However, if any of our initial stockholders acquire public shares in or after this offering, it or they, as applicable, will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to consummate our initial business combination within the completion window. If we do not complete our initial business combination within 18 months (or up to 24 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering or during any Extension Period, the proceeds of the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares, and the private placement warrants will expire worthless. With certain limited exceptions, the founder shares will not be transferable, assignable or salable by our initial stockholders until the earlier of: (1) one year after the completion of our initial business combination; and (2) the date on which we consummate a liquidation, merger, stock exchange, reorganization or other similar transaction after our initial business combination that results in all of our public stockholders having the right to exchange their shares of common stock for cash, securities or other property. Notwithstanding the foregoing, if the closing price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the founder shares will be released from the lock-up. With certain limited exceptions, the private placement warrants and the shares of common stock underlying such warrants, will not be transferable, assignable or salable by our initial stockholders until 30 days after the completion of our initial business combination. Since our initial stockholders may directly or indirectly own common stock, warrants and rights following this offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. In addition, one of our independent directors, Mr. Larkin, is affiliated with Avenue, which is party to the forward purchase agreement. Avenue will determine, in its sole discretion, whether it wishes to consummate the purchase of the forward purchase securities pursuant to the forward purchase agreement.

•        Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether to proceed with a particular business combination.

•        Our key personnel may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such key personnel was included by a target business as a condition to any agreement with respect to our initial business combination.

The conflicts described above may not be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•        the corporation could financially undertake the opportunity;

•        the opportunity is within the corporation’s line of business; and

•        it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors have similar legal obligations and duties relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our amended and restated certificate of incorporation will provide that the doctrine of corporate opportunity will not apply with respect to any of our officers or directors in circumstances where the application of the doctrine would conflict with any fiduciary duties or contractual obligations they may have, and there will not be any expectancy that any of our directors or officers will offer any such corporate opportunity of which he or she may become aware to us. Below is a table summarizing the entities to which our officers, directors and director nominees currently have fiduciary duties or contractual obligations that may present a conflict of interest:

Name of Individual	Entity Name	Entity’s Business	Affiliation
Jonathan M. Silver	Guggenheim Securities	Investment and Advisory Financial Services Firm	Senior Advisor
	National Grid plc	Multinational Electricity and Gas Utility Company	Director
	Plug Power Inc.	Hydrogen Fuel Cell Systems Company	Director
	EG Acquisition Corp.	Blank Check Company	Director
	Intellihot Inc.	Water Heating Technology	Director
	Footprint	Packaging	Member of Advisory Board
	Resources for the Future	Resource Economics	Director

Michael W. Allman	Blimp Homes	Real Estate Related Software	Director
	Delta Energy & Communications, Inc.	Energy Big Data Company	Director
	EV Connect, Inc.	Provider of Electric Vehicle Charging Solutions	Director
	H2scan Corporation	Manufacturer of Measuring and Controlling Devices	Director
	mCloud Technologies Corp	Cloud Technology Company	Director
	OceanAero, Inc.	Manufacturer of Wind and Solar-powered Autonomous Underwater and Surface Vehicles	Director

Name of Individual	Entity Name	Entity’s Business	Affiliation
	NarrativeWave, Inc.	Advanced Analytics Software Company	Director
	Voterfield	Digital Voting Platform	CEO and Founder
	You Solar	Nano-grid Modular Power System Provider Company	Director
Arun Majumdar	Stanford University	Higher Education	Professor
	Breakthrough Energy Ventures	Investment Firm	Member, Scientific Advisory Board
	Lime Rock New Energy	Investment Firm	Member, Advisory Board
	Macquarie Capital	Investment Firm	Advisor
	Bezos Earth Fund	Sustainability	Advisor
	Gridmatic	Computer Software	Investor and Advisor
	Autogrid	Computer Software	Chair, Advisory Board
	First Light Fusion	Research and Development	Member, Scientific Advisory Board
	Clearvision Ventures	Investment Firm	Investor and Advisor
	Kepler Computing	Computer Hardware	Advisor
	Mitra Future Technologies	Technology Manufacturer	Investor and Advisor
	SmartIOPs	Computer Hardware	Investor
	U.S. Department of Energy	Government	Chair, Advisory Board
	Electric Power Research Institute	Research and Development	Member, Board of Directors
	Evoloh	Hydrogen Electrolyzer	Advisor

Ron Gonen	Closed Loop Partners	Investment Firm	Chief Executive Officer
	Homebiogas	Renewable Energy	Director

John Larkin	Avenue Capital Group, LLC	Investments	Head of Impact Investments
	LX5 Capital LLC	Family LP	Director

Paula Rosput Reynolds	Seattle Cancer Care Alliance	Nonprofit Organization	Chair
	National Grid Group plc	Energy	Chair
	BP plc	Energy	Director
	General Electric Company	Industrials	Board Member
	Preferwest LLC	Advisory	CEO

Ray Rothrock	FiftySix Investments LLC	Investment Fund	Founder
	Roku, Inc.	Streaming Entertainment	Director
	Check Point Software Technology	Cyber Security	Director
	Team8	Startup Incubator & Investment Fund	Director
	Titaniam Labs	Cyber Security	Director
	Colabo, Inc.	Sales Engineering Software	Director
	TAE Technologies	Clean Fusion Energy	Director
	RedSeal, Inc.	Cyber Security	Executive Chairman
	National Technology Coalition for Security	Cyber Non-Governmental Organization	Director
	Aerospace Corporation	FFRDC for Space	Trustee
	Premier Coil Solutions	Oil & Gas Capital Equipment	Director
	UTIMCO	Public Foundation	Vice-chairman

Name of Individual	Entity Name	Entity’s Business	Affiliation
	MIT Corporation	Higher Education	Trustee
	Computer History Museum	Museum	Trustee
	St. Anselm’s College	Higher Education	Trustee
	Nuclear Threat Initiative	Non-Governmental Organization	Director
	Carnegie Institute of Science	Research Organization	Director
	The BreakThrough Institute	Non-Governmental Organization	Director
	Nuclear Innovation Alliance	Non-Governmental Organization	Director
	Columbia University Radiation Research Center	Radiation Research and Development	Advisor

M. Rhem Wooten Jr.	SER Capital Partners	Sustainable, Environmental and Renewable Firm	Partner and Chair of Sustainability Committee

Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, he or she will honor these obligations and duties to present such business combination opportunity to such entities first, and only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us (including as described in “Proposed Business—Sourcing of Potential Business Combination Targets”). These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us.

We do not believe, however, that the fiduciary, contractual or other obligations or duties of our officers or directors, will materially affect our ability to complete our initial business combination. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer, unless (i) such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company, (ii) such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue and (iii) the director or officer is permitted to refer the opportunity to us without violating another legal obligation.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our initial stockholders. In the event we seek to complete our initial business combination with a business that is affiliated with our initial stockholders, we, or a committee of independent and disinterested directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm, that such initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

In addition, our initial stockholders or any of their respective affiliates or clients may make additional investments in us, although no such person has any obligation or other duty to do so. If any of our initial stockholders elects to make additional investments, such proposed investments could influence such investing initial stockholder’s motivation to complete an initial business combination.

In the event that we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed to vote any founder shares and any public shares held by them in favor of our initial business combination, and our officers and directors have also agreed to vote public shares purchased by them (if any) during or after this offering in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation will provide that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation will provide that our directors will not be personally liable for monetary damages to us or stockholders for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also permit us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will obtain a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

In connection with this registration statement, we have undertaken that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•        each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•        each of our executive officers, directors and director nominees; and

•        all our executive officers, directors and director nominees as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

As of the date of this prospectus, our initial stockholders owned an aggregate of 7,187,500 founder shares, which they acquired for an aggregate consideration amount of $1,686, or approximately $0.00023 per share. Prior to the initial investment in the company of $1,686 by the initial stockholders, the company had no assets, tangible or intangible. The purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. The number of founder shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 28,750,000 units if the underwriters’ over-allotment option is exercised in full, and therefore that such founder shares would represent 20% of the outstanding shares of common stock after this offering. Up to 937,500 of the founder shares will be surrendered for no consideration depending on the extent to which the underwriters’ over-allotment is exercised. The post-offering percentages in the following table assume that the underwriters do not exercise their over-allotment option, that 937,500 founder shares have been forfeited to us for no consideration, and that there are 31,250,000 shares of common stock issued and outstanding after this offering.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(3)	Approximate Percentage of Outstanding Common Stock
		Before Offering	After Offering(3)
Metric Finance Holdings III, LLC(2)(4)	5,627,562	78.3%	17.4%
Jonathan M. Silver	—	0%	0%
Michael W. Allman	702,969	9.8%	2.2%
Arun Majumdar	702,969	9.8%	2.2%
Ron Gonen	30,000	*	*
John Larkin(5)	30,000	*	*
Paula Rosput Reynolds	30,000	*	*
Ray Rothrock	30,000	*	*
M. Rhem Wooten Jr.	30,000	*	*
All directors, executive officers and director nominees as a group (8 individuals)	7,183,500	100%	21.8%

____________

*        Less than 1%

(1)      Unless otherwise noted, the business address of each of the following entities or individuals is c/o Silver Sustainable Solutions Corp., 1055 Thomas Jefferson St. NW, Suite #650, Washington, D.C. 20007.

(2)      The business address of Metric Finance Holdings III, LLC is 330 Madison Avenue, New York, NY 10017.

(3)      Interests shown consist solely of shares of Class B common stock, which are referred to herein as founder shares. Such shares will automatically convert into shares of Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment, as described in the section entitled “Description of Securities.”

(4)      The founder shares included in this column assume that after the consummation of this offering, completion of our initial business combination and when the founder shares are released from the lock-up described herein under “Transfers of Founder Shares and Private Placement Warrants,” the stock price of our Class A common stock is above $11.50 per share.

(5)      These shares are held by Mr. Larkin as nominee for Avenue Sustainable Solutions Fund, L.P. Mr. Larkin disclaims beneficial ownership of such shares.

Upon the completion of this offering, our initial stockholders will beneficially own 20.0% of the then issued and outstanding shares of our common stock. Because of this ownership block, our initial stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including amendments to our amended and restated certificate of incorporation and approval of significant corporate transactions.

The Warrant Entities have subscribed to purchase an aggregate of 5,900,000 private placement warrants (or 6,125,000 warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.00 per warrant ($5,900,000 in the aggregate or $6,125,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in the private placement. Each private placement warrant entitles the holder thereof to purchase one share of our Class A common stock at $11.50 per share, subject to adjustment as provided herein. Proceeds from the private placement warrants will be added to the proceeds from this offering to be held in the trust account. If we do not complete our initial business combination within the completion window, the proceeds of the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares, and the private placement warrants will expire worthless. The private placement warrants are subject to the transfer restrictions described below. The private placement warrants will not be redeemable by us so long as they are held by the Warrant Entities or their respective permitted transferees. If the private placement warrants are held by holders other than the Warrant Entities or their respective permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

We have entered into a forward purchase agreement with Avenue, pursuant to which Avenue has the option to purchase up to 5,000,000 shares of our Class A common stock plus up to 2,500,000 forward purchase warrants, exercisable to purchase one share of our Class A common stock at $11.50 per share, for an aggregate purchase price of up to $50,000,000, or $10.00 for one share of our Class A common stock and one-half of one warrant, in a private placement to occur substantially concurrently with the closing of our initial business combination. Pursuant to the forward purchase agreement, we must deliver to Avenue, prior to the execution of a definitive agreement with respect to an initial business combination, a written summary of the material terms of, and other readily available information relating to, such business combination, including information about the target company in such business combination. Upon receiving such information, Avenue will determine, in its sole discretion, whether it wishes to consummate the purchase of the forward purchase securities pursuant to the forward purchase agreement. The forward purchase securities will be issued only in connection with the closing of the initial business combination. The proceeds from the sale of the forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, for expenses in connection with our initial business combination or for working capital in the post-transaction company.

Transfers of Founder Shares and Private Placement Warrants

The founder shares, private placement warrants and any shares of Class A common stock issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions in the letter agreements with us to be entered into by each of our initial stockholders. Those lock-up provisions provide that such securities are not transferable or salable (1) in the case of the founder shares, until the earlier of (A) one year after the completion of our initial business combination and (B) subsequent to our initial business combination, (x) if the closing price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date following the completion of our initial business combination on which we complete a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property, and (2) in the case of the private placement warrants and the respective Class A common stock underlying such warrants, until 30 days after the completion of our initial business combination, except in each case (a) to our officers, directors, initial stockholders, and their respective affiliates or family members, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) transfers by private sales or transfers made in connection with consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of our liquidation prior to our completion of our initial business combination; (g) by virtue of the laws of Delaware or Metric’s limited liability company agreement, as amended, upon dissolution of Metric; or (h) in the event of our completion of a liquidation, merger, stock exchange, reorganization or other similar transaction which results in all of our public stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property subsequent to our completion of our initial business combination; or (i) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) through (h) above; provided, however, that in the case of clauses (a) through (e) and (i) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements or investment agreements.

Registration Rights

The holders of the founder shares, private placement warrants and warrants that may be issued upon conversion of working capital loans (and any shares of common stock issuable upon the exercise of the private placement warrants or warrants issued upon conversion of the working capital loans and upon conversion of the founder shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring us to register such securities for resale (in the case of the founder shares, only after conversion to shares of Class A common stock). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements. Notwithstanding the foregoing, Metric may not exercise its demand or “piggy-back” registration rights after five and seven years, respectively, after the effective date of the registration statement of which this prospectus forms a part and may not exercise its demand rights on more than one occasion. We will bear the expenses incurred in connection with the filing of any such registration statements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

As of the date of this prospectus, our initial stockholders owned an aggregate of 7,187,500 founder shares, of which, up to 937,500 founder shares are subject to forfeiture by our initial founders depending on the extent to which the underwriters’ over-allotment option is exercised.

Prior to the date of this offering, affiliates of Guggenheim Securities executed certain organizational restructuring documents, including those pertaining to (i) the formation of Metric, an indirect wholly owned subsidiary of Guggenheim Capital, LLC and an affiliate of Guggenheim Securities, LLC, on May 5, 2021, (ii) the contribution of all of the outstanding limited liability company interests of GPH Funding I, LLC, a Delaware limited liability company (“GPHF I”) to Metric, (iii) the conversion of GPHF I from a Delaware limited liability company to a Delaware corporation in 2021, (iv) simultaneously with such conversion, the conversion of Metric’s limited liability company interests in GPHF I into 5,657,206 shares of the company’s Class B common stock, and (v) the change of name of GPHF I to the name of the company (“Silver Sustainable Solutions Corp.”).

On July 29, 2021, Michael W. Allman and Arun Majumdar purchased an aggregate of 1,406,294 founder shares (up to 186,544 of which were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised) from the company for an aggregate purchase price of $328.94. On February 2, 2022, Metric, Mr. Allman and Dr. Majumdar entered into that certain Contribution Agreement with the company, pursuant to which (i) Mr. Allman and Dr. Majumdar each forfeited 178 founder shares to the company and (ii) Metric forfeited 29,644 founder shares to the company. Following the execution of the Contribution Agreement, Mr. Allman and Mr. Majumdar each own 702,969 founder shares, or an aggregate of 1,405,938 founder shares, with an aggregate of 192,188 founder shares subject to forfeiture. Also, each of our independent directors purchased 30,000 founder shares from the company for an aggregate purchase price of $35.10, and Katherine Hamilton, Matt Maloney, Sarah Kearney, and Mike Garland, each of whom serve on our advisory board, purchased 1,000 founder shares from the company for an aggregate purchase price of $0.92. The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of the outstanding shares of common stock upon completion of this offering. If we increase or decrease the size of this offering, we will effect a stock dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of this offering in such amount as to maintain the ownership of founder shares by our initial stockholders prior to this offering at 20% of our issued and outstanding shares of our common stock upon the consummation of this offering. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

We will also enter into a Stockholders’ Agreement with our initial founders. Pursuant to the terms of the Stockholders’ Agreement, each of our initial founders will agree to vote, or cause to be voted, all shares of common stock owned by such initial founders such that our board of directors will initially consist of Jonathan Silver, Michael Allman, Arun Majumdar, Ron Gonen, John Larkin, Paula Rosput Reynolds, Ray Rothrock and M. Rhem Wooten Jr. Additionally, we will agree with Metric that we will not seek stockholder approval over an initial business combination without Metric’s prior consent, which consent may be withheld in Metric’s sole discretion. Moreover, Metric will agree that up to 745,312 of its founder shares will be subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised.

The Warrant Entities have subscribed to purchase an aggregate of 5,900,000 private placement warrants (or 6,125,000 warrants if the underwriters’ over-allotment option is exercised in full) for a purchase price of $1.00 per warrant in the Private Placement. As such, the interest of the Warrant Entities in this the private placement warrants issued in this transaction is valued between $5,900,000 and $6,125,000, depending on the number of private placement warrants purchased. Each private placement warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as provided herein. The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder thereof until 30 days after the completion of our initial business combination.

Pursuant to the Secondment Agreement, we expect to pay Guggenheim Securities a fee of up to $100,000 per quarter (subject to a $400,000 cap) in consideration of Guggenheim Securities seconding one of its employees to us. Any costs incurred under the Secondment Agreement will be satisfied by way of a loan made to us by Metric for up to $400,000. This loan will be non-interest bearing, unsecured and will be repaid at the consummation of our initial business combination; provided that, in the event we do not consummate an initial business combination, then any amounts drawn under this promissory note shall become due and payable upon funds being released from our trust account, and such amounts outstanding under the loan shall be paid out of funds held outside of the trust account, if any.

Our initial stockholders or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made by us to our initial stockholders or our or any of their respective affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Metric has agreed to loan us up to $800,000 to cover expenses related to this offering. The loan is non-interest bearing, unsecured and is due at the earlier of September 30, 2022 and the closing of this offering. The loan will be repaid upon completion of this offering out of the $1,325,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) not held in the trust account. In a separate, standalone note, Metric has also agreed to loan us up to $400,000 to cover certain expenses pertaining to a secondment agreement by and between the company and Guggenheim Securities, LLC. This loan will be non-interest bearing, unsecured and will be repaid at the consummation of the Company’s initial business combination; provided that, in the event the company does not consummate an initial business combination, then any amounts drawn under this promissory note shall become due and payable upon funds being released from the company’s trust account, and such amounts outstanding under the loan shall be paid out of funds held outside of the trust account, if any. As of December 31, 2021, we have borrowed an aggregate of $680,000 under these two promissory notes with Metric.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our initial stockholders may, but none of them is obligated to, loan us funds as may be required. Further, if Metric elects to extend the period of time to consummate our initial business combination beyond 18 months, Metric (or its affiliates or designees) may be required to deposit additional funds into the trust account in the form of a loan to us, as described under the heading “Proposed Business—Ability to Extend Time to Complete Our Initial Business Combination.” If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to the Warrant Entities. The terms of such loans by our initial stockholders, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our initial stockholders, as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

After our initial business combination, members of our management team who remain with us, if any, may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive officer and director compensation.

Pursuant to the forward purchase agreement, Avenue is entitled to certain registration rights with respect to the forward purchase securities, which are described under the heading “Description of Securities—Registration Rights.”

We have entered into a registration rights agreement with respect to the founder shares, private placement warrants and warrants issued upon conversion of working capital loans (if any), which is described under the heading “Principal Stockholders—Registration Rights.”

Related Party Policy

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

Prior to the consummation of this offering, we will adopt a Code of Ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our Code of Ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company.

In addition, our audit committee, pursuant to a written charter that we will adopt prior to the consummation of this offering, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all the members of the audit committee will be required to approve a related party transaction. Our audit committee will review on a quarterly basis all payments that were made by us to our initial stockholders, or our or any of their affiliates.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our initial stockholders unless we, or a committee of independent and disinterested directors, have obtained an opinion from an independent investment banking firm which is a member of FINRA or an independent accounting firm that our initial business combination is fair to our company from a financial point of view.

There will be no finder’s fees, reimbursement, consulting fee, monies in respect of any payment of a loan or other compensation paid by us to our initial stockholders or our or any of their respective affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination (regardless of the type of transaction that it is). However, the following payments may be made to our initial stockholders or our or their affiliates, and, if made prior to our initial business combination will be made from funds held outside the trust account:

•        at the closing of our initial business combination, a customary financial advisory fee to Guggenheim Securities, or another affiliate of Metric, in an amount that constitutes a market standard financial advisory fee for comparable transactions;

•        reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination;

•        payment of up to $100,000 per quarter (subject to a $400,000 cap) to Guggenheim Securities in consideration of Guggenheim Securities seconding one of its employees to us; and

•        repayment of loans which may be made by our initial stockholders to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such loans may be convertible into warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lender.

Our audit committee will review on a quarterly basis all payments that were made by us to our initial stockholders or our or any of their respective affiliates.

DESCRIPTION OF SECURITIES

Pursuant to our amended and restated certificate of incorporation, our authorized capital stock will consist of 380,000,000 shares of Class A common stock, $0.0001 par value, 20,000,000 shares of Class B common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit has an offering price of $10.00 and consists of one share of Class A common stock, one-half of one redeemable warrant and one right to receive one-tenth of a share of Class A common stock upon the consummation of an initial business combination, as described in more detail in this Registration Statement. Each whole warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of the company’s Class A common stock. This means only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Each right entitles the holder thereof to receive one-tenth (1/10) of a share of common stock upon the consummation of our initial business combination. We will not issue fractional shares in connection with an exchange of rights. As a result, you must hold rights in multiples of 10 in order to receive shares for all of your rights upon closing of an initial business combination.

The common stock, warrants and rights constituting the units will begin separate trading on the 52nd day following the closing of this offering unless Guggenheim Securities informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of Class A common stock, warrants and rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of Class A common stock, warrants and rights. No fractional warrants or fractional rights will be issued upon separation of the units and only whole warrants and whole rights will trade. Accordingly, unless you purchase (i) with respect to the warrants, at least two units or (ii) with respect to the rights, at least ten units, you will not be able to receive or trade a whole warrant or whole right, respectively.

In no event will the Class A common stock, warrants and rights be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet of our company reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K which will include this audited balance sheet, promptly after the closing of this offering. If the underwriters’ option to purchase additional units is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ option to purchase additional units.

Common Stock

Upon the closing of this offering, 31,250,000 shares of our common stock will be outstanding (assuming no exercise of the underwriters’ option to purchase additional units and the corresponding forfeiture of 937,500 founder shares by our initial founders), including:

•        25,000,000 shares of our Class A common stock underlying the units being offered in this offering; and

•        6,250,000 shares of Class B common stock held by our initial stockholders.

If we increase or decrease the size of this offering, we will effect a stock dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of this offering in such amount as to maintain the ownership of founder shares by our initial stockholders prior to this offering at 20% of our issued and outstanding shares of our common stock upon the consummation of this offering.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of our Class A common stock and holders of our Class B common stock will vote together as a single class, with each share entitling the holder to one vote, on the election and removal of directors and any other matter submitted to a vote of our stockholders, including any vote in connection with our initial business combination, except as required by applicable law or stock exchange rules. However, in connection with our initial business combination, we may enter into a stockholders agreement or other arrangements with the stockholders of the target with respect to voting and other corporate governance matters following completion of the initial business combination. Unless specified in our amended and restated certificate of incorporation or bylaws, or as required by applicable law or stock exchange rules, the affirmative vote of a majority of our shares of common stock that are voted is required to approve any matter voted on by our stockholders. Directors will be divided into three classes, each of which will generally serve for a term of three years with only one class elected in each year. There is no cumulative voting with respect to the election of directors. In connection with our initial business combination, we may enter into a stockholders agreement or other arrangements with the stockholders of the target with respect to voting and other corporate governance matters following completion of the initial business combination. Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our amended and restated certificate of incorporation will authorize the issuance of up to 380,000,000 shares of Class A common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the business combination to the extent we seek stockholder approval in connection with our initial business combination.

In accordance with the Nasdaq corporate governance requirements, we are not required to hold an annual meeting until not later than one year after our first fiscal year end following our listing on Nasdaq. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws unless such election is made by written consent in lieu of such a meeting. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus we may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares in connection with our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest (less taxes payable), divided by the number of then outstanding public shares, subject to the limitations described in this prospectus. The amount in the trust account is initially anticipated to be $10.00 per public share.

The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption right will include the requirement that any beneficial owner on whose behalf a redemption right is being exercised must identify itself in order to validly redeem its shares. Each public stockholder may elect to redeem its public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction. Our initial stockholders have each entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination. Permitted transferees of our initial stockholders will be subject to the same obligations. Unlike many blank check companies that hold stockholder votes and conduct proxy solicitations in connection with their initial business combinations and provide for related redemptions of public shares for cash in connection with such initial business combinations even when a vote is not required by applicable law or stock exchange listing requirements, if a stockholder vote is not required by applicable law or stock exchange listing requirements and we do not decide to hold a stockholder vote for business or other reasons, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated certificate of incorporation will require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a stockholder approval of the transaction is required by applicable law or stock exchange rules, or we decide to obtain stockholder approval for business or other reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, unless a different vote is required by applicable law or stock exchange rules, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. Unless otherwise required by applicable law or stock exchange rules, a quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing one-third of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. However, the participation of our initial stockholders or any of their respective affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination, even if a majority of our public stockholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than ten days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds and agreements may make it more likely that we will consummate our initial business combination.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming more than an aggregate of 15% of the shares sold in this offering, without our prior consent, which we refer to as the “Excess Shares.” However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our stockholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such stockholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Assuming that only one-third of our issued and outstanding shares, representing a quorum under our amended and restated certificate of incorporation, are voted, we will not need any public shares in addition to our founder shares to be voted in favor of an initial business combination in order to have an initial business combination approved. Additionally, such stockholders will not receive redemption distributions with respect to the Excess Shares if we complete the business combination. As a result, such stockholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their stock in open market transactions, potentially at a loss.

If we seek stockholder approval in connection with our initial business combination, our initial stockholders have (and their permitted transferees, as applicable, will agree) agreed to vote any founder shares and any public shares held by them in favor of our initial business combination. Assuming that only one-third of our issued and outstanding shares, representing a quorum under our amended and restated certificate of incorporation, are voted, we will not need any public shares in addition to our founder shares to be voted in favor of an initial business combination in order to have an initial business combination approved. Additionally, each public stockholder may elect to redeem its public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

Pursuant to our amended and restated certificate of incorporation, if we are unable to complete our initial business combination within the completion window, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but no more than ten business days thereafter, subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our initial stockholders have each entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within the completion window or any Extension Period. However, if any of our initial stockholders acquire public shares after this offering, it or they, as applicable, will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the completion window.

In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that in connection with our initial business combination we will provide our stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest (less taxes payable), subject to the limitations described in this prospectus.

Forward Purchase Shares

The forward purchase shares will have no redemption rights in connection with our initial business combination and will have no rights to liquidating distributions from our trust account in the event we fail to complete our initial business combination within the prescribed time frame. The forward purchase securities, as long as they are held by Avenue or the forward transferees, will have certain registration rights. See “—Registration Rights.” The forward purchase shares, to the extent issued prior to the record date for a stockholder vote on our initial business combination or any other matter, will have the right to vote on such matter with all other holders of our outstanding Class A common stock; provided that if we seek stockholder approval of a proposed initial business combination after Avenue has purchased the forward purchase securities, Avenue has agreed under the forward purchase agreement to vote any shares of our Class A common stock owned by Avenue in favor of any proposed initial business combination. In all other respects, the terms of the forward purchase shares are identical to the terms of the shares of our Class A common stock being issued in this offering.

Founder Shares

The founder shares are identical to the shares of Class A common stock included in the units being sold in this offering, except that: (1) the founder shares are subject to certain transfer restrictions, as described in more detail below; (2) our initial stockholders have each entered into a letter agreement with us, pursuant to which they have agreed to: (a) waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination, (b) waive their redemption rights with respect to any founder shares and public shares held by them in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within the completion window; and (c) waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within the completion window (although it or they, as applicable, will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the completion window); (3) the founder shares are automatically convertible into shares of our Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in this prospectus; and (4) the holders of founder shares are entitled to registration rights. If we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed (and their permitted transferees, as applicable, will agree) to vote any founder shares and any public shares held by them in favor of our initial business combination.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to the closing of our initial business combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the total number of all shares of common stock outstanding upon completion of this offering plus all shares of

Class A common stock and equity-linked securities issued or deemed issued in connection with our initial business combination (including any forward purchase shares but excluding any forward purchase warrants and the number of shares of Class A common stock redeemed in connection with our initial business combination), excluding any shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination in consideration for such seller’s interest in the business combination target and any private placement warrants issued upon the conversion of working capital loans made to us.

The founder shares, private placement warrants and any shares of Class A common stock issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions in the letter agreements with us to be entered into by each of our initial stockholders. Those lock-up provisions provide that such securities are not transferable or salable (1) in the case of the founder shares, until the earlier of (A) one year after the completion of our initial business combination and (B) subsequent to our initial business combination, (x) if the closing price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date following the completion of our initial business combination on which we complete a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property, and (2) in the case of the private placement warrants and the respective Class A common stock underlying such warrants, until 30 days after the completion of our initial business combination, except in each case (a) to our officers, directors, initial stockholders, and their respective affiliates or family members, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) transfers by private sales or transfers made in connection with consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of our liquidation prior to our completion of our initial business combination; (g) by virtue of the laws of Delaware or Metric’s limited liability company agreement, as amended, upon dissolution of Metric; (h) in the event of our completion of a liquidation, merger, stock exchange, reorganization or other similar transaction which results in all of our public stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property subsequent to our completion of our initial business combination; or (i) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) through (h) above; provided, however, that in the case of clauses (a) through (e) and (i) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements.

Preferred Stock

Our amended and restated certificate of incorporation will authorize 1,000,000 shares of undesignated preferred stock and will provide that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

Public Stockholders’ Warrants

Each whole warrant entitles the registered holder to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of our initial business combination. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.

We have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our best efforts to file with the SEC, and within 60 business days following our initial business combination to have declared effective a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement and have an effective registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants.    Once the warrants become exercisable, we may call the warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon a minimum of 30 days’ prior written notice of redemption, or the 30-day redemption period, to each warrant holder; and

•        if, and only if, the closing price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption Procedures and Cashless Exercise.    If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average closing price of the Class A common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, the Warrant Entities and their respective permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments.    If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (1) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) multiplied by (2) one minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (1) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) fair market value means the volume weighted average price of Class A common stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Class A common stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A common stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our Class A common stock if we do not complete our initial business combination within the completion window, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.

If the number of outstanding shares of our Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by stockholders of the company as provided for in the company’s amended and restated certificate of incorporation or as a result of the redemption of shares of Class A common stock by the company if a proposed initial business combination is presented to the stockholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Class A common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment; provided that with respect to (A) any amendment or modification solely to the terms of the private placement warrants, the forward purchase warrants and the warrants issued upon conversion of any loans extended to us by Metric, its affiliates or designees or any of our directors or officers, as the case may be, (B) any amendment to any provision of the warrant agreement solely with respect to the private placement warrants, the forward purchase warrants and the warrants issued upon conversion of any loans extended to us by Metric, its affiliates or designees or any of our directors or officers, as the case may be, and (C) any amendment to any provision of the warrant agreement which adversely affects to a greater extent the private placement warrants, the forward purchase warrants and the warrants issued upon conversion of any loans extended to us by Metric, its affiliates or designees or any of our directors or officers, as the case may be, as compared to the public warrants, in each case, the vote or written consent of the registered holders of at least 50% of the then outstanding private placement warrants, the forward purchase warrants and the warrants issued upon conversion of any loans extended to us by Metric, its affiliates or designees or any of our directors or officers, as the case may be (as applicable) will be required; provided further that if no public warrants are outstanding, any amendment or modification will only require the vote or written consent of the registered holders of at least 50% of the then outstanding private placement warrants, the forward purchase warrants and the warrants issued upon conversion of any loans extended to us by Metric, its affiliates or designees or any of our directors or officers, as the case may be (in each case, subject to any such warrants remaining outstanding). Although our ability to amend the terms of the warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants or shorten the exercise period. Our initial stockholders may purchase public warrants with the intention of reducing the number of public warrants outstanding or to vote such warrants on any matters submitted to warrant holders for approval, including amending the terms of the public warrants in a manner adverse to the interests of the registered holders of public warrants. While our initial stockholders have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for such transactions, there is no limit on the number of our public warrants that our initial stockholders may purchase and it is not currently known how many public warrants, if any, our initial stockholders may hold at the time of our initial business combination or at any other time during which the terms of the public warrants may be proposed to be amended. See “Proposed Business — Permitted purchases of our securities.”

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Each of our rights agreement and warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our rights and holders of our warrants, which could limit the ability of rights holders and warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum. We note, however, that there is uncertainty as to whether a court would enforce these provisions and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Forward purchase warrants

The warrants to be issued as part of the forward purchase agreement will be identical to the private placement warrants. The forward purchase warrants will be redeemable on the same terms as the private placement warrants so long as they are held by Avenue or its permitted transferees.

Private Placement Warrants

The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Stockholders—Transfers of Founder Shares and Private Placement Warrants,” to our officers and directors and other persons or entities affiliated with the Warrant Entities) and they will not be redeemable by us so long as they are held by the Warrant Entities or their respective permitted transferees. The Warrant Entities or their respective permitted transferees have the option to exercise the private placement warrants on a cashless basis and will be entitled to certain registration rights. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. If the private placement warrants are held by holders other than the Warrant Entities or their respective permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average closing price of the Class A common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Warrant Entities or their respective permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Class A common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In order to finance transaction costs in connection with an intended initial business combination, our initial stockholders may, but none of them is obligated to, loan us funds as may be required. Further, if Metric elects to extend the period of time to consummate our initial business combination beyond 18 months, Metric (or its affiliates or designees) may be required to deposit additional funds into the trust account in the form of a loan to us, as described under the heading “Proposed Business—Ability to Extend Time to Complete Our Initial Business Combination.” If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to the Warrant Entities.

Rights

Except in cases where we are not the surviving company in a business combination, each holder of a right will automatically receive one-tenth of one share of Class A common stock upon the consummation of our initial business combination. We will not issue fractional shares of Class A common stock in connection with an exchange of rights. Fractional shares of Class A common stock will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Delaware law. As a result, you must hold rights in multiples of ten in order to receive shares of Class A common stock for all of your rights upon closing of a business combination. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth of one share of Class A common stock underlying each right upon the consummation of the business combination.

If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless.

Upon the consummation of our initial business combination, we will issue to each registered holder of the rights the number of full shares of common stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it and issue to such registered holder(s) a certificate or book-entry position for the such shares.

Additionally, in no event will we be required to net cash settle the rights. Accordingly, you might not receive the shares of Class A common stock underlying the rights.

The shares issuable upon conversion of the rights will be freely tradable (except to the extent held by affiliates of ours). We will not issue fractional shares upon conversion of the rights. If, upon conversion of the rights, a holder would be entitled to receive a fractional interest in a share, we will, upon conversion, comply with Section 155 of the Delaware General Corporation Law (which provides that Delaware companies shall either (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined or (3) issue scrip or rights in registered form (either represented by a certificate or uncertificated) or in bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or rights aggregating a full share). We will make the determination of how we are treating fractional shares at the time of our initial business combination and will include such determination in the proxy materials we will send to stockholders for their consideration of such initial business combination. We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the rights agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Each of our rights agreement and warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our rights and holders of our warrants, which could limit the ability of rights holders and warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of this offering, in which case we will effect a stock dividend with respect to our Class B common stock immediately prior to the consummation of this offering in such amount as to maintain the ownership of founder shares by our initial stockholders prior to this offering at 20% of our issued and outstanding shares of our common stock upon the consummation of this offering. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent, Warrant Agent and Rights Agent

The transfer agent for our securities, warrant agent for our warrants and rights agent for our rights is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent, warrant agent and rights agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Our Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without the approval of the holders of at least 65% of our common stock. Our initial stockholders, who collectively will beneficially own 20% of our common stock upon the closing of this offering, may participate in any vote to amend our amended and restated certificate of incorporation and will have the discretion to vote in any manner they choose. Prior to an initial business combination, we may not issue additional securities that can vote on amendments to our amended and restated certificate of incorporation. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

•        if we are unable to complete our initial business combination within the completion window, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;

•        prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to: (1) receive funds from the trust account; or (2) vote on any initial business combination;

•        although we do not intend to enter into a business combination with a target business that is affiliated with our initial stockholders, we are not prohibited from doing so. In the event we seek to complete our initial business combination with a company that is affiliated with our initial stockholders, we, or a committee of independent and disinterested directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm that such a business combination is fair to our company from a financial point of view;

•        if a stockholder vote on our initial business combination is not required by applicable law or stock exchange rules and we do not decide to hold a stockholder vote for business or other reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

•        if required by applicable stock-exchange rules, our initial business combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the trust account (excluding the amount of any deferred underwriting discount);

•        if our stockholders approve an amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window, we will provide our public stockholders with the opportunity to redeem all or a portion of their shares of common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less taxes payable), divided by the number of then outstanding public shares; and

•        we will not effectuate our initial business combination solely with another blank check company or a similar company with nominal operations.

In addition, our amended and restated certificate of incorporation will provide that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Bylaws

We have elected to be exempt from the restrictions imposed under Section 203 of the DGCL. However, our certificate of incorporation will contain similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder unless:

•        prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•        upon the consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced (excluding certain shares); or

•        on or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.

Under some circumstances, this provision will make it more difficult for a person who is an interested stockholder to effect various business combinations with us for a three-year period.

Our certificate of incorporation will provide that Metric and its various affiliates, successors and transferees will not be deemed to be “interested stockholders” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to this provision.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum for Certain Lawsuits

Our amended and restated certificate of incorporation will require, to the fullest extent permitted by law, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (iii) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or bylaws, or (iv) any action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware, except any action (A) as to which the Court of Chancery of the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) arising under the Securities Act, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Our amended and restated certificate of incorporation will provide that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As noted above, our amended and restated certificate of incorporation will provide that the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction over any action arising under the Securities Act. Accordingly, there is uncertainty as to whether a court would enforce such provision, and our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Special Meeting of Stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our chief executive officer or by our chairman, if any.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws will provide for advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our bylaws will also specify requirements as to the form and content of a stockholder’s notice. Our bylaws will allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.

Action by Written Consent

Subsequent to the consummation of this offering, any action required or permitted to be taken by our stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to our Class B common stock.

Classified Board of Directors

Our board of directors will initially be divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Our amended and restated certificate of incorporation will provide that the authorized number of directors may be changed only by resolution of the board of directors. Subject to the terms of any preferred stock, any or all of the directors may be removed from office at any time, with or without cause, by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of the Class A common stock and Class B common stock, voting together as a single class. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Class B Common Stock Consent Right

For so long as any shares of Class B common stock remain outstanding, we may not, without the prior vote or written consent of the holders of a majority of the shares of Class B common stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of our certificate of incorporation, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B common stock. Any action required or permitted to be taken at any meeting of the holders of Class B common stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B common stock were present and voted.

Securities Eligible for Future Sale

Immediately after this offering we will have 25,000,000 (or 28,750,000 if the underwriters’ over-allotment option is exercised in full) shares of Class A common stock outstanding. All of these shares will have been sold in this offering and will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the 6,250,000 (or 7,187,500 if the underwriters’ over-allotment option is exercised in full) founder shares and all 5,900,000 private placement warrants (or 6,125,000 warrants if the underwriters’ over-allotment option is exercised in full) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and the shares of our Class B common stock, private placement warrants and forward purchase warrants are subject to transfer restrictions as set forth elsewhere in this prospectus. These restricted securities will be subject to registration rights as more fully described below under “—Registration Rights.” Upon the closing of the sale of the forward purchase securities, all of the 5,000,000 forward purchase shares and 2,500,000 forward purchase warrants and the shares of our Class A common stock underlying the forward purchase warrants, to the extent issued, will be restricted securities under Rule 144.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock, warrants or rights for at least six months would be entitled to sell their securities provided that: (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale; and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock, warrants or rights for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of shares of common stock then outstanding, which will equal 312,500 shares immediately after this offering (or 359,375 if the underwriters exercise their option to purchase additional units in full); or

•        the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than a business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial stockholders will be able to sell their founder shares and the Warrant Entities will be able to sell its private placement warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of the founder shares, private placement warrants and warrants that may be issued upon conversion of working capital loans (and any shares of common stock issuable upon the exercise of the private placement warrants or warrants issued upon conversion of the working capital loans and upon conversion of the founder shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring us to register such securities for resale (in the case of the founder shares, only after conversion into shares of Class A common stock). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. Notwithstanding the foregoing, Metric may not exercise its demand or “piggy-back” registration rights after five and seven years, respectively, after the effective date of the registration statement of which this prospectus forms a part and may not exercise its demand rights on more than one occasion. We will bear the expenses incurred in connection with the filing of any such registration statement.

Pursuant to the forward purchase agreement, we have agreed (a) to use commercially reasonable efforts to file within 30 calendar days after the closing of the initial business combination a registration statement with the SEC for a secondary offering of the forward purchase securities, (b) to use commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable thereafter but no later than the earlier of (i) the 90th calendar day (or 120th calendar day if the SEC notifies us that it will “review” the registration statement) following the closing of the initial business combination and (ii) the 10th business day after the date we are notified by the SEC that the registration statement will not be “reviewed” or will not be subject to further review and (iii) to maintain the effectiveness of such registration statement until the earliest of (A) the date on which Avenue or its assignees cease to hold the securities covered thereby, (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and (C) 2 years from the effective date of the registration statement. Avenue and its assignees also have certain piggyback registration rights pursuant to the forward purchase agreement. We will bear the cost of registering these securities.

Listing of Securities

We intend to apply to list our units, Class A common stock, warrants and rights on Nasdaq under the symbols “SSSCU”, “SSSC”, “SSSCW”, and “SSSCR”, respectively. We expect that our units will be listed on Nasdaq on or promptly after the effective date of the registration statement. Following the date the shares of our Class A common stock, warrants and rights are eligible to trade separately, we anticipate that the shares of our common stock, warrants and rights will be listed separately and as a unit on Nasdaq. We cannot guarantee that our securities will be approved for listing on Nasdaq.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our units, each consisting of one share of Class A common stock, one-half of one warrant and one right to receive one-tenth of a share of Class A common stock upon the consummation of an initial business combination, which we refer to collectively as our securities. Because the components of a unit are separable at the option of the holder, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying Class A common stock, one-half of one warrant and one right that are components of the unit. As a result, the discussion below with respect to actual holders of Class A common stock, warrants and rights should also apply to holders of units (as the deemed owners of the underlying Class A common stock, warrants and rights that comprise the units).

This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our securities who are initial purchasers of a unit pursuant to this offering and hold the unit and each component of the unit as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that the Class A common stock, warrants and rights will trade separately and that any distributions made (or deemed made) by us on our Class A common stock and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.

This discussion does not address the U.S. federal income tax consequences to our founders, sponsors, officers or directors or to holders of our founder shares, private placement warrants or forward purchase securities. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain net investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

•        banks, financial institutions or financial services entities;

•        broker-dealers;

•        governments or agencies or instrumentalities thereof;

•        regulated investment companies;

•        real estate investment trusts;

•        expatriates or former long-term residents of the United States;

•        persons that actually or constructively own five percent or more (by vote or value) of our shares (except as specifically provided below);

•        persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•        S corporations;

•        insurance companies;

•        dealers or traders subject to a mark-to-market method of accounting with respect to the securities;

•        persons holding the securities as part of a “straddle,” constructive sale, hedge, wash sale, conversion or other integrated or similar transaction;

•        U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•        tax-exempt entities;

•        controlled foreign corporations;

•        passive foreign investment companies; and

•        partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships.

If a partnership (including an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our securities.

This discussion is based on the provisions of the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and do not expect to seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

Personal Holding Company Status

We could be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company (a “PHC”) for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

Depending on the date and size of our initial business combination, it is possible that at least 60% of our adjusted ordinary gross income may consist of PHC income. In addition, depending on the concentration of our stock in the hands of individuals, including the members of Metric and certain tax-exempt organizations, pension funds and charitable trusts, it is possible that more than 50% of our stock may be owned or deemed owned (pursuant to the constructive ownership rules mentioned above) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not be a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently imposed at a rate of 20%, on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or any instrument similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one share of our Class A common stock, one-half of one warrant to acquire one share of our Class A common stock and one right to receive one-tenth of a share of Class A common stock upon the consummation of an initial business combination and, by purchasing a unit, you agree to adopt such treatment for U.S. federal income tax purposes. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one share of Class A common stock, the one-half of one warrant and the one right based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax advisor regarding the determination of value for these purposes. The price allocated to each share of Class A common stock, the one-half of one warrant and the one right should be the holder’s tax basis in such share, one-half of one warrant or one right, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the share of Class A common stock, one-half of one warrant and one right comprising the unit, and the amount realized on the disposition should be allocated between the share of Class A common stock, the one-half of one warrant and the one right based on their respective relative fair market values (as determined by each such unit holder based on all the relevant facts and circumstances) at the time of disposition. The separation of the share of Class A common stock, warrant and right comprising of a unit and the combination of two halves of a warrant into a single warrant should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the units, shares of Class A common stock, warrants and rights and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above will be respected for U.S. federal income tax purposes.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our units, shares of Class A common stock, warrants or rights who or that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions.

If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our Class A common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Class A common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A common stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock, Warrants and Rights” below.

Dividends we pay to a U.S. holder that is treated as a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividend income” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the Class A common stock described in this prospectus may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock, Warrants and Rights.

Upon a sale or other taxable disposition of our Class A common stock, warrants or rights (which, in general, would include a redemption of Class A common stock or warrants that is treated as a sale of such securities or an expiration of rights, in each case as described below, including as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time period), a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Class A common stock, warrants or rights. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A common stock, warrants or rights so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A common stock described in this prospectus may suspend the running of the applicable holding period for this purpose. If the running of the holding period for the Class A common stock is suspended, then non-corporate U.S. holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or taxable disposition of the shares of Class A common stock would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the Class A common stock, warrants or rights are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Class A common stock, the warrants or the rights based upon the then relative fair market values of the Class A common stock, the warrants and the rights included in the units) and (ii) the U.S. holder’s adjusted tax basis in its Class A common stock, warrants or rights so disposed of. A U.S. holder’s adjusted tax basis in its Class A common stock, warrants or rights generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to a share of Class A common stock, one-half of one warrant or one right or, as discussed below, the U.S. holder’s initial tax basis for Class A common stock received upon exercise of warrants or conversion of rights) less, in the case of a share of Class A common stock, any prior distributions treated as a return of capital.

Redemption of Class A Common Stock.

In the event that a U.S. holder’s Class A common stock is redeemed pursuant to the redemption provisions described in this prospectus under the section of this prospectus entitled “Description of Securities—Common Stock” or if we purchase a U.S. holder’s Class A common stock in an open market transaction (such open market purchase of Class A common stock by us is referred to as a “redemption” for the remainder of this discussion), the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of Class A common stock under Section 302 of the Code. If the redemption qualifies as a sale of Class A common stock, the U.S. holder will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock, Warrants and Rights” above. If the redemption does not qualify as a sale of Class A common stock, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described above under “U.S. Holders—Taxation of Distributions.” Any such distribution to a corporate U.S holder that is entitled to a dividends received deduction might be subject to the “extraordinary dividend” provisions of the Code (which could cause a reduction in the tax basis of such U.S holder’s Class A common stock and cause such U.S holder to recognize capital gain or increase the amount of capital gain recognized by such U.S. holder on a future sale or taxable disposition of such Class A common stock). Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. holder (including any stock constructively owned by the U.S. holder as described in the following paragraph) relative to all of our shares outstanding both before and after the redemption. The redemption of Class A common stock generally will be treated as a sale of the Class A common stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include Class A common stock which could be acquired pursuant to the exercise of the warrants and possibly the rights. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the redemption of Class A common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the redemption. There will be a complete termination of a U.S. holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other shares of our stock (including any stock constructively owned by the U.S. holder as a result of owning warrants and possibly its rights). The redemption of the Class A common stock will not be essentially equivalent to a dividend if a U.S. holder’s redemption results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests is satisfied, then the redemption of any Class A common stock will be treated as a corporate distribution and the tax effects will be as described under “U.S. Holders—Taxation of Distributions” above. After the application of those rules, any remaining tax basis of the U.S. holder in the redeemed Class A common stock, taking into account any basis reduction under the “extraordinary dividend” rules applicable to corporate U.S. holders, will be added to the U.S. holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its warrants and possibly its rights, or possibly in other stock constructively owned by it.

U.S. holders who actually or constructively own five percent (or, if our Class A common stock are not then publicly traded, one percent) or more of our shares (by vote or value) may be subject to special reporting requirements with respect to a redemption of Class A common stock, and such holders are urged to consult with their own tax advisors with respect to their reporting requirements.

Exercise, Lapse or Redemption of a Warrant.

A U.S. holder generally will not recognize taxable gain or loss on the acquisition of our Class A common stock upon exercise of a warrant for cash. The U.S. holder’s tax basis in the share of our Class A common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant (i.e., the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under “Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of such warrant. It is unclear whether the U.S. holder’s holding period for the Class A common stock received upon exercise of the warrants will begin on the date following the date of exercise or on the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. holder’s tax basis in the Class A common stock received would equal the holder’s tax basis in the warrants exercised therefor. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. holder’s holding period in the Class A common stock would be treated as commencing on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. holder held the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Class A common stock would include the holding period of the warrants exercised therefor.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered a number of warrants equal to the number of shares of Class A common stock having a value equal to the exercise price for the total number of warrants to be exercised. In such case, the U.S. holder would recognize capital gain or loss with respect to the warrants deemed surrendered in an amount equal to the difference between the fair market value of the Class A common stock that would have been received in a regular exercise of the warrants deemed surrendered and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s aggregate tax basis in the Class A common stock received would equal the sum of the U.S. holder’s initial investment in the warrants deemed exercised (i.e., the portion of the U.S. holder’s purchase price for the units that is allocated to the warrants, as described above under “Allocation of Purchase Price and Characterization of a Unit”) and the aggregate exercise price of such warrants. It is unclear whether a U.S. holder’s holding period for the Class A common stock would commence on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. holder held the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the Class A common stock received, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities—Warrants—Public Stockholders’ Warrants—Redemption of Warrants” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. holder, taxed as described above under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock, Warrants and Rights.”

Acquisition of Class A Common Stock Pursuant to the Rights or Expiration of Rights.

In general, a U.S. holder should not recognize gain or loss upon the acquisition of Class A common stock pursuant to the rights. The tax basis of the Class A common stock acquired pursuant to the rights should be equal to such U.S. holder’s tax basis in such rights. The holding period of such Class A common stock should begin on the day after the receipt of such Class A common stock pursuant to such rights. If a right expires worthless, a U.S. holder should receive a capital loss equal to the basis of such right. U.S. holders of rights should consult their own tax advisors regarding the tax treatment of any losses that result if the rights expire worthless.

Possible Constructive Distributions.

The terms of each warrant provide for an adjustment to the number of shares of Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities—Warrants—Public Stockholders’ Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (for example, through an increase in the number of shares of Class A common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrant), which adjustment may be made as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Class A common stock, or as a result of the issuance of a stock dividend to holders of shares of our Class A common stock, in each case, which is taxable to the holders of such shares as a distribution. Such constructive distribution would be subject to tax as described under “U.S. Holders—Taxation of Distributions” in the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding.

In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our units, shares of Class A common stock, warrants and rights, unless the U.S. holder is an exempt recipient and, if required, certifies to such exempt status. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund; provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our units, Class A common stock, warrants or rights who, or that is, for U.S. federal income tax purposes:

•        a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•        a foreign corporation; or

•        an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition of our units, Class A common stock, warrants or rights. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Taxation of Distributions.

In general, any distributions (including constructive distributions, but not including certain distributions of our stock or rights to acquire our stock) we make to a Non-U.S. holder of shares of our Class A common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. holder by us or the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Class A common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A common stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock, Warrants and Rights” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock, Warrants and Rights” below), we or the applicable withholding agent generally will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

The withholding tax generally does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

Exercise, Lapse or Redemption of a Warrant; Acquisition of Class A Common Stock Pursuant to the Rights.

The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a warrant, the lapse of a warrant held by a Non-U.S. holder, the acquisition of Class A common stock pursuant to the rights, or the expiration of rights generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant or the conversion or expiration of a right held by a U.S. holder, as described under “U.S. Holders—Exercise, Lapse or Redemption of a Warrant” or “U.S. Holders—Acquisition of Class A Common Stock Pursuant to the Rights or Expiration of

Rights” above, as applicable, although to the extent a cashless exercise of warrants results in a taxable exchange or the expiration of rights results in a taxable disposition, the consequences would be similar to those described below in “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock, Warrants and Rights.”

The characterization for U.S. federal income tax purposes of the redemption of the Non-U.S. holder’s warrants generally will correspond to the U.S. federal income tax treatment of such a redemption of a U.S. holder’s warrants, as described under “U.S. Holders—Exercise, Lapse or Redemption of a Warrant” above, and the consequences of the redemption to the Non-U.S. holder will be as described below under the heading “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock, Warrants and Rights” depending on such characterization.

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock, Warrants and Rights.

A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A common stock, which would include a dissolution and liquidation in the event we do not complete an initial business combination within the required time period, warrants (including an expiration or redemption of our warrants) or rights (including an expiration of rights), in each case without regard to whether those securities were held as part of a unit, unless:

•        the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•        we are or have been a “United States real property holding corporation” (as defined below) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the Non-U.S. holder’s holding period for the applicable security, except, in the case where shares of our Class A common stock are “regularly traded on an established securities market” (within the meaning of applicable Treasury Regulations, referred to herein as “regularly traded”), the Non-U.S. holder has owned, directly or constructively, at all times within the shorter of the five-year period preceding the disposition of the Class A common stock or such Non-U.S. holder’s holding period for such Class A common stock, 5% or less of our Class A common stock. These rules may be modified for Non-U.S. holders of warrants and rights. We can provide no assurance as to our future status as a United States real property holding corporation or as to whether any of our securities will be considered to be regularly traded under these rules. Non-U.S. holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is treated as a foreign corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” imposed at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our Class A common stock, warrants or rights will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A common stock, warrants or rights from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We cannot determine whether we will be a “United States real property holding corporation” in the future until we complete an initial business combination. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.

Redemption of Class A Common Stock.

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. holder’s Class A common stock pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities—Common Stock” or pursuant to our purchase of a Non-U.S. holder’s Class A common stock in an open market transaction generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. holder’s Class A common stock, as described under “U.S. Holders—Redemption of Class A Common Stock” above, and the consequences of the redemption to the Non-U.S. holder will be as described above under “Non-U.S. Holders—Taxation of Distributions” and “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock, Warrants and Rights,” as applicable. Because it may not be certain at the time a Non-U.S. holder is redeemed whether such Non-U.S. holder’s redemption will be treated as a sale of shares or a distribution constituting a dividend, and because such determination will depend in part on a Non-U.S. holder’s particular circumstances, we or the applicable withholding agent may not be able to determine whether (or to what extent) a Non-U.S. holder is treated as receiving a dividend for U.S. federal income tax purposes. Therefore, we or the applicable withholding agent may withhold tax at a rate of 30% on the gross amount of any consideration paid to a Non-U.S. holder in redemption of such Non-U.S. holder’s Class A common stock unless special procedures are available to Non-U.S. holders to certify that they are entitled to exemptions from, or reductions in, such withholding tax. However, there can be no assurance that such special certification procedures will be available. A Non-U.S. holder generally may obtain a refund of any such excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances.

Possible Constructive Distributions.

The terms of each warrant provide for an adjustment to the number of shares of Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities—Warrants—Public Stockholders’ Warrants.” An adjustment which has the effect of preventing dilution generally is not a taxable event. Nevertheless, a Non-U.S. holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (for example, through an increase in the number of shares of Class A common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrants), which adjustment may be made as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Class A common stock, or as a result of the issuance of a stock dividend to holders of shares of our Class A common stock, in each case, which is taxable to such holders as a distribution. Any constructive distribution received by a Non-U.S. holder would be subject to U.S. federal income tax (including any applicable withholding) in the same manner as if such Non-U.S. holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash. It is possible that any withholding tax on such a constructive distribution might be satisfied by us or the applicable withholding agent through a sale of a portion of the Non-U.S. holder’s shares of Class A common stock, warrants or other property held or controlled by us or the applicable withholding agent on behalf of the Non-U.S. holder or might be withheld from distributions or proceeds subsequently paid or credited to the Non-U.S. holder.

Information Reporting and Backup Withholding.

Information returns will be filed with the IRS in connection with payments of dividends and may be required with respect to proceeds from a sale or other disposition of our units, shares of Class A common stock, warrants and rights. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund; provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes.

Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) on our Class A common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. However, there can be no assurance that final Treasury Regulations will provide the same exceptions from FATCA withholding as the proposed Treasury Regulations. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our securities.

UNDERWRITING (CONFLICTS OF INTEREST)

Guggenheim Securities is acting as sole book-running manager of the offering. Subject to the terms and conditions set forth in the underwriting agreement dated the date of this prospectus, between us and the underwriters named below, we have agreed to sell to the underwriters and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of units set forth opposite its name below.

Underwriters	Number of Units
Guggenheim Securities, LLC	25,000,000
Total	25,000,000

Subject to the terms and conditions set forth in the underwriting agreement the underwriters have agreed, severally and not jointly, to purchase all of the units sold under the underwriting agreement if any of these units are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute payments that the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the units subject to their acceptance of the units from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Commission and Expenses

The representatives have advised us that the underwriters propose to offer the units to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $0.41 per unit. After the offering, the initial public offering price and concession to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

The following table shows the underwriting discounts and commissions that we will pay in connection with this offering. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional units.

	Payable by Silver Sustainable Solutions Corp.
	No Exercise	Full Exercise
Per Unit(1)	$0.41	$0.41
Total(1)	$10,250,000	11,787,500

____________

(1)      Includes $0.35 per unit, or $8,750,000 (or $10,062,500 if the over-allotment option is exercised in full) in the aggregate payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described in this prospectus. The deferred commissions will be released to the underwriters only on completion of an initial business combination, in an amount equal to $0.35 multiplied by the number of shares of Class A common stock sold as part of the units in this offering, as described in this prospectus.

If we do not complete our initial business combination within 18 months (or up to 24 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering, the underwriters have agreed that (i) they will forfeit any rights or claims to their deferred underwriting commissions, including any accrued interest thereon, then in the trust account and (ii) that the deferred underwriting discounts and commissions will be distributed on a pro rata basis, together with any accrued interest thereon (which interest will be net of taxes payable) to the public stockholders.

We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $1,500,000. We have agreed to pay certain out-of-pocket expenses of the underwriters, including FINRA-related fees and expenses of the underwriters’ legal counsel, not to exceed $30,000.

Determination of Offering Price

Prior to this offering, there has not been a public market for our securities. Consequently, the initial public offering price for our units was determined by negotiations between us and the representatives. Among the factors considered in these negotiations were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company.

We offer no assurances that the initial public offering price will correspond to the price at which the units will trade in the public market subsequent to the offering or that an active trading market for the units will develop and continue after the offering.

Listing

We intend to apply to list our units on Nasdaq under the trading symbol “SSSCU.” We expect that our units will be listed on Nasdaq on or promptly after the date of this prospectus. We anticipate that our Class A common stock, warrants and rights will be listed under the symbols “SSSC”, “SSSCW”, and “SSSCR”, respectively, once the Class A common stock, warrants and rights begin separate trading. We cannot guarantee that our securities will be approved for listing on Nasdaq.

Option to Purchase Additional Units

We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase, from time to time, in whole or in part, up to an aggregate of 3,750,000 units from us at the public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional units proportionate to that underwriters’ initial purchase commitment as indicated in the table above. This option may be exercised only if the underwriters sell more units than the total number set forth on the cover page of this prospectus.

Letter Agreement

Our officers, directors, and Metric have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of the representatives, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any units, warrants, shares of common stock or any other securities convertible into, or exercisable, or exchangeable for, shares of common stock; provided, however, that we may (1) issue and sell the private placement warrants, (2) issue and sell the additional units to cover our underwriters’ over-allotment option (if any), (3) register with the SEC pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, the resale of the private placement warrants and shares of Class A common stock issuable upon exercise of the warrants and upon conversion of the founder shares and (4) issue securities in connection with an initial business combination. The underwriters, in their sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

Our officers, directors and Metric have agreed not to transfer, assign or sell any founder shares held by them until the earlier to occur of: (1) one year after the completion of our initial business combination; or (2) the date on which we complete a liquidation, merger, stock exchange, reorganization or other similar transaction after our initial business combination that results in all of our public stockholders having the right to exchange their shares of common stock for cash, securities or other property (except as described herein under “Principal Stockholders—Transfers of Founder Shares and Private Placement Warrants”). Any permitted transferees would be subject to the same restrictions and other agreements of our initial stockholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up.

The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the consummation of our initial business combination (except with respect to permitted transferees as described herein in this prospectus under “Principal Stockholders—Transfers of Founder Shares and Private Placement Warrants”).

Stabilization

The underwriters have advised us that they, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the units at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional units in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional units or purchasing units in the open market. In determining the source of units to close out the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which it may purchase units through the option to purchase additional units.

“Naked” short sales are sales in excess of the option to purchase additional units. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our units in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of units on behalf of the underwriters for the purpose of fixing or maintaining the price of the units. A syndicate covering transaction is the bid for or the purchase of units on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of our units. As a result, the price of our units may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the units originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our units. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transaction in our units on Nasdaq in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our units in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of units for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Other Activities and Relationships

We are not under any contractual obligation to engage the underwriters to provide any services for us after this offering and have no present intent to do so but we may do so at our discretion. However, an underwriter may introduce us to potential target businesses, provide financial advisory services to us in connection with a business combination or assist us in raising additional capital in the future, including by acting as a placement agent in a private offering or underwriting or arranging debt financing. If any underwriter provides services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with an underwriter and no fees for such services will be paid to such underwriter prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering and we may pay an underwriter of this offering or any entity with which it is affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination. Any fees we may pay an underwriter or its affiliates for services rendered to us after this offering may be contingent on the completion of a business combination and may include non-cash compensation. An underwriter or its affiliates that provide these services to us may have a potential conflict of interest given that such underwriter is entitled to the deferred portion of its underwriting compensation for this offering only if an initial business combination is completed within the specified timeframe.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expense reimbursements.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

Metric is an affiliate of Guggenheim Securities, an underwriter of this offering. As a result, Guggenheim Securities has an indirect economic interest in approximately 78% of our founder shares (assuming the underwriters’ option to purchase additional units is exercised in full), an indirect economic interest in 75% of the private placement warrants by way of Metric and an indirect interest in the remaining 25% of the private placement warrants by way of an ownership interest in Warrant LLC. As a result, Guggenheim Securities is deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the applicable provisions of FINRA Rule 5121. FINRA Rule 5121 prohibits Guggenheim Securities from making sales to discretionary accounts without the prior written approval of the account holder and requires that a “qualified independent underwriter,” as defined in FINRA Rule 5121, participate in the preparation of the registration statement and exercise its usual standards of due diligence with respect thereto.            is assuming the responsibilities of acting as the qualified independent underwriter in this offering and is undertaking the legal responsibilities and liabilities of an underwriter under the Securities Act, which specifically include those inherent in Section 11 thereunder. We have agreed to pay            a fee of $100,000 for acting as the qualified independent underwriter for this offering, with such fees to be paid from the underwriters’ underwriting commissions.

As stated above, the Warrant Entities have committed to purchase from us an aggregate of 5,900,000 private placement warrants (or 6,125,000 warrants if the underwriters’ over-allotment option is exercised in full), at $1.00 per private placement warrant (for a total purchase price of $5,900,000, or $6,125,000 if the underwriters’ over-allotment option is exercised in full), with each private placement warrant exercisable for one share of common stock at a price of $11.50 per share. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. A portion of the purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account described herein. The private placement warrants, and the shares that are issuable upon exercise of the private placement warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(g)(1), commencing on the effective date of the registration statement of which this prospectus forms a part. Pursuant to FINRA Rule 5110(g)(1), these securities will not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part or commencement of sales of the public offering, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners; provided that all securities so transferred remain subject to the lockup restriction above for the remainder of the time period. In addition, for so long as they are held by the Warrant Entities, the private placement warrants will not be exercisable more than five years from the effective date of the registration statement of which this prospectus forms a part in accordance with FINRA rules. We have granted the holders of private placement warrants the registration rights as described under “Principal Stockholders—Registration Rights.” As described under the section “Principal Stockholders—Registration Rights,” the Warrant Entities may not exercise their demand and “piggyback” registration rights after five and seven years, respectively, after the effective date of the registration statement of which this prospectus forms a part and may not exercise its demand rights on more than one occasion.

Additionally, Mr. Silver, our Chief Executive Officer and chairman, is a Senior Advisor to, and a registered representative of, our underwriter, Guggenheim Securities, and, in that capacity, is compensated, in large part, for identifying business opportunities for Guggenheim Securities. Accordingly, Mr. Silver currently has, and may in the future have, conflicting obligations to Guggenheim Securities and clients of Guggenheim Securities, which preclude, or may preclude, Mr. Silver from presenting a business combination opportunity to us. Moreover, Mr. Silver may elect to represent a client of Guggenheim Securities that might otherwise be a business combination opportunity for us or may present a business combination opportunity to Guggenheim Securities or clients of Guggenheim Securities regardless of any current or future contractual or other obligation to do so. Mr. Silver may also be deemed to have an indirect economic interest in Metric by way of his advisory role with Guggenheim Securities.

Notice to Prospective Investors in the United Kingdom

In the United Kingdom (“UK”), this prospectus is not a prospectus for the purposes of the UK Prospectus Regulation (as defined below). This prospectus has been prepared on the basis that any offer if made subsequently is directed only at persons in the UK who are “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation. This prospectus has been prepared on the basis that any offer of the units in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of the units. Accordingly any person making or intending to make an offer in the UK of the units which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for us or the underwriters to publish a prospectus pursuant to Section 85 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation, in each case, in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of the units in circumstances in which an obligation arises for us or the underwriters to publish or supplement a prospectus for such offer. The expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020.

In relation to the UK, no offer of units which are the subject of the offering contemplated by this prospectus to the public may be made in the UK other than:

•        to any legal entity which is a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (“EUWA”);

•        to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA) in the UK subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by us for any such offer; or

•        in any other circumstances falling within section 86 of the FSMA; provided that no such offer of units shall require us or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA.

For the purposes of this provision, the expression an “offer of units to the public” in relation to any units in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units.

This prospectus is only being distributed to, and is only directed at, persons in the UK that are qualified investors within the meaning of Article 2(e) of the Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated (each such person being referred to as a “relevant person”).

This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the UK. Any person in the UK that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in the European Economic Area

This prospectus is not a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus and any offer if made subsequently is directed only at persons in Member States of the European Economic Area (the “EEA”) who are “qualified investors” within the meaning of Article 2(e) of the Prospectus Regulation. This prospectus has been prepared on the basis that any offer of the units in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the units. Accordingly any person making or intending to make an offer in that Member State of the units which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer. Neither we nor the underwriters has authorized, nor do they authorize, the making of any offer of the units in circumstances in which an obligation arises for us or the underwriters to publish or supplement a prospectus for such offer. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

In relation to each Member State, no offer of units which are the subject of the offering contemplated by this prospectus to the public may be made in that Member State other than:

•        to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

•        to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by us for any such offer; or

•        in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of units shall require the us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer of units to the public” in relation to any units in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marches Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

•        released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•        used in connection with any offer for subscription or sale of the units to the public in France. Such offers, sales and distributions will be made in France only:

•        To qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•        to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•        in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marches Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The underwriters and each of their affiliates have not (1) offered or sold and will not offer or sell, in Hong Kong, by means of any document, our units other than (A) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (B) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance or (2) issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere any advertisement, invitation or document relating to our units which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Notice to Prospective Investors in Japan

The units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the account or benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (“SFA”) by the Monetary Authority of Singapore, and the offer of the units is made primarily pursuant to an exemption under the SFA. Accordingly, the units may not be offered or sold, or made the subject of an invitation for subscription or purchase, nor may this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the units be circulated or distributed, whether directly or indirectly, to any person in Singapore other than: (a) to an institutional investor (as defined in Section 4A of the SFA); or (b) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

Notice to Prospective Investors in Canada

The distribution of the units in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these units are made. Any resale of the units in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the units.

Representations of Canadian Purchasers

By purchasing the units in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•        the purchaser is entitled under applicable provincial securities laws to purchase the units without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions,

•        the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•        where required by law, the purchaser is purchasing as principal and not as agent, and

•        the purchaser has reviewed the text above under Resale Restrictions.

Conflicts of Interest

Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these units in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of the units should consult their own legal and tax advisors with respect to the tax consequences of an investment in the units in their particular circumstances and about the eligibility of the units for investment by the purchaser under relevant Canadian legislation.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the units may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the units without disclosure to investors under Chapter 6D of the Corporations Act.

The units applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring units must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Switzerland

This prospectus is not intended to constitute an offer or solicitation to purchase or invest in the units in Switzerland. The units offered hereby may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the units to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the units constitutes a prospectus pursuant to the FinSA, and neither this prospectus nor any other offering or marketing material relating to the units may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS

White & Case LLP, New York, New York, has passed upon the validity of the securities offered in this prospectus on behalf of us. Weil, Gotshal & Manges LLP, New York, New York, advised the underwriters in connection with the offering of the securities.

EXPERTS

The financial statements of Silver Sustainable Solutions Corp. as of and for the years ended December 31, 2021 and 2020, included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the company’s ability to continue as a going concern.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov.

Report of Independent Registered Public Accounting Firm

Stockholders and Board of Directors of

Silver Sustainable Solutions Corp.

Washington D.C.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Silver Sustainable Solutions Corp. (the “Company”) as of December 31, 2021 and 2020, the related statements of operations, changes in stockholders’ deficit and cash flows for each of the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company does not have sufficient cash and working capital to sustain its operations and the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BDO USA, LLP

We have served as the Company’s auditor since 2021.

McLean, Virginia

February 16, 2022

SILVER SUSTAINABLE SOLUTIONS CORP.
Balance Sheets

	December 31, 2021	December 31, 2020
ASSETS
Cash	$55,579	$—
Deferred offering costs associated with proposed public offering	812,729	—
Total assets	$868,308	$—

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$341,815	$300
Accrued offering and formation costs	17,633	—
Due to related parties	568,890	1,021
Total current liabilities	928,338	1,321
Due to related parties – noncurrent	111,110	—
Total liabilities	1,039,448	1,321

Commitments and Contingencies (Note 5)

Stockholders’ Deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value; 290,000,000 shares authorized; none issued and outstanding	—	—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 7,157,500 issued and outstanding as of December 31, 2021(1)(2)	716	—
Additional paid-in capital	970	—
Accumulated deficit	(172,826)	(1,321)
Total Stockholders’ Deficit	(171,140)	(1,321)
Total Liabilities and Stockholders’ Deficit	$868,308	$—

____________

(1)      Includes an aggregate of up to 937,500 Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

(2)      In February 2022, an aggregate of 30,000 shares of Class B common stock were forfeited for no consideration by members of the Company’s management team and Metric, resulting in an aggregate of 7,157,500 shares of Class B common stock outstanding. All shares and pre-share amounts have been retroactively restated to reflect the share forfeiture (see Note 4).

The accompanying notes are an integral part of these financial statements.

SILVER SUSTAINABLE SOLUTIONS CORP.
StatementS of Operations

	For the year ended December 31, 2021	For the year ended December 31, 2020
Formation and operating costs	$171,505	$300
Net loss	(171,505)	(300)
Weighted average stock outstanding, basic and diluted(1)(2)	6,220,000	—
Basic and diluted net loss per share	$(0.03)	$0.00

____________

(1)      Excludes an aggregate of up to 937,500 Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

(2)      In February 2022, an aggregate of 30,000 shares of Class B common stock were forfeited for no consideration by members of the Company’s management team and Metric, resulting in an aggregate of 7,157,500 shares of Class B common stock outstanding. All shares and pre-share amounts have been retroactively restated to reflect the share forfeiture (see Note 4).

The accompanying notes are an integral part of these financial statements.

SILVER SUSTAINABLE SOLUTIONS CORP.
StatementS of Changes in Stockholders’ DEFICIT

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Class B
	Shares	Amount
Balance as of January 1, 2020	—	$—	$—	$(1,021)	$(1,021)
Net loss	—	—	—	(300)	(300)
Balance as of December 31, 2020	—	$—	$—	$(1,321)	$(1,321)
Issuance of common stock to Sponsor(1)(2)	7,157,500	716	970	—	1,686
Net loss	—	—	—	(171,505)	(171,505)
Balance as of December 31, 2021	7,157,500	$716	$970	$(172,826)	$(171,140)

____________

(1)      Includes an aggregate of up to 937,500 Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

(2)      In February 2022, an aggregate of 30,000 Class B shares were forfeited for no consideration by members of management and Metric, resulting in an aggregate of 7,157,500 Class B common stock outstanding. All share and pre-share amounts have been retroactively restated to reflect the share forfeiture (see Note 4).

The accompanying notes are an integral part of these financial statements.

SILVER SUSTAINABLE SOLUTIONS CORP.
StatementS of Cash Flows

	For the year ended December 31, 2021	For the year ended December 31, 2020
Cash Flows from Operating Activities
Net loss	$(171,505)	$(300)
Changes in operating assets and liabilities:
Accounts payable	30,300	300
Accrued offering and formation costs	94	—
Net cash used in operating activities	(141,111)	—
Cash Flows from Financing Activities
Proceeds from issuance of Class B common stock to initial stockholders	1,686	—
Advances from related parties	678,679	—
Offering costs paid	(483,675)	—
Net cash provided by financing activities	196,690	—

Net increase in cash	55,579	—
Cash – beginning of period	—	—
Cash – end of period	$55,579	$—

Supplemental disclosure of noncash investing and financing activities:
Deferred offering costs included in accounts payable	$311,515	$—
Deferred offering costs included in accrued offering and formation costs	$17,539	$—

The accompanying notes are an integral part of these financial statements.

SILVER SUSTAINABLE SOLUTIONS CORP.
NOTES TO FINANCIAL STATEMENTS

Note 1—Description of Organization, Business Operations, Going Concern and Basis of Presentation

Silver Sustainable Solutions Corp. (the “Company”), formerly known as GPH Funding I, LLC, a Delaware limited liability company incorporated on May 29, 2018 (“GPHF I”), was converted into a blank check company on July 13, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of December 31, 2021, the Company had not commenced any operations. All activity for the year ended December 31, 2021, relates to the Company’s proposed initial public offering described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Public Offering (as defined below). The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of units consisting of Class A common shares and Public Warrants (the “Proposed Public Offering”) and the sale of warrants of the Company in a private placement (the “Private Placement Warrants”) that will close simultaneously with the Proposed Public Offering.

The Company’s management team has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (as defined below) (excluding the amount of deferred underwriting discounts held in Trust and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company only intends to complete a Business Combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Proposed Public Offering, including the proceeds from the sale of the private placement warrants, will be held in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company will provide the holders (the “Public Stockholders”) of the Company’s issued and outstanding Class A common stock, par value $0.0001 per share, sold in the Proposed Public Offering (the “Public Shares”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholders meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company in its sole discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters. If the Company seeks stockholder approval, the Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. The Company will not redeem the Public Shares in connection with a Business Combination in an amount that would cause its net tangible assets to be less than $5,000,001. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal

SILVER SUSTAINABLE SOLUTIONS CORP.
NOTES TO FINANCIAL STATEMENTS

Note 1—Description of Organization, Business Operations, Going Concern and Basis of Presentation (cont.)

reasons, the Company will, pursuant to its amended and restated certificate of incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem the Public Shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) have agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Proposed Public Offering in favor of a Business Combination. In addition, the initial stockholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

The Certificate of Incorporation will provide that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the prior consent of the Company. The holders of the Founder Shares (the “Initial Stockholders”) have agreed not to propose an amendment to the Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within 18 months (or up to 24 months if we were to exercise the two three-month extensions as described herein) from the closing of the Proposed Public Offering (the “Combination Period”) and the Company’s stockholders have not amended the Certificate of Incorporation to extend such Combination Period, the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but no more than ten business days thereafter, subject to lawfully available funds therefor, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Initial Stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Stockholders acquire Public Shares in or after the Proposed Public Offering, it or they, as applicable, will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period.

Going Concern Consideration

As of December 31, 2021, the Company had $55,579 in cash and a working capital deficiency of $872,759. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this need for capital through the Proposed Public Offering. The Company cannot assure that its plans to raise capital or to consummate an initial Business Combination will be successful. In addition, management is currently evaluating the impact of the COVID-19 pandemic on the industry and its effect on the Company’s financial position, results on operations and/or search for a target company.

SILVER SUSTAINABLE SOLUTIONS CORP.
NOTES TO FINANCIAL STATEMENTS

Note 1—Description of Organization, Business Operations, Going Concern and Basis of Presentation (cont.)

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern for the twelve months following the issuance of these financial statements. The financial statements do not include any adjustments that might result from its inability to consummate the Proposed Public Offering or its inability to continue as a going concern.

COVID-19

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. Management continues to evaluate the impact of the COVID-19 outbreak on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2—Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheets.

SILVER SUSTAINABLE SOLUTIONS CORP.
NOTES TO FINANCIAL STATEMENTS

Note 2—Summary of Significant Accounting Policies (cont.)

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

Level 1—Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2—Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets of liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

Level 3—Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities during the reporting period. Actual results could differ from those estimates.

Deferred Offering Costs Associated with the Proposed Public Offering

Deferred offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholders’ equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of December 31, 2021 and December 31, 2020, the Company had $812,729 and $0, respectively, in deferred offering costs associated with the proposed public offering.

Net Loss per Share of Common Stock

The Company complies with accounting and disclosure requirements of ASC 260, “Earnings Per Share.” Net loss per share of common stock is computed by dividing net loss by the weighted average number of common stock outstanding during the period. As of December 31, 2021, and December 31, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the

SILVER SUSTAINABLE SOLUTIONS CORP.
NOTES TO FINANCIAL STATEMENTS

Note 2—Summary of Significant Accounting Policies (cont.)

years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

As of December 31, 2021, the Company had $27,616 of U.S. federal net operating loss carryovers available to offset future taxable income. Net operating loss carryovers are indefinite lived for future offsets. In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of deferred tax assets and therefore established a full valuation allowance of $27,616 as of December 31, 2021.

Income tax expense (benefit) for the year ended December 31, 2021 was $0. Income tax expense (benefit) during the year ended December 31, 2021, differ from the expected U.S. federal income tax rate of 21% of pre-tax loss due to the following:

•        (4.90%) pass through entity losses that are attributable to the respective members. The Company converted from a Delaware limited liability company to a C-corporation on July 13, 2021 and losses incurred through the date of conversion pass through to the members of the limited liability company and are not attributes of the C-corporation;

•        (16.10%) valuation allowance recorded on deferred tax assets.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2021 and December 31, 2020. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2021 and December 31, 2020.

The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Recent Accounting Pronouncements

The Company’s management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the accompanying financial statements.

Note 3—Proposed Public Offering

Pursuant to the Proposed Public Offering, the Company intends to offer for sale 25,000,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock, one-half of one redeemable warrant (each whole warrant, a “Public Warrant”) and one right to receive one-tenth of one share of Class A common stock upon the consummation of the Company’s initial business combination. Each Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 6).

The Company will grant the underwriters a 45-day option from the date of the final prospectus relating to the Proposed Public Offering to purchase up to 3,750,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price, less underwriting discounts and commissions.

SILVER SUSTAINABLE SOLUTIONS CORP.
NOTES TO FINANCIAL STATEMENTS

Note 4—Related Party Transactions

Founder Shares

Prior to the date of the Proposed Public Offering, affiliates of Guggenheim Securities executed certain organizational restructuring documents, including those pertaining to (i) the formation of Metric, an indirect wholly owned subsidiary of Guggenheim Capital, LLC and an affiliate of Guggenheim Securities, LLC, on May 5, 2021, (ii) the contribution of all of the outstanding limited liability company interests of GPH Funding I, LLC, a Delaware limited liability company (“GPHF I”) to Metric, on May 21, 2021, (iii) the conversion of GPHF I from a Delaware limited liability company to a Delaware corporation, on July 13, 2021, (iv) simultaneously with such conversion, the conversion of Metric’s limited liability company interests in GPHF I into 5,657,206 shares of the Company’s 7,187,500 shares of Class B common stock (the “Founder Shares”) (as defined below), and (v) the change of name of GPHF I to the name of the Company (“Silver Sustainable Solutions Corp.”).

On July 29, 2021, Michael W. Allman and Arun Majumdar purchased an aggregate of 1,406,294 Founder shares (up to 186,544 of which were subject to forfeiture depending on the extent to which the underwriters’ option to purchase additional units is exercised) from the company for an aggregate purchase price of $328.94. On February 2, 2022, Metric, Mr. Allman and Dr. Majumdar entered into that certain Contribution Agreement with the Company, pursuant to which (i) Mr. Allman and Dr. Majumdar each forfeited 178 founder shares to the Company and (ii) Metric forfeited 29,644 founder shares to the Company. Following the execution of the Contribution Agreement, Mr. Allman and Mr. Majumdar each own 702,969 founder shares, or an aggregate of 1,405,938 founder shares, with an aggregate of 192,188 founder shares subject to forfeiture. Also, each of the Company’s independent directors purchased 30,000 Founder Shares for an aggregate purchase price of $35.10, and Katherine Hamilton, Matt Maloney, Sarah Kearney, and Mike Garland, each of whom serve on the Company’s advisory board, purchased 1,000 Founder Shares from the Company for an aggregate purchase price of $0.92. The number of Founder Shares issued was determined based on the expectation that the Founder Shares would represent 20% of the outstanding shares of common stock upon completion of the Proposed Public Offering. If the Company increases or decreases the size of this offering, it will effect a stock dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to the Founder Shares immediately prior to the consummation of the Proposed Public Offering in such amount as to maintain the ownership of Founder Shares at 20% of the Company’s issued and outstanding shares of common stock upon the consummation of this Proposed Public Offering. Such Founder Shares were issued in connection with the Company’s organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

The Founder Shares will automatically convert into shares of Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustments as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to the closing of our initial business combination, the ratio at which shares of Founder Shares shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding Founder Shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all the Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of all shares of common stock outstanding upon completion of this offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with our initial business combination (including any forward purchase shares but excluding any forward purchase warrants and the number of shares of Class A common stock redeemed in connection with our initial business combination), excluding any shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination in consideration for such seller’s interest in the business combination target and any private placement warrants issued upon the conversion of working capital loans made to us.

SILVER SUSTAINABLE SOLUTIONS CORP.
NOTES TO FINANCIAL STATEMENTS

Note 4—Related Party Transactions (cont.)

Promissory Notes—Related Parties

Metric has agreed to loan the Company up to $800,000 to cover a portion of the expenses of this offering. This loan will be repaid upon the earlier of September 30, 2022, or the completion of this offering, out of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) not held in the Trust Account. The Company has borrowed $568,890 and $0 under this promissory note as of December 31, 2021 and December 31, 2020, respectively.

In a separate, standalone note, Metric has also agreed to loan the Company up to $400,000 to cover certain expenses pertaining to a secondment agreement by and between the Company and Guggenheim Securities, LLC. This loan will be non-interest bearing, unsecured and will be repaid at the consummation of the Company’s initial business combination; provided that, in the event the Company does not consummate an initial business combination, then any amounts drawn under this promissory note shall become due and payable upon funds being released from the Company’s Trust Account, and such amounts outstanding under the loan shall be paid out of funds held outside of the Trust Account, if any. The Company has borrowed $111,110 and $0 under this promissory note as of December 31, 2021 and December 31, 2020, respectively.

Due to Related Parties

An affiliate of the Initial Stockholders paid certain operating costs on behalf of the Company. These advances are due on demand and non-interest bearing. As of December 31, 2021, no amounts were due to related parties. The Company had a due to related parties balance of $1,021 as of December 31, 2020.

Forward Purchase Agreement

One of the Company’s independent directors, Mr. Larkin, is affiliated with Avenue Sustainable Solutions Fund, L.P. (“Avenue”), which is party to the forward purchase agreement. Avenue will determine, in its sole discretion whether it wishes to consummate the purchase of the forward purchase securities pursuant to the forward purchase agreement described in Note 5.

Note 5—Commitments & Contingencies

Registration Rights

The holders of Founder Shares, including the Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Warrants, if any (and any Class A common stock issuable upon the exercise of the Private Placement Warrants or Working Capital Warrants), will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to the consummation of the Proposed Public Offering. These holders will be entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement will provide that we will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Pursuant to the forward purchase agreement, the Company has agreed (a) to use commercially reasonable efforts to file within 30 calendar days after the closing of the initial business combination a registration statement with the SEC for a secondary offering of the forward purchase securities, (b) to use commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable thereafter but no later than the earlier of (i) the 90th calendar day (or 120th calendar day if the SEC notifies us that it will “review” the registration statement) following the closing of the initial business combination and (ii) the 10th business day after the date we are notified by the SEC that the registration statement will not be “reviewed” or will not be subject to further review and (iii) to

SILVER SUSTAINABLE SOLUTIONS CORP.
NOTES TO FINANCIAL STATEMENTS

Note 5—Commitments & Contingencies (cont.)

maintain the effectiveness of such registration statement until the earliest of (A) the date on which Avenue or its assignees cease to hold the securities covered thereby, (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and (C) 2 years from the effective date of the registration statement. In addition, Avenue and its assignees have certain piggyback registration rights pursuant to the forward purchase agreement. The Company will bear the cost of registering these securities.

Forward Purchase Agreement

On January 28, 2022, the Company entered into a forward purchase agreement with Avenue, pursuant to which Avenue has agreed to purchase (subject to certain conditions set forth therein) up to 5,000,000 shares of Class A common stock plus up to 2,500,000 forward purchase warrants, exercisable to purchase one share of Class A common stock at $11.50 per share, for an aggregate purchase price of up to $50,000,000, or $10.00 for one share of Class A common stock and one-half of one warrant, in a private placement to occur substantially concurrently with the closing of the initial business combination.

Subject to certain conditions set forth in the forward purchase agreement, Avenue may transfer the rights and obligations under the forward purchase agreement, in whole or in part, to forward transferees, provided that upon such transfer the forward transferees assume the rights and obligations of Avenue under the forward purchase agreement. The proceeds from the sale of the forward purchase securities may be used as part of the consideration to the sellers in the Company’s initial Business Combination, for expenses in connection with its initial Business Combination or for working capital in the post-transaction company.

Note 6—Stockholders’ Deficit

Preferred Stock—The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. There were no shares of preferred stock issued or outstanding as of December 31, 2021 and December 31, 2020.

Class A Common Stock—The Company is authorized to issue 290,000,000 shares of Class A common stock with a par value of $0.0001 per share. There were no shares of Class A common stock issued or outstanding as of December 31, 2021, and December 31, 2020.

Class B Common Stock—The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. There were 7,157,500 shares of Class B common stock issued and outstanding as of December 31, 2021, and no shares of Class B common stock issued or outstanding as of December 31, 2020.

In February 2022, an aggregate of 30,000 shares of Class B common stock were forfeited for no consideration by members of the Company’s management team and Metric, resulting in an aggregate of 7,157,500 Class B common stock outstanding. All share and pre-share amounts have been retroactively restated to reflect the share forfeiture.

Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law or stock exchange rule.

Rights—Each holder of a right will receive one-tenth (1/10) of a share of Class A common stock upon the consummation of the initial Business Combination. In the event the Company will not be the survivor upon completion of the initial Business Combination, each holder of a right will be required to affirmatively convert his, her, or its rights in order to receive the one-tenth (1/10) share underlying each right (without paying any additional consideration) upon the consummation of the Business Combination. If the Company is unable to complete an initial Business Combination within the required time period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds for their rights, and the rights will expire worthless. No fractional shares will be issued upon conversion of any rights. There were no rights outstanding as of December 31, 2021, and December 31, 2020.

SILVER SUSTAINABLE SOLUTIONS CORP.
NOTES TO FINANCIAL STATEMENTS

Note 7—Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through up to February 16, 2022, the date the financial statements were issued. Based on this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements, other than as described below.

On January 28, 2022, the Company entered into a forward purchase agreement with Avenue, pursuant to which Avenue has the option to purchase (subject to certain conditions set forth therein) up to 5,000,000 shares of Class A common stock plus up to 2,500,000 forward purchase warrants, exercisable to purchase one share of Class A common stock at $11.50 per share, for an aggregate purchase price of up to $50,000,000, or $10.00 for one share of Class A common stock and one-half of one warrant, in a private placement to occur substantially concurrently with the closing of the initial business combination.

Subject to certain conditions set forth in the forward purchase agreement, Avenue may transfer the rights and obligations under the forward purchase agreement, in whole or in part, to forward transferees, provided that upon such transfer the forward transferees assume the rights and obligations of Avenue under the forward purchase agreement. The proceeds from the sale of the forward purchase securities may be used as part of the consideration to the sellers in the Company’s initial Business Combination, for expenses in connection with its initial Business Combination or for working capital in the post-transaction company.

On February 2, 2022, Metric, Mr. Allman and Dr. Majumdar entered into that certain Contribution Agreement with the Company, pursuant to which (i) Mr. Allman and Dr. Majumdar each forfeited 178 founder shares to the Company and (ii) Metric forfeited 29,644 founder shares to the Company for no consideration, resulting in 7,157,500 shares of Class B common stock outstanding. Following the execution of the Contribution Agreement, Mr. Allman and Mr. Majumdar each own 702,969 founder shares, or an aggregate of 1,405,938 founder shares, with an aggregate of 192,188 founder shares subject to forfeiture. All share and pre-share amounts were retroactively restated to reflect the share forfeiture.

25,000,000 Units

Silver Sustainable Solutions Corp.

_________________________________

PRELIMINARY PROSPECTUS

            , 2022

_________________________________

Sole Book-Running Manager

Guggenheim Securities

Until             , 2022 (25 days after the date of this prospectus), all dealers that buy, sell or trade shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[ALTERNATE PAGE FOR MARKET MAKING PROSPECTUS]

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED FEBRUARY 16, 2022

SILVER SUSTAINABLE SOLUTIONS CORP.

25,000,000 Units

___________________

This prospectus has been prepared for and will be used by Guggenheim Securities, LLC in connection with offers and sales of our units in certain market making transactions effected from time to time for 30 days following the date of this prospectus. These transactions may occur in the open market or may be privately negotiated at prevailing market prices at the time of sales, at prices related thereto or at negotiated prices. We will not receive any proceeds of such transactions. Guggenheim Securities, LLC has no obligation to make a market in our units, and may discontinue such activities at any time without notice, at its sole discretion. All such transactions with respect to our securities that are made pursuant to a prospectus after the date of this prospectus are being made solely pursuant to this prospectus, as it may be supplemented from time to time.

We have applied to list our units on the Nasdaq Global Market, or Nasdaq, under the symbol “SSSCU.” We expect that our units will be listed on the Nasdaq Global Market on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on Nasdaq. We expect the Class A common stock, warrants and rights comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Guggenheim Securities, LLC informs us of their decision to allow earlier separate trading, subject to our satisfaction of certain conditions. Once the securities comprising the units begin separate trading, we expect that the Class A common stock, warrants and rights will be listed on Nasdaq under the symbols “SSSC”, “SSSCW”, and “SSSCR”, respectively.

___________________

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 37 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

___________________

Sole Book-Running Manager

Guggenheim Securities

The date of this prospectus is             , 2022

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The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors.” Unless otherwise stated in this prospectus, or the context otherwise requires, references to “this offering” herein refer to our initial public offering.

Proposed Nasdaq symbols	Units: “SSSCU” Class A Common Stock: “SSSC” Warrants: “SSSCW” Rights: “SSSCR”
Trading commencement and separation of Class A common stock, warrants and rights

The units are expected to begin trading promptly after the date of this prospectus. The Class A common stock, warrants and rights constituting the units will begin separate trading on the 52nd day following the date of this prospectus unless Guggenheim Securities informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of Class A common stock, warrants and rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of Class A common stock, warrants and rights. No fractional warrants or fractional rights will be issued upon separation of the units and only whole warrants and whole rights will trade. Accordingly, unless you purchase (i) with respect to the warrants, at least two units or (ii) with respect to the rights, at least ten units, you will not be able to receive or trade a whole warrant or whole right, respectively.

In no event will the Class A common stock, warrants and rights be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet of our company reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriters’ option to purchase additional units is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ option to purchase additional units.

Exercisability

Each whole warrant offered in this offering is exercisable to purchase one share of our Class A common stock, subject to adjustment as provided herein, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

We structured each unit to contain one-half of one warrant, with each whole warrant exercisable for one share of Class A common stock, as compared to units issued by some other similar blank check companies which contain whole warrants exercisable for one whole share, in order to reduce the dilutive effect of the warrants upon completion of our initial business combination as compared to units that each contain a warrant to purchase one whole share, thus making us, we believe, a more attractive business combination partner for target businesses.

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Exercise price	$11.50 per share of Class A common stock, subject to adjustment as described herein.
Exercise period

The warrants will become exercisable on the warrant exercise date, which is 30 days after the completion of our initial business combination; provided that we have an effective registration statement under the Securities Act covering the issuance of the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement).

We are registering the shares of Class A common stock issuable upon exercise of the warrants in the registration statement of which this prospectus forms a part because the warrants will become exercisable 30 days after the completion of our initial business combination, which may be within one year of this offering. However, because the warrants will be exercisable through their expiration date of up to five years after the completion of our initial business combination, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of our initial business combination. We have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our best efforts to file with the SEC, and within 60 business days following our initial business combination to have declared effective a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement and have an effective registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if our Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants will expire at 5:00 p.m., New York City time on the warrant expiration date, which is five years after the completion of our initial business combination or earlier upon redemption or liquidation; provided, however, that the private placement warrants issued to the Warrant Entities will not be exercisable more than five years from the commencement of sales of this offering in accordance with FINRA Rule 5110(g)(8)(A). On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

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Redemption of warrants

Once the warrants become exercisable, we may redeem the outstanding warrants (except as described in this prospectus with respect to the private placement warrants):

•   in whole and not in part;

•   at a price of $0.01 per warrant;

•   upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

•   if, and only if, the closing price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like)

for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

Forward Purchase Agreement

We have entered into a forward purchase agreement with Avenue, pursuant to which Avenue has the option to purchase up to 5,000,000 shares of our Class A common stock plus up to 2,500,000 forward purchase warrants, exercisable to purchase one share of our Class A common stock at $11.50 per share, for an aggregate purchase price of up to $50,000,000, or $10.00 for one share of our Class A common stock and one-half of one warrant, in a private placement to occur substantially concurrently with the closing of our initial business combination. Pursuant to the forward purchase agreement, we must deliver to Avenue, prior to the execution of a definitive agreement with respect to an initial business combination, a written summary of the material terms of, and other readily available information relating to, such business combination, including information about the target company in such business combination. Upon receiving such information, Avenue will determine, in its sole discretion, whether it wishes to consummate the purchase of the forward purchase securities pursuant to the forward purchase agreement. Subject to certain conditions set forth in the forward purchase agreement, Avenue may transfer the rights and obligations under the forward purchase agreement, in whole or in part, to third parties. The warrants to be issued as part of the forward purchase agreement will be identical to the private placement warrants.

The forward purchase shares will not have any redemption rights in connection with our initial business combination and will not be entitled to liquidating distributions from the trust account if we fail to complete our initial business combination within the prescribed time frame. The forward purchase securities will have certain registration rights, so long as such forward purchase shares are held by Avenue or the forward transferees. The forward purchase shares, to the extent issued prior to the record date for a stockholder vote on our initial business combination or any other matter, will have the right to vote on such matter with all other holders of our outstanding Class A common stock; provided that if we seek stockholder approval of a proposed initial business combination after Avenue has purchased the forward purchase securities, Avenue has agreed under the forward purchase agreement to vote any shares of our Class A common stock owned by Avenue in favor of any proposed initial business combination.

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Except as described above, the terms of the forward purchase shares are identical to the terms of the shares of our Class A common stock being issued in this offering.

The forward purchase warrants will be redeemable on the same terms as the private placement warrants so long as they are held by Avenue or its permitted transferees.

Cashless exercise

If we call the warrants for redemption for cash, as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” of our Class A common stock (defined above) over the exercise price of the warrants by (y) the fair market value. Please see “Description of Securities—Warrants—Public Stockholders’ Warrants” for additional information.

Terms of Rights

Except in cases where we are not the surviving company in a business combination, each holder of a right will automatically receive one-tenth of one share of Class A common stock upon the consummation of our initial business combination. We will not issue fractional shares of Class A common stock in connection with an exchange of rights. Fractional shares of Class A common stock will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Delaware law. As a result, you must hold rights in multiples of ten in order to receive shares of Class A common stock for all of your rights upon closing of a business combination. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth of one share of Class A common stock underlying each right upon the consummation of the business combination. If we are unable to complete an initial business combination within the required time period and we redeem the public shares for the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

Election of directors; voting rights

Holders of our Class A common stock and holders of our Class B common stock will vote together as a single class, with each share entitling the holder to one vote, on the election and removal of directors and any other matter submitted to a vote of our stockholders, including any vote in connection with our initial business combination, except as required by applicable law or stock exchange rules. However, in connection with our initial business combination, we may enter into a stockholders agreement or other arrangements with the stockholders of the target with respect to voting and other corporate governance matters following completion of the initial business combination.

Founder shares

As of the date of this prospectus, our initial stockholders owned an aggregate of 7,187,500 founder shares, which they acquired for an aggregate consideration amount of $1,686, or approximately $0.00023 per share. 937,500 founder shares are subject to forfeiture by our initial founders depending on the extent to which the underwriters’ over-allotment option is exercised.

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The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of the outstanding shares of common stock upon the completion of this offering. Our initial stockholders made an aggregate initial investment of $1,686 in the company, and aside from such initial investment, the company had no assets, tangible or intangible. The purchase price of the founder shares was determined by dividing the amount of cash contributed to us by the number of founder shares issued. If we increase or decrease the size of this offering, we will effect a stock dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of this offering in such amount as to maintain the ownership of founder shares by our initial stockholders at 20% of our issued and outstanding shares of our common stock upon the consummation of this offering.

The founder shares are subject to forfeiture by our initial founders depending on the extent to which the underwriters’ option to purchase additional units is exercised.

The founder shares are identical to the shares of Class A common stock included in the units being sold in this offering, except that:

•   the founder shares are subject to certain transfer restrictions, as described in more detail below;

•   our initial stockholders have each entered into letter agreements with us, pursuant to which they have agreed: (1) to waive their redemption rights with respect to any founder shares and public shares held by them, as applicable, in connection with the completion of our initial business combination; (2) to waive their redemption rights with respect to any founder shares and public shares held by them in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we have not consummated our initial business combination within the completion window; and (3) to waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to complete our initial business combination within 18 months (or up to 24 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering or any extended period of time that we may have to consummate an initial business combination as a result of an amendment to our amended and restated certificate of incorporation (an “Extension Period”) (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame).

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If we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed to vote any founder shares and any public shares held by them in favor of our initial business combination. Assuming that only one-third of our issued and outstanding shares, representing a quorum under our amended and restated certificate of incorporation, are voted, we will not need any public shares in addition to our founder shares to be voted in favor of an initial business combination in order to have an initial business combination approved. These quorum and voting thresholds and agreements may make it more likely that we will consummate our initial business combination. Each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction or whether they were a stockholder on the record date for the stockholder meeting held to approve the proposed transaction;

•   the founder shares are automatically convertible into shares of our Class A common stock at the time of our initial business combination, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in more detail below; and

•   the holders of the founder shares are entitled to registration rights.

Stockholders’ agreement

We will also enter into a Stockholders’ Agreement with our initial founders. Pursuant to the terms of the Stockholders’ Agreement, each of our initial founders will agree to vote, or cause to be voted, all shares of common stock owned by such initial founders such that our board of directors will initially consist of Jonathan Silver, Michael Allman, Arun Majumdar, Ron Gonen, John Larkin, Paula Rosput Reynolds, Ray Rothrock and M. Rhem Wooten Jr. Additionally, we will agree with Metric that we will not seek stockholder approval over an initial business combination without Metric’s prior consent, which may be withheld in Metric’s sole discretion. Moreover, Metric will agree that up to 745,312 of its founder shares will be subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised.

Transfer restrictions on founder shares

Our initial stockholders have agreed not to transfer, assign or sell any founder shares held by them until the earlier to occur of: (1) one year after the completion of our initial business combination; or (2) the date on which we complete a liquidation, merger, stock exchange, reorganization or other similar transaction after our initial business combination that results in all of our public stockholders having the right to exchange their shares of common stock for cash, securities or other property (except as described in this prospectus under “Principal Stockholders—Transfers of Founder Shares and Private Placement Warrants”). Any permitted transferees would be subject to the same restrictions and other agreements of our initial stockholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up.

Notwithstanding the foregoing, if the closing price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the founder shares will be released from the lock-up.

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Founder shares conversion and anti-dilution rights

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in this offering and related to the closing of our initial business combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the total number of all shares of common stock outstanding upon completion of this offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with our initial business combination (including any forward purchase shares but excluding any forward purchase warrants and the number of shares of Class A common stock redeemed in connection with our initial business combination), excluding any shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination in consideration for such seller’s interest in the business combination target and any private placement warrants issued upon the conversion of working capital loans made to us.

Private placement warrants

Metric and SSSC Warrant Holdings, LLC, an affiliate of Metric and Guggenheim Securities (“Warrant LLC”, and together with Metric, the “Warrant Entities”), have subscribed to purchase an aggregate of 5,900,000 private placement warrants (or 6,125,000 warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.00 per warrant ($5,900,000 in the aggregate or $6,125,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in the private placement. Each private placement warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as provided herein. The private placement warrants will not be redeemable by us so long as they are held by the Warrant Entities or their respective permitted transferees (except as described below under “Principal Stockholders—Transfers of Founder Shares and Private Placement Warrants”). If the private placement warrants are held by holders other than the Warrant Entities or their respective permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold as part of this offering. The Warrant Entities or their respective permitted transferees have the option to exercise the private placement warrants on a cashless basis.

Transfer restrictions on private placement warrants

The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except as described under the section of this prospectus entitled “Principal Stockholders—Transfers of Founder Shares and Private Placement Warrants”).

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Proceeds to be held in trust account

Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. Of the net proceeds we will receive from this offering and the sale of the private placement warrants described in this prospectus, $250,000,000, or $287,500,000 if the underwriters’ over-allotment option is exercised in full ($10.00 per unit in either case), will be deposited into a segregated trust account located in the United States at JP Morgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company acting as trustee, after deducting $1,500,000 in underwriting discounts and commissions payable upon the closing of this offering (or $1,725,000 if the underwriters’ over-allotment option is exercised in full) and an aggregate of $4,400,000 to pay fees and expenses in connection with the closing of this offering and for working capital following the closing of this offering. The proceeds to be placed in the trust account include $8,750,000 (or up to $10,062,500 if the underwriters’ over-allotment option is exercised in full) in deferred underwriting commissions. The funds in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act and that invest only in direct U.S. government obligations.

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, the proceeds from this offering and the sale of the private placement warrants will not be released from the trust account until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we are unable to complete our initial business combination within 18 months (or up to 24 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering, subject to applicable law, or (iii) the redemption of our public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation to (A) modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we have not consummated an initial business combination within 18 months (or up to 24 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering or (B) with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.

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Anticipated expenses and funding sources

Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except the withdrawals of interest to pay our taxes. The funds in the trust account will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act and that invest only in direct U.S. government obligations. Based upon current interest rates, we expect the trust account to generate approximately $100,000 of interest annually (assuming an interest rate of 0.04% per year); however, we can provide no assurances regarding this amount. Unless and until we complete our initial business combination, we may pay our expenses only from such interest withdrawn from the trust account and any loans or additional investments from our initial stockholders or any of their respective affiliates or other third parties, although they are under no obligation or other duty to loan funds to, or invest in, us, and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination. If we complete our initial business combination, we expect to repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of all loans made to us by our initial stockholders or our officers and directors may be convertible into warrants at a price of $1.00 per warrant at the option of the lender at the time of the business combination. The warrants would be identical to the private placement warrants issued to the Warrant Entities.

Conditions to completing our initial business combination

There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account). Our board of directors will make the determination as to the fair market value of our initial business combination. If our board of directors is not able to independently determine the fair market value of our initial business combination (including with the assistance of financial advisors), we will obtain an opinion from an independent investment banking firm which is a member of FINRA or a valuation or appraisal firm. While we consider it likely that our board of directors will be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of the target’s assets or prospects. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors. We will complete our initial business combination only if the post-transaction company in which our public stockholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or is otherwise not required to register as an investment company under

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the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to our initial business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders, immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination.

If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of the 80% of net assets test described above; provided that in the event that the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the transactions together as our initial business combination for purposes of seeking stockholder approval or conducting a tender offer, as applicable.

Permitted purchases of public shares and public warrants by our affiliates

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our initial stockholders or any of their respective affiliates may purchase public shares or public warrants or a combination thereof in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation or other duty to do so. Please see “Proposed Business—Permitted purchases of our securities” for a description of how such persons will determine from which stockholders to seek to acquire securities. There is no limit on the number of shares or warrants such persons may purchase, or any restriction on the price that they may pay. Any such price per share may be different than the amount per share a public stockholder would receive if it elected to redeem its shares in connection with our initial business combination. However, such persons have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In the event that any person determines to make any such purchases at the time of a stockholder vote relating to our initial business combination, such purchases could have the effect of influencing the vote necessary to approve such transaction. None of the funds in the trust account will be used to purchase public shares or public warrants in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. In addition, pursuant to the terms of the forward purchase agreement, Avenue may purchase, in its sole discretion, forward purchase securities in a private placement to occur substantially concurrently with the consummation of our initial business combination.

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Prior to the consummation of this offering, we will adopt an insider trading policy which will require insiders to:

(1)    refrain from purchasing securities when they are in possession of any material non-public information; and

(2)     to clear all trades with our compliance personnel or legal counsel prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.

We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Our initial stockholders will be restricted from making purchases if such purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

We expect that any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. None of the funds held in the trust account will be used to purchase shares or public warrants in such transactions prior to completion of our initial business combination. Please see “Proposed Business—Permitted purchases of our securities” for a description of how our initial stockholders or any of their respective affiliates will select which stockholders to purchase securities from in any private transaction.

The purpose of any such purchases of shares could be to vote such shares in favor of the initial business combination and thereby increase the likelihood of obtaining stockholder approval of the initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our shares of Class A common stock or warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

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Redemption rights for public stockholders in connection with our initial business combination

We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares in connection with our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations described in this prospectus. The amount in the trust account is initially anticipated to be $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption right will include the requirement that any beneficial owner on whose behalf a redemption right is being exercised must identify itself in order to validly redeem its shares. Each public stockholder may elect to redeem its public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants or rights. Our initial stockholders have each entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination.

Manner of conducting redemptions

We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either: (1) in connection with a stockholder meeting called to approve the business combination; or (2) by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under applicable law or stock exchange listing requirement. Asset acquisitions and stock purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our amended and restated certificate of incorporation would typically require stockholder approval. We currently intend to conduct redemptions pursuant to a stockholder vote unless stockholder approval is not required by applicable law or stock exchange listing requirement and we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other reasons.

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If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other reasons, we will, pursuant to our amended and restated certificate of incorporation:

•   conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•   file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of our Class A common stock in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than the number of public shares we are permitted to redeem. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirement, or we decide to obtain stockholder approval for business or other reasons, we will:

•   conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•   file proxy materials with the SEC.

We expect that a final proxy statement would be mailed to public stockholders at least ten days prior to the stockholder vote. However, we expect that a draft proxy statement would be made available to such stockholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation.

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If we seek stockholder approval, unless otherwise required by applicable law, regulation or stock exchange rules, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing one-third of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. Our initial stockholders will count towards this quorum and have agreed to vote any founder shares and any public shares held by them in favor of our initial business combination. We expect that at the time of any stockholder vote relating to our initial business combination, our initial stockholders or their permitted transferees will own at least 20% of our outstanding shares of common stock entitled to vote thereon. Our initial stockholders have agreed (and their permitted transferees will agree) will agree to vote any founder shares and any public shares held by them in favor of our initial business combination. Assuming that only one-third of our issued and outstanding shares, representing a quorum under our amended and restated certificate of incorporation, are voted, we will not need any public shares in addition to our founder shares to be voted in favor of an initial business combination in order to have an initial business combination approved. These quorum and voting thresholds and agreements may make it more likely that we will consummate our initial business combination. Each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction or whether they were a stockholder on the record date for the stockholder meeting held to approve the proposed transaction.

Our amended and restated certificate of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (1) cash consideration to be paid to the target or its owners; (2) cash to be transferred to the target for working capital or other general corporate purposes; or (3) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all shares of common stock submitted for redemption will be returned to the holders thereof.

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Tendering share certificates in connection with a tender offer or redemption rights

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, rather than simply voting against the initial business combination. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements, which will include the requirement that any beneficial owner on whose behalf a redemption right is being exercised must identify itself in order to validly redeem its shares.

Limitation on redemption rights of stockholders holding more than 15% of the shares sold in this offering if we hold a stockholder vote

Notwithstanding the foregoing redemption rights, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage stockholders from accumulating large blocks of shares and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us or our affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including all shares held by those stockholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.

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Redemption rights in connection with proposed amendments to our certificate of incorporation

Our amended and restated certificate of incorporation will provide that any of its provisions related to pre-business combination activity (including the requirement to fund the trust account and not release such amounts except in specified circumstances and to provide redemption rights to public stockholders as described in this prospectus) may be amended if approved by holders of at least 65% of our common stock, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our common stock. In all other instances (other than the election of directors), our amended and restated certificate of incorporation will provide that it may be amended by holders of a majority of our common stock entitled to vote thereon, subject to applicable provisions of the Delaware General Corporation Law, or DGCL, or applicable stock exchange rules.

Prior to an initial business combination, we may not issue additional securities that can vote on amendments to our amended and restated certificate of incorporation or on our initial business combination or that would entitle holders thereof to receive funds from the trust account. Our initial stockholders, who will beneficially own 20% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering), may participate in any vote to amend our amended and restated certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they may choose. Our initial stockholders have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window, unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares. Our initial stockholders have each entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination. Any permitted transferees would be subject to the same restrictions and other agreements of our initial stockholders with respect to any founder shares.

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Release of funds in trust account on closing of our initial business combination

At the time of our initial business combination, the funds held in the trust account will be used to pay amounts due to any public stockholders who exercise their redemption rights as described above under “Proposed Business—Redemption rights for public stockholders in connection with our initial business combination” to pay the underwriters their deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemption of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination

Our amended and restated certificate of incorporation provides that we will have only the completion window to complete our initial business combination. If we are unable to complete our initial business combination within 18 months (or up to 24 months if we were to exercise the two three-month extensions as described herein) from the closing of this offering or during any Extension Period, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less taxes payable and up to $100,000 to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants or our rights, which will both expire worthless if we fail to complete our initial business combination within such completion window.

Our initial stockholders have each entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within the completion window. However, if any of our initial stockholders or any of their respective affiliates acquires public shares after this offering, it or they, as applicable, will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the completion window. The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not complete our initial business combination and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

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Our initial stockholders have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation to modify the substance or timing of our obligation to provide for the redemption of our public shares in connection with an initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less taxes payable), divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination.

Limited payments to insiders

There will be no finder’s fees, reimbursement, consulting fee, monies in respect of any payment of a loan or other compensation paid by us to our initial stockholders or our or any of their respective affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination (regardless of the type of transaction that it is). However, the following payments may be made to our initial stockholders or our or their affiliates, and, if made prior to our initial business combination will be made from funds held outside the trust account:

•   at the closing of our initial business combination, a customary financial advisory fee to Guggenheim Securities, or another affiliate of Metric, in an amount that constitutes a market standard financial advisory fee for comparable transactions;

•   reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination;

•   payment of up to $100,000 per quarter, subject to a $400,000 cap, to Guggenheim Securities in consideration of Guggenheim Securities seconding one of its employees to us; and

•   repayment of loans which may be made by our initial stockholders to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such loans may be convertible into warrants of the post-business combination entity at a price of $1.00 per warrant at the option of the lender.

Our audit committee will review on a quarterly basis all payments that were made by us to our initial stockholders or our or any of their respective affiliates.

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Audit committee

Prior to the effectiveness of this registration statement, we will have established and will maintain an audit committee to, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. Please see “Management—Committees of the Board of Directors—Audit Committee” for additional information.

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Use of Proceeds

This prospectus is delivered in connection with the offer and sale of our units by Guggenheim Securities, LLC in certain market making transactions. We will not receive any of the proceeds from these transactions.

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Plan of Distribution

This prospectus has been prepared for use by Guggenheim Securities, LLC in connection with offers and sales of our units in certain market making transactions effected from time to time for 30 days following the date of the initial public offering prospectus. Guggenheim Securities, LLC may act as principals in these transactions. These sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. We will not receive any of the proceeds of these transactions.

Upon the consummation of the offering, including the sale of our shares of Class A common stock included in the units, the Warrant Entities have committed to purchase from us an aggregate of 5,900,000 private placement warrants (or 6,125,000 warrants if the underwriters’ over-allotment option is exercised in full), at $1.00 per private placement warrant (for a total purchase price of $5,900,000, or $6,125,000 if the underwriters’ over-allotment option is exercised in full), with each private placement warrant exercisable for one share of common stock at a price of $11.50 per share.

We agreed to file a “market making” prospectus in order to allow Guggenheim Securities, LLC to engage in market making activities for our units for 30 days following the date of the initial public offering prospectus. Guggenheim Securities, LLC acted as an underwriter in our recently completed initial public offering of securities. Purchases and sales in the open market by Guggenheim Securities, LLC may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option and stabilizing purchases, in accordance with Regulation M under the Exchange Act. Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We have been advised by Guggenheim Securities, LLC that, following our initial public offering, they currently intend to engage in market making transactions for our units as permitted by applicable laws and regulations. However, Guggenheim Securities, LLC is not obligated to do so may discontinue its market making activities at any time without notice. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. Accordingly, no assurance can be given as to the liquidity of the trading market for our units, that you will be able to sell any of our units held by you at a particular time or that the prices that you receive when you sell will be favorable. See “Risk Factors—There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.”

We have agreed to indemnify Guggenheim Securities, LLC in our initial public offering against certain liabilities, including liabilities under the Securities Act, or to contribute to payments Guggenheim Securities, LLC may be required to make because of any of those liabilities.

We are not under any contractual obligation to engage the underwriters to provide any services for us after this offering and have no present intent to do so but we may do so at our discretion. However, the underwriters may introduce us to potential target businesses, provide financial advisory services to us in connection with a business combination or assist us in raising additional capital in the future, including by acting as a placement agent in a private offering or underwriting or arranging debt financing. If the underwriters provides services to us after this offering, we may pay the underwriters fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriters and no fees for such services will be paid to the underwriters prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination. Any fees we may pay the underwriters or their affiliates for services rendered to us after this offering may be contingent on the completion of a business combination and may include non-cash compensation. The underwriters or their affiliates that provide these services to us may have a potential conflict of interest given that such underwriters may be entitled to the deferred portion of its underwriting compensation for this offering only if an initial business combination is completed within the specified timeframe.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their

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respective affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expense reimbursements.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Until            , 2022 (25 days after the date of this prospectus), all dealers that buy, sell or trade our shares of Class A common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Legal fees and expenses	$950,000
Printing and engraving expenses	50,000
Accounting fees and expenses	140,000
SEC/FINRA Expenses	70,000
Directors and officers insurance premiums(1)	1,500,000
Nasdaq listing and filing fees	90,000
Miscellaneous expenses	25,000
Total	$2,825,000

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(1)      This amount represents the approximate amount of annual director and officer liability insurance premiums the registrant anticipates paying following the completion of its initial public offering and until it completes a business combination.

Item 14.    Indemnification of Directors and officers.

Our amended and restated certificate of incorporation will provide that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (“DGCL”). Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145.    Indemnification of officers, directors, employees and agents; insurance.

(a)     A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)    A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)     To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)    Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)     Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)     The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)    A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)    For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)     For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)     The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)    The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

In connection with this registration statement, we have undertaken that insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. See Item 17 “Undertakings.”

In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation will provide that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our amended and restated certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

Our amended and restated certificate of incorporation will also provide that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification which will be conferred by our amended and restated certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition; provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated certificate of incorporation may have or hereafter acquire under law, our amended and restated certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our amended and restated certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our amended and restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by applicable law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our amended and restated certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated certificate of incorporation.

Our bylaws, which we intend to adopt immediately prior to the closing of this offering, include the provisions relating to advancement of expenses and indemnification rights consistent with those which will be set forth in our amended and restated certificate of incorporation. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by applicable law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We will enter into indemnification agreements with each of our officers and directors a form of which is to be filed as an exhibit to this registration statement. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Pursuant to the Underwriting Agreement to be filed as Exhibit 1.1 to this registration statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.    Recent Sales of Unregistered Securities.

Prior to the date of this offering, affiliates of Guggenheim Securities executed certain organizational restructuring documents, including those pertaining to (i) the formation of Metric, an indirect wholly owned subsidiary of Guggenheim Capital, LLC and an affiliate of Guggenheim Securities, LLC, on May 5, 2021, (ii) the contribution of all of the outstanding limited liability company interests of GPH Funding I, LLC, a Delaware limited liability company (“GPHF I”) to Metric, (iii) the conversion of GPHF I from a Delaware limited liability company to a Delaware corporation in 2021, (iv) simultaneously with such conversion, the conversion of Metric’s limited liability company interests in GPHF I into 5,657,206 shares of the company’s Class B common stock, and (v) the change of name of GPHF I to the name of the company (“Silver Sustainable Solutions Corp.”).

On July 29, 2021 Michael W. Allman and Arun Majumdar purchased an aggregate of 1,406,294 founder shares (up to 186,544 of which were subject to forfeiture depending on the extent to which the underwriters’ option to purchase additional units is exercised) from the company for an aggregate purchase price of $328.94. On February 2, 2022, Metric, Mr. Allman and Dr. Majumdar entered into that certain Contribution Agreement with the company, pursuant to which (i) Mr. Allman and Dr. Majumdar each forfeited 178 founder shares to the company and (ii) Metric forfeited 29,644 founder shares to the company. Following the execution of the Contribution Agreement, Mr. Allman and Mr. Majumdar each own 702,969 founder shares, or an aggregate of 1,405,938 founder shares, with an aggregate of 192,188 founder shares subject to forfeiture. Also, each of the independent directors purchased 30,000 founder shares from the company for an aggregate purchase price of $35.210, and Katherine Hamilton, Matt Maloney, Sarah Kearney, and Mike Garland, each of whom serve on our advisory board, purchased 1,000 founder shares from the company for an aggregate purchase price of $0.92. The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of the outstanding shares of common stock upon completion of this offering. If we increase or decrease the size of this offering, we will effect a stock dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of this offering in such amount as to maintain the ownership of founder shares by our initial stockholders prior to this offering at 20% of our issued and outstanding shares of our common stock upon the consummation of this offering. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

We have entered into a forward purchase agreement, pursuant to which Avenue has the option to purchase up to 5,000,000 shares of our Class A common stock plus up to 2,500,000 forward purchase warrants, exercisable to purchase one share of our Class A common stock at $11.50 per share, for an aggregate purchase price of up to $50,000,000, or $10.00 for one share of our Class A common stock and one-half of one warrant. The purchase of the forward purchase shares and forward purchase warrants is expected to take place, if at all, in a private placement to occur substantially concurrently with the closing of our initial business combination. Pursuant to the forward purchase agreement, we must deliver to Avenue, prior to the execution of a definitive agreement with respect to an initial business combination, a written summary of the material terms of, and other readily available information relating to, such business combination, including information about the target company in such business combination. Upon receiving such information, Avenue will determine, in its sole discretion, whether it wishes to consummate the purchase of the forward purchase securities pursuant to the forward purchase agreement. Subject to certain conditions set forth in the forward purchase agreement, Avenue may transfer the rights and obligations under the forward purchase agreement, in whole or in part, to the forward transferees; provided that upon such transfer, the forward transferees assume the rights and obligations of Avenue under the forward purchase agreement.

The proceeds from the sale of the forward purchase securities will not be deposited into our trust account. The proceeds from the sale of the forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, for expenses in connection with our initial business combination or for working capital in the post-transaction company.

The terms of the forward purchase shares are identical to the terms of our Class A common stock being issued in this offering, except that the forward purchase shares will have no redemption rights in connection with our initial business combination and will have no right to liquidating distributions from our trust account if we fail to complete our initial business combination within the prescribed time frame. The terms of the forward purchase warrants are identical to the terms of the private placement warrants. In addition, as long as the forward purchase securities are held by Avenue or the forward transferees, they will have certain registration rights.

In addition, Metric Finance Holdings III, LLC, and SSSC Warrant Holdings, LLC have subscribed to purchase from us an aggregate of 5,900,000 private placement warrants (or 6,125,000 warrants if the underwriters’ over-allotment option is exercised in full) at $1.00 per warrant (for an aggregate purchase price of $5,900,000 or $6,125,000 if the underwriters’ over-allotment option is exercised in full). This purchase will take place on a private placement basis simultaneously with the completion of our initial public offering. Any such issuances will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. Both Metric Finance Holdings III, LLC and SSSC Warrant Holdings, LLC are accredited investors for purposes of Rule 501 of Regulation D.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16.    Exhibits and Financial Statement Schedules.

(a)     Exhibits. The following exhibits are being filed herewith:

Exhibit	Description
1.1	Form of Underwriting Agreement.*
3.1	Certificate of Incorporation.
3.2	Form of Amended and Restated Certificate of Incorporation.*
3.3	Bylaws.
4.1	Form of Specimen Unit Certificate.*
4.2	Form of Specimen Class A Common Stock Certificate.*
4.3	Form of Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
4.5	Form of Specimen Rights Certificate.*
4.6	Form of Rights Agreement between Continental Stock Transfer & Trust Company and the Registrant.
4.7	Stockholders’ Agreement by and between the Registrant, Metric Finance Holding III, LLC, Jonathan Silver, Michael Allman, Arun Majumdar.*
5.1	Opinion of White & Case LLP.*
10.1	Promissory Note issued to Metric Finance Holding III, LLC.
10.2	Promissory Note (Secondment) issued to Metric Finance Holding III, LLC.
10.3	Secondment Agreement by and between the Registrant and Guggenheim Securities, LLC.
10.4	Form of Letter Agreement among the Registrant, Metric Finance Holding III, LLC and each of the executive officers and directors of the Registrant.*
10.5	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.6	Form of Registration Rights Agreement between the Registrant and the Holders signatory thereto.*
10.7	Securities Subscription Agreement between the Registrant and Michael W. Allman.
10.8	Securities Subscription Agreement between the Registrant and Arun Majumdar.
10.9	Securities Subscription Agreement between the Registrant and Ron Gonen.
10.10	Securities Subscription Agreement between the Registrant and John Larkin.
10.11	Securities Subscription Agreement between the Registrant and Paula Rosput Reynolds
10.12	Securities Subscription Agreement between the Registrant and Ray Rothrock.
10.13	Securities Subscription Agreement between the Registrant and M. Rhem Wooten Jr.
10.14	Forward Purchase Agreement between the Registrant and Avenue Sustainable Solutions Fund, L.P.
10.15	Form of Private Placement Warrants Purchase Agreement between the Registrant, Metric Finance Holdings III, LLC and SSSC Warrant Holdings, LLC.*
10.16	Contribution Agreement between the Registrant, Metric Finance Holdings III, LLC, Michael W. Allman and Arun Majumdar.
10.17	Form of Indemnity Agreement.*
23.1	Consent of BDO USA LLP.
23.2	Consent of White & Case LLP (included in Exhibit 5.1).*
24	Power of Attorney (included in the signature page of this Registration Statement).
99.1	Form of Audit Committee Charter.
99.2	Form of Compensation Committee Charter.
99.3	Consent of Ron Gonen.
99.4	Consent of John Larkin.
99.5	Consent of Paula Rosput Reynolds.
99.6	Consent of Ray Rothrock.
99.7	Consent of M. Rhem Wooten Jr.
107	Filing Fee Table.

____________

*        To be filed by amendment.

(b)    Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17.    Undertakings.

(a)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b)    (1)    The undersigned registrant hereby undertakes that:

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    For the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)    For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, D.C. on the 16th day of February, 2022.

SILVER SUSTAINABLE SOLUTIONS CORP.
By:	/s/ Jonathan M. Silver
Name: Jonathan M. Silver
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Jonathan M. Silver and Michael W. Allman, each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 (including all pre-effective and post-effective amendments and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jonathan M. Silver	Chief Executive Officer and Chairman (Principal Executive Officer)	February 16, 2022
Jonathan M. Silver
/s/ Michael W. Allman	Chief Financial Officer and Director (Principal Accounting Officer and Financial Officer)	February 16, 2022
Michael W. Allman
/s/ Dr. Arun Majumdar	Chief Technology Officer and Director	February 16, 2022
Dr. Arun Majumdar